                                                                  EXHIBIT (c)(2)


                  AMENDED AND RESTATED SHARE PURCHASE AGREEMENT



                                      among



                               PHONETEL III, INC.,


                           PAYPHONES OF AMERICA, INC.


                                       and


                             ALL OF THE SHAREHOLDERS
                                       of
                           PAYPHONES OF AMERICA, INC.







                                 August 1, 1996

                                TABLE OF CONTENTS

                                                                        PAGE


ARTICLE I - PURCHASE AND SALE OF THE SHARES;
         THE CLOSING.....................................................  2
         1.1  Purchase and Sale..........................................  2
         1.2  Purchase Price.............................................  2
         1.3  Consideration..............................................  4
         1.4  The Closing; Closing Payment...............................  5
         1.5  Consideration Adjustments..................................  6
         1.6  Deliveries by the Sellers..................................  9
         1.7  Deliveries by the Buyer.................................... 11
         1.8  Escrow Agreements.......................................... 12
         1.9  Payment of Liabilities..................................... 12

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF EACH
         SELLER.......................................................... 13
         2.1  Authorization; Binding Obligation.......................... 13
         2.2  Title to the Shares........................................ 14
         2.3  Consents and Approvals; No Violation....................... 14
         2.4  Brokers.................................................... 15

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF POA
         AND SELLERS..................................................... 16
         3.1  Organization and Standing; Subsidiaries.................... 16
         3.2  Organizational Documents and Corporate
              Records.................................................... 17
         3.3  Authorization.............................................. 18
         3.4  POA Capitalization......................................... 18
         3.5  Consents and Approvals; No Violation....................... 19
         3.6  Financial Statements....................................... 20
         3.7  Absence of Undisclosed Liabilities......................... 22
         3.8  Accounts Receivable........................................ 23
         3.9  Equipment.................................................. 23
         3.10  Absence of Certain Changes or Events...................... 24
         3.11  Properties and Assets..................................... 27
         3.12  Contracts................................................. 27
         3.13  Compliance with Laws and Permits.......................... 28
         3.14  Litigation and Arbitration................................ 29
         3.15  Employee Matters.......................................... 30
         3.16  Labor Relations........................................... 31
         3.17  Taxes..................................................... 31
         3.18  Intellectual Property..................................... 33
         3.19  Environmental Matters..................................... 34
         3.20  Insurance................................................. 34


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         3.21  Customers and Suppliers................................... 35
         3.22  Warranties; Returns and Cancellations..................... 36
         3.23  Affiliate Transactions.................................... 37
         3.24  Brokers................................................... 37
         3.25  Disclosure................................................ 37
         3.26  Prior Acquisitions........................................ 38
         3.27  POA Phones................................................ 38
         3.28  Consents; Waivers; Assignments; Permits................... 38
         3.29  Consents and Approvals; No Violation...................... 39

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE
         BUYER........................................................... 40
         4.1  Organization and Standing.................................. 40
         4.2  Authorization; Binding Obligation.......................... 40
         4.3  Brokers.................................................... 41

ARTICLE V - ADDITIONAL COVENANTS......................................... 41
         5.1  Conduct of Business of the Seller.......................... 41
         5.2  Further Assurances; Cooperation............................ 45
         5.3  Notification of Certain Matters............................ 45
         5.4  Confidentiality............................................ 46
         5.5  Publicity.................................................. 47
         5.6  Expenses................................................... 47
         5.7  Forwarding of Payments Received............................ 48
         5.8  Transfer of Telephones..................................... 48
         5.9  Transfer and Similar Taxes; Tax Returns.................... 48
         5.10 Delivery of Financial Statement............................ 50

ARTICLE VI - CONDITIONS TO CLOSING....................................... 51
         6.1  Conditions Precedent to Obligations
              of the Buyer............................................... 51
         6.2  Conditions Precedent to Obligations
              of the Seller.............................................. 53

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WAR-
         RANTIES; INDEMNIFICATION........................................ 54
         7.1  Survival of Representations and
              Warranties................................................. 54
         7.2  Statements as Representations.............................. 55
         7.3  Indemnification by the Sellers............................. 55
         7.4  Indemnification by the Buyer............................... 57
         7.5  Tax Indemnification Event.................................. 58
         7.6  Limitations on Indemnification............................. 62
         7.7  Indemnification Procedures................................. 62
         7.8  Remedies................................................... 66




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ARTICLE VIII - MISCELLANEOUS............................................. 66
         8.1  Parties in Interest; No Third Party
                      Beneficiaries...................................... 66
         8.2  Exhibits and Disclosure Schedule........................... 67
         8.3  Entire Agreement........................................... 67
         8.4  Waiver of Compliance....................................... 67
         8.5  Validity................................................... 68
         8.6  Counterparts............................................... 68
         8.7  Headings................................................... 68
         8.8  Governing Law.............................................. 68
         8.9  Termination................................................ 69
         8.10  Notices................................................... 69

ARTICLE IX - Definitions................................................. 70
         9.1  Definitions................................................ 70

Exhibit 1 - Calculation of Purchase Price
Exhibit A - List of Sellers
Exhibit B - Certificate of Non-Foreign Status
Exhibit C - List of Contract Consents
Exhibit D - Harvey Agreement
Exhibit E - Brinkmeier Agreement
Exhibit F - Rojeski Agreement
Exhibit G - Securities Act Certificate
Exhibit H - Registration Rights Agreement
Exhibit I - Liabilities To Be Paid or Assumed At Closing
Exhibit J - Financial Statements
Exhibit K - Security Agreement
Exhibit L - Form of Seller Notes


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



                  AMENDED AND RESTATED SHARE PURCHASE AGREEMENT
                  ---------------------------------------------

                  AMENDED AND RESTATED SHARE PURCHASE AGREEMENT (the "Agreement"), dated as of August 1, 1996, among PhoneTel III, Inc. (the "Buyer"), an Ohio corporation, Payphones of America, Inc., a Tennessee corporation (together with its Subsidiaries, "POA") and all of the shareholders of POA (individually a "Seller," and collectively, the "Sellers"), whose names, addresses and holdings in POA are set forth on Exhibit A hereto.
                  WHEREAS, POA is engaged in the business of owning and operating pay telephones and engaging in the sale, installation and maintenance of pay telephones (the "Business");
                  WHEREAS, the Sellers are the beneficial and record owners of all of the issued and outstanding common shares (the "Shares"), $.01 par value, of POA; and
                  WHEREAS, the Buyer desires to purchase, and the Sellers desire to sell, all of the Shares, upon the terms and subject to the conditions set forth herein;
                  NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                  PURCHASE AND SALE OF THE SHARES; THE CLOSING
                  --------------------------------------------

                    1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions hereof, at the Closing (as defined in Section 1.4 hereof) each of the Sellers will sell, assign, transfer and deliver to the Buyer, and the Buyer will accept and purchase from each of the Sellers, free and clear of all Encumbrances, the Shares. The number and percentage of outstanding Shares being sold by each of the Sellers is set forth opposite such Seller's name on Exhibit A hereto.

                    1.2 PURCHASE PRICE.
                        Upon the terms and subject to the conditions hereof, in reliance upon the representations, warranties, covenants and agreements of the Sellers contained herein, the Buyer will deliver consideration having the following value (the "Purchase Price"):

                    (a) the product of $4,000 and the number of POA Phones as of the Closing Date; plus

                    (b) the product of $1,000 and the number of POA Contract Phones as of the Closing Date; plus

                    (c) the product of $1,000 and the number of POA Managed Phones as of the Closing Date; plus


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



                    (d) the excess of (i) all cash on hand and in the POA Phones as of July 31, 1996 plus all amounts due to POA as of July 31, 1996 from (A) Intellicall Inc., Frontier, NOS, QCC and Teltrust Inc. for operator service calls made on or before July 31, 1996; (B) AT&T and MCI for operator service and/or dial-around calls made on or before July 31, 1996; and (C) interstate, intra-LATA and local dial-around and/or set use fee compensation for all periods through and including July 31, 1996 (but, with respect to clause (A) above, only to the extent such amounts are received by the Company within 75 days after the Closing Date) over (ii) the amount of all site commissions and other accounts payable accrued but not paid as of the Closing Date (including the amount of all telephone bills for all periods through and including July 31, 1996, whenever received). In the event the amount specified in clause (ii) above exceeds the amount in clause (i) above, the Purchase Price shall be decreased by the amount of such excess; minus

                    (e) the Permit Shortfall; and, minus

                    (f) all Liabilities paid or assumed by Buyer or by Berthel-Fisher at the Closing pursuant to Section 1.8 hereof.


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



                    1.3 CONSIDERATION. The Purchase Price shall be paid in the form of cash (wire transferred to the accounts of Sellers designated in writing to Buyer not later than two business days prior to the Closing), certificates representing Buyer Shares, valued at $4.50 per Buyer Share, and promissory notes in the form attached as Exhibit L hereto ("Buyer Notes") as follows:

                         (a) Cash in an amount equal to the sum of $200,000;

                         (b) Buyer Notes and Buyer Shares having an aggregate
value representing the balance of the Purchase Price, as specified in Exhibit 1 hereto.

                    1.4 THE CLOSING; CLOSING PAYMENT. (a) Upon the terms and subject to the conditions contained in this Agreement, the Closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York simultaneously with the execution hereof (the "Closing Date") and simultaneously with the execution of the other agreements, documents, instruments and writings executed and delivered pursuant hereto or in connection herewith (collectively, the "Other Documents"). At the Closing, the actions described in Sec-tions 1.6, 1.7 and 1.8 hereof shall take place. All such actions shall be deemed to have occurred simultaneously.

                        (b) Attached hereto as Exhibit 1 is Sellers' good faith estimate of the Purchase Price as of the Closing Date, including all the detail required by Section 1.2 hereof.

                        (c) At the Closing, Buyer shall pay to Sellers, Pro Rata, an amount equal to the Consideration (using the good faith estimates delivered pursuant to paragraph (b) above); provided that the stock certificates to be issued pursuant to Section 1.3(a) shall be delivered as soon as practicable after the Closing.

                    1.5 CONSIDERATION ADJUSTMENTS. As soon as practicable after the Closing Date (but in any event not more than 90 days after the Closing
Date), the Buyer shall cause to be prepared and delivered to Sellers a schedule (the "Adjustment Schedule") which shows, as of the Closing Date, the calculation of the Purchase Price as provided in Section 1.2.

                              (i) Upon receipt of the Adjustment Schedule,
     Sellers shall have the right during the succeeding 10-day period to examine the Adjustment Schedule and all records used to prepare such Adjustment Schedule. Sellers


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     shall notify Buyer in writing, on or before the last day of the 10-day period, of any good faith objections to the Adjustment Schedule, setting forth a reasonably specific description of such objections and the dollar or other amount, as the case may be, of each objection.

                              (ii) If Sellers in good faith object to the Adjustment Schedule, Sellers and Buyer shall attempt to resolve any such objections within 10 days of Buyer's receipt of such objections. If Buyer and Sellers are unable to resolve the matter within such 10-day period, they shall jointly appoint a mutually acceptable firm of independent certified public accountants (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within five days after the end of such 10-day period. The fees of such independent certified public accountants shall be divided equally between Buyer and the Sellers. Such firm's resolution of the dispute shall be conclusive and binding upon the Sellers and Buyer.


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



                              (iii) The Adjustment Schedule shall be deemed
     complete upon the earlier of (A) the eleventh (11th) day after Buyer's delivery of the Adjustment Schedule to Sellers, unless prior to such day Sellers shall have notified Buyer of a dispute in accordance with paragraph
     (i), and (B) the resolution of all disputes, pursuant to paragraph (ii). Within two business days following completion of the Adjustment Schedule as aforesaid, either

                         (A) Buyer shall pay Sellers, Pro Rata, the amount, if any, by which the Consideration (as adjusted) exceeds the amount paid pursuant to Section 1.3 by increasing the principal amount of the Buyer Notes, with such increased amount being due as part of the final payment of principal hereunder; PROVIDED, that, in the case of an adjustment pursuant to Section 1.2(d), such payment shall be made in cash; or (B) Sellers shall pay to Buyer the amount, if any, by which the amount paid pursuant to Section 1.3 exceeds the Consideration (as adjusted) by forgiving, in the inverse


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



                         order of maturity, such amount due under the Buyer
                         Notes.

                    In either case, the Consideration shall be adjusted in the proportions specified in Section 1.3.

                    1.6 DELIVERIES BY THE SELLERS. At the Closing, the Sellers shall deliver to the Buyer (unless previously delivered) the following:

                        (a) stock certificates representing the Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary transfer tax and other revenue stamps affixed thereto;

                        (b) a receipt for the payments provided for by Section
1.3 hereof;

                        (c) a Certificate of Non-Foreign Status, duly executed by each Seller, in the form attached hereto as Exhibit B;

                        (d) certified resolutions of the Board of Directors of POA approving this Agreement and the Other Documents and the transactions contemplated hereby and thereby;

                        (e) all consents, assignments or waivers required to be obtained in connection with the Contracts, as specified in Exhibit C hereto, in order for the Buyer


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



to assume the operations and conduct the business of Seller without the breaching provisions of any Contract listed on Schedule 3.12 hereto;

                        (f) an executed Consulting and Non-Competition
Agreement between Buyer and Sue Harvey in the form attached hereto as Exhibit D;

                        (g) an executed Consulting and Non-Competition
Agreement between Buyer and William J. Brinkmeier in the form attached hereto as Exhibit E;

                        (h) an executed Consulting and Non-Competition Agreement between Buyer and Stanley Rojeski in the form attached hereto as Exhibit F;

                        (i) a Certificate of Good Standing for POA from the Tennessee Secretary of State;

                        (j) the resignations of all of the officers and directors of POA;

                        (k) the stock books, stock ledgers and minute books of POA (all other records of POA being located on the premises of POA being retained by POA at the Closing);

                        (l) a certificate in substantially the form attached hereto as Exhibit G, duly executed by each Seller, representing to the Buyer certain matters in connection with the Securities Act;

                        (m) all Permits required to be obtained before the Buyer may legally operate POA's Business;

                        (n) A certificate from an officer of POA certifying that all representations and warranties contained in Article III are true and correct in all material respects as of the Closing Date;

                        (o) A certificate from each Seller certifying that all representations and warranties contained in Articles II and III are true and correct in all material respects as of the Closing Date; and

                        (p) an executed Registration Rights Agreement among Buyer and each of the Sellers in the form attached hereto as Exhibit H (the "Registration Rights Agreement").

                    1.7 DELIVERIES BY THE BUYER. At the Closing, the Buyer is delivering (unless previously delivered) the following:

                        (a) To the Sellers, Pro Rata, the Consideration provided for in Section 1.3 hereof;

                        (b) To the Sellers, a certificate evidencing the good standing of the Buyer under the laws of the state of Ohio;

                        (c) To the Sellers, certified resolutions of the Board of Directors of the Buyer and PhoneTel

Technologies, Inc. ("Parent") approving this Agreement and the transactions contemplated hereby;

                        (d) To the Sellers, an executed Registration Rights Agreement;

                        (e) To the Sellers, an executed letter of intent between Buyer and Rauscher Pierce Refsnes, Inc.;

                        (f) To Messrs. Brinkmeier and Rojeski and Ms. Harvey, the executed contracts attached as Exhibits E, F and D, respectively;

                        (g) To the Sellers, an executed Security Agreement in the form attached hereto as Exhibit K; and

                        (h) To the Sellers, the executed Buyer Notes.

                    1.8 PAYMENT OF LIABILITIES. At the Closing, Buyer and Sellers shall pay or cause to be paid, all Liabilities specified in Exhibit 1 hereto to be paid by them, including all principal, interest, penalties and other amounts and all per diem interest due after the Closing Date.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER
                  ---------------------------------------------
Each Seller severally represents and warrants to the Buyer as follows:

                    2.1 AUTHORIZATION; BINDING OBLIGATION. Each of this Agreement and the Other Documents has been duly and validly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the Buyer, constitute a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. Each Seller has the legal capacity and all requisite power and authority to execute and deliver this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby and to perform such Seller's obligations hereun-der and thereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of such Seller. No power of attorney has been granted by such Seller with respect to any matter relating to POA or the Shares, or POA's business, operations or assets.

                    2.2 TITLE TO THE SHARES. Immediately prior to the Closing, each Seller was the record and beneficial owner of, and had good and marketable title to, the number of Shares set forth next to each such Seller's name on Exhibit A hereto, free and clear of all Encumbrances. Such Shares are not subject to any restrictions on transferability other than those imposed by the Secu-rities Act and applicable state securities laws and there are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire Shares from such Seller pursuant to which such Seller may be obligated to sell or transfer any of such Shares. At the Closing, the Buyer is acquiring good and marketable title to such Shares, free and clear of all Encumbrances.

                    2.3 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth on Schedule 2.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, will (a) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by such Seller, except for filings required to transfer rights under the Permits, (b) violate any Law of any Governmental Authority which may be applicable to such Seller, or by which any of such Seller's businesses, properties or assets (including, without limitation, such Seller's Shares) may be bound or affected or (c) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property (including, without limitation, such Seller's Shares)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, Contract, Permit, Order, or other instrument or obligation to which such Seller is a party or by which any of such Seller's businesses, properties or assets (including, without limitation, such Seller's Shares) may be bound or affected.

                    2.4 BROKERS. Neither the Buyer, Sellers nor POA has or will have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the Other Documents, or the transactions contemplated hereby or thereby, by reason of any action taken by or on behalf of such Seller.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF POA AND SELLERS
                -------------------------------------------------

                    POA and the Sellers jointly and severally represent and warrant to the Buyer as follows:

                    3.1 ORGANIZATION AND STANDING; SUBSIDIARIES. POA is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. POA has no subsidiaries except as set forth on Schedule 3.1 attached hereto and made a part hereof. None of the subsidiaries of POA is engaged, or has engaged, in any business. POA has all requisite power and authority, corporate or otherwise, to own, lease and operate the properties and assets it now owns, operates and leases and to carry on its business and operations as currently and heretofore conducted. POA is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which (i) the character or location of the properties and assets POA owns, leases or operates, (ii) the conduct of the POA's businesses and operations as currently and heretofore conducted or (iii) any other circumstance makes such qualification necessary.

                    3.2 ORGANIZATIONAL DOCUMENTS AND CORPORATE RECORDS.

                        (a) Either the Sellers or POA have heretofore delivered to the Buyer complete and correct copies, with all amendments thereto, of the Certificate of Incorporation, Articles of Incorporation and By-laws of POA, as currently in effect. The minute books of POA have been made available to the Buyer for its inspection, and such minute books contain complete and correct records of all meetings, and consents in lieu of a meeting, of POA's Board of Directors (and any committees thereof) and its shareholders since POA's incorporation, and accurately reflect all transactions referred to therein. The stock books and ledgers of POA have been made available to the Buyer for its inspection, and such books and ledgers are complete and correct in all respects.

                        (b) Either the Sellers or POA have made available to the Buyer all accounting, corporate and financial books and records (the "Accounting Books and Records") which relate to POA. Such books and records are true, accurate and complete, have been maintained on a basis consistent with past practice, and fairly reflect the basis for POA's financial condition and results of operations as set forth in the Audited Financial Statements.

                    3.3 AUTHORIZATION. POA has the requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby. All corporate proceedings on the part of Seller which are necessary to execute, deliver and perform this Agreement and the Other

Documents and to consummate the transactions contemplated hereby and thereby have been duly authorized and taken. This Agreement and the Other Documents have been duly and validly executed by POA, and constitute valid and binding obligations of POA, enforceable against POA in accordance with their terms. No power of attorney has been granted and is currently in force by POA with respect to any matter relating to the Business.

                  3.4 POA CAPITALIZATION. The authorized capital stock of POA consists of 10,000,000 Shares, $.01 par value, 2,567,324 of which are issued and outstanding and owned by the Sellers as set forth on Exhibit A hereto. POA has no other class of capital stock authorized or outstanding. None of POA's shares of capital stock has been reserved for any purpose except for 1,000,000 shares reserved for issuance to employees which have not been issued to date and which POA is under no obligation to issue. All of the Shares are duly authorized and validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights. At the Closing, there will be no (i) options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from POA shares of capital stock of any class, (ii) outstanding securities of POA that are convertible into or exchangeable or exercisable for shares of any class of capital stock of POA, (iii) options, warrants or other rights to purchase from POA any such convertible or exchangeable securities, or (iv) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of POA, any options, warrants or rights, pursuant to which, in any of the foregoing cases, POA is or would be subject or bound.

                  3.5 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement and the Other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, nor operation of the Business (consistent with such practice) by POA after the Closing, will (a) conflict with any provision of the Articles of Incorporation or By-laws (or other similar organizational documents) of POA, (b) except as set forth on Schedule 3.5(b) of the Disclosure Schedule, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by POA, (c) violate any Law of any Governmental Authority applicable to POA, or by which any of POA's business, properties or assets may be bound or affected or (d) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, Contract, Permit, Order, or other instrument or obligation to which POA is a party or by which any of POA's business, properties or assets may be bound or affected.

                  3.6 FINANCIAL STATEMENTS. The Sellers are furnishing to the Buyer the audited financial statements of POA as of December 31, 1994 and 1995 and for the years then ended (together with the notes thereto), certified by POA's independent public accountants, and accompanied by their reports thereon (collectively, the "Audited Financial Statements"). The Sellers are furnishing to the Buyer the unaudited pro forma financial statements for POA, LP One and the Berthel Fisher Phones as of March 31, 1996 (together with the notes thereto) (collectively, with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are attached hereto as Exhibit J. The Financial Statements have been prepared from and in accordance with the books and re-cords of POA and LP One in accordance with past practices and GAAP, and, except as noted therein, consistently applied and maintained throughout the periods indicated. The Financial Statements fairly present, in all material respects,
(i) the assets, liabilities and financial condition of POA and LP One (and, in the case of the pro forma financial statements, the Berthel Fisher Phones), as at the date thereof, except as set forth on Schedule 3.6(a) of the Disclosure Schedule, and (ii) the results of operations and cash flows of POA and LP One (and, in the case of the pro forma financial statements, the Berthel Fisher Phones) for the periods then ended. Except as set forth on Schedule 3.6(b) of the Disclosure Schedule, the statements of income and retained earnings and cash flows included in the Financial Statements do not contain any material items of special or nonrecurring income not earned in the ordinary course of business and consistent with applicable industry standards and practice.

                  3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Exhibit I, POA has no Liabilities or obligations arising from or relating to its business and operations of any nature (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due), except for liabilities or obligations incurred since March 31, 1996 in the ordinary course of business and consistent with past practice. Schedule 3.7(b) of the Disclosure Schedule sets forth a true, complete and accurate list of all liabilities or obligations of POA at December 31, 1995 and March 31, 1996 with respect to borrowed money (including accounts payable and accrued expenses), letters of credit, and any notes, bonds or similar instruments or under any capitalized lease of POA. As of the Closing, POA (or Buyer or Berthel-Fisher on behalf of POA) will be entitled to pay and discharge all liabilities set forth in Exhibit I hereto without payment of any premium or penalty.

                  3.8 ACCOUNTS RECEIVABLE. Schedule 3.8 of the Disclosure Schedule sets forth a true, complete and accurate list of all Accounts Receivable generated in connection with POA Phones as of March 31, 1996. All Accounts Receivable reflected in the Financial Statements and all Accounts Receivable acquired or generated since March 31, 1996 by POA (i) arose from bona fide transactions in the ordinary course of business consistent with past practice, (ii) are valid and genuine, (iii) are not subject to any counterclaim or setoff and (iv) are not subject to any Encumbrance (other than Permitted Encumbrances). Except as set forth on Schedule 3.8 of the Disclosure Schedule, as of the Closing Date (i) no Account Receivable has been outstanding for more than 90 days (other than, as to LEC receivables, in the ordinary course of business), (ii) no telephone service operator has refused or threatened to refuse to pay its obligations for any reason and (iii) no Account Receivable debtor is insolvent or is the subject of a bankruptcy petition.

                      3.9  EQUIPMENT.

                           (a)  All Equipment is (or, with respect to the LP
One Phones, the Berthel Fisher Phones and all related Equipment, will be at the Closing) owned by POA free and clear of any Encumbrance except for the Permitted Encumbrances. All Equipment which is reflected in the Financial Statements is valued at the lesser of cost or fair market value. All Equipment disposed of by POA since March 31, 1996 has been disposed of only (i) in the ordinary course of POA's business and (ii) at prices and under terms that are consistent with past practice.

                           (b)  There are no Purchase Money Security Agreements
relating to any item of Equipment.

                            (c) All Equipment is usable, in good working
condition, free of any material defects and suitable for the purposes of its intended and current operational use.

                3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1996, except as specifically contemplated in this Agreement:

                            (i) POA has operated its business in the ordinary course consistent with past practice;

                            (ii) there has not been any material adverse change in the business, results of operations, assets, liabilities, financial condition or (except for matters which apply to United States businesses generally) any material adverse change in the prospects of POA;

                            (iii) POA has not entered into any agreements binding POA, incurred any losses, undertaken any obligations, waived any rights, made any financial commitments, sold, transferred or otherwise encumbered any assets, nor taken any other action which may adversely affect the position of Buyer in the business of POA as heretofore operated;

                            (iv) POA has not made any change in any accounting methods, principles or practices (including, without limitation, changes in depreciation or amortization policies or rates or relating to the establishment of accrual of reserves) since December 31, 1995 or any material election with respect to Taxes;

                            (v) POA has not terminated or amended, breached, or failed to perform in all material respects all of its obligations under, any Material Contract, and no other party thereto has terminated or amended, breached, or failed to perform in all material respects all of its obligations under, any Contract;

                            (vi) POA has not experienced any actual or, to the knowledge of POA, threatened employee disputes, work stoppages or slowdowns or had any material change in its relationship with its employees, salesmen, distributors, or independent contractors;

                            (vii) POA has not failed to replenish its Inventories and supplies in a normal and customary manner consistent with past practice;

                            (viii) POA has not transferred, disposed of, abandoned or permitted to lapse or otherwise failed to preserve any Permit or other form of authorization issued by a Governmental Authority;

                            (ix) POA has not incurred any liabilities or obligations with respect to borrowed money, letters of credit or any notes, bonds or similar instruments under any capitalized lease; and

                            (x) POA has not agreed, whether in writing or otherwise, to take any action described in this Section 3.10.

                3.11 PROPERTIES AND ASSETS. POA has (or, with respect to the Berthel Fisher Phones, the LP One Phones and all related Assets, will at the Closing have) good, valid and marketable title to all Equipment and other assets (whether personal or mixed, tangible or intangible) used in the Business, and such items are subject to no Encumbrance or arrangement for use by any third party, other than the Permitted Encumbrances.

                3.12 CONTRACTS. Schedule 3.12 of the Disclosure Schedule sets forth a complete and correct list of all Material Contracts as of the Closing. Complete and correct copies of all written Contracts including any and all amendments and other modifications thereto have been delivered to or have been made available for inspection by the Buyer. All written Contracts and all oral Material Contracts (x) are valid and binding obligations of POA and the other parties thereto, (y) are in full force and effect and are enforceable as to POA and the other parties thereto, in accordance with their respective terms, and
(z) have not been amended or terminated except in the ordinary course of business consistent with past practice. POA is not in default under, and has not breached in any material respect, any Contract. The aggregate obligation of POA with respect to oral Contracts which do not constitute Material Contracts does not exceed $10,000. To the best of POA's and Sellers' knowledge, no other party to any Contract (i) has breached such Contract or is in default thereunder, (ii) has given notice that it intends to terminate such Contract or (iii) has altered, in any way adverse to POA, its performance under such Contract. No event or condition has occurred (or is alleged by any other party to a Contract to have oc-curred) which, with or without due notice or lapse of time or both, would constitute a breach or event of default on the part of POA, would provide a basis for a valid claim or acceleration under any Contract as against POA or would prevent POA from exercising and obtaining the full benefits of any rights or options contained therein.

                3.13  COMPLIANCE WITH LAWS AND PERMITS.

                       (a) The business and operations of Seller has been conducted and is now being conducted in all material respects in compliance with all Laws and Orders of all Governmental Authorities having jurisdiction over POA and all Permits relating to any of its properties or applicable to its business.

                       (b) POA possesses all Permits necessary to own and operate its property and assets and to conduct their businesses as it is currently conducted. Such Permits are valid, subsisting in full force and effect, and POA has fulfilled its obligations under each of the Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a default or violation under any of the Permits or would permit revocation or termination of any of the Permits. No proceed-ing which might involve the revocation or termination of any such Permits is pending or, to the knowledge of POA or the Sellers, threatened.

                       (c) At or prior to the Closing POA will have made all filings and received all approvals in connection with the Permits, which the failure to obtain would have a material adverse effect on the ability of Buyer to own and operate the property and assets of POA and to conduct the POA Business as it is currently and has heretofore been conducted.

                 3.14  LITIGATION AND ARBITRATION.

                       (a) Except as set forth in Schedule 3.14 of the Disclosure Schedule, there is no pending or threatened claim, action, cause of action, suit, proceeding, inquiry, investigation or Order, against POA or affecting its business, operations or assets (including actions by or before any administrative body, arbitration or mediation panel or Governmental Authority). No Order of any Governmental Authority, arbitrator or mediator is outstanding against POA, its businesses, operations or assets. Neither POA nor the Sellers has any knowledge of any fact or circumstance which could reasonably be expected to result in any other claim, action, cause of action, suit, proceeding, inquiry, investigation or Order against POA or affecting its businesses, operations or assets.

                       (b) No claim, action, suit, proceeding, inquiry or investigation has been instituted which threatens to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement or the Other Documents.

                  3.15 EMPLOYEE MATTERS. POA has no employee plans or agreements in effect. POA has taken no actions which might reasonably be expected to result in any violations of ERISA. The consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or officer of POA or any ERISA Affiliate thereof to severance pay, unemployment compensation or any other payment, except as expressly provided herein. There are no pending, threatened or anticipated claims by or on behalf of any employee of POA.

                  3.16 LABOR RELATIONS. There are no labor issues affecting POA. POA has at all times been in compliance with all applicable Laws in respect of employment and employment practices.

                  3.17  TAXES.

                       (a) POA has duly and timely filed all Tax Returns required to be filed by it on or before the

Closing Date (except for the 1995 federal and state income tax returns, which will be filed on or before August 31, 1996), and all such Tax Returns are, and the 1995 Tax Return will be by October 15, 1996, complete and correct in all material respects.

                       (b) POA has timely paid all Taxes due or claimed to be due from it by any taxing authority.

                       (c) POA has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and has, within the time and within the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be withheld and paid over under all applicable Laws.

                       (d) There are no Encumbrances for Taxes upon any of the POA's assets except for statutory liens for current Taxes not yet due.

                       (e) POA has not requested any extension of time within which to file any Tax Return in respect of any fiscal year which has not since been filed, except in respect of 1995 income taxes. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that has been given by POA.

                       (f) Except as set forth on Schedule 3.17(f) of the Disclosure Schedule, no federal, state, local or foreign audits or other administrative proceedings or court proceedings have been initiated or are presently pending with regard to any Taxes or Tax Returns of POA.

                       (g) POA is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method (nor has any taxing authority proposed in writing to POA any such adjustment or change of accounting method).

                       (h) POA is not a party to, is not bound by, and has no obligation under, any Tax sharing agreement or similar contract or arrangement.

                       (i) No power of attorney has been granted by POA with respect to any matter relating to Taxes which is currently in force.

                       (j) POA has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by POA.

                       (k) POA is not a party to any agreement, contract, or arrangement that will result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                       (l) None of the income recognized for federal, state, local or foreign Income Tax purposes by POA during the period beginning from January 1, 1996 to the date hereof will be derived other than in the ordinary course of business.

                  3.18 INTELLECTUAL PROPERTY. Except as set forth in Schedule 3.18(a) of the Disclosure Schedule, POA owns or has the right to use all Intellectual Property used in or necessary to conduct its business as currently conducted, in each case without the payment of any royalties and, except as set forth on Schedule 3.18(b), POA is the sole and exclusive owner of the name "Payphones of America, Inc.", free and clear of all Encumbrances. The activities and products of POA do not infringe upon the Intellectual Property rights of any other Person. To the knowledge of POA, there are no infringements by third parties of any Intellectual Property owned by POA.

                  3.19 ENVIRONMENTAL MATTERS. POA is and has been in compliance with, and there are no outstanding allegations (for which POA has been provided notice) by any Person that POA is not or has not been in compliance with, all applicable Laws relating to pollution, the preservation of the environment and the discharge or release of hazardous materials into the environment or workplace ("Environmental Laws").

                  POA does not require any environmental permits to conduct its business and operations. POA has not indemnified or agreed to indemnify any other Person for any liability under, or violation of, Environmental Laws.

                  3.20 INSURANCE. Schedule 3.20(a) of the Disclosure Schedule sets forth a complete and correct list as of the Closing of all primary, excess and umbrella policies, bonds and other forms of insurance, and renewals thereof, owned or held by or on behalf of or providing insurance coverage to or for the benefit of POA (copies of which have previously been provided to the Buyer), with the amount of coverage, cost and expiration date set forth next to each policy thus listed. All of such insurance policies are in full force and effect, all premiums currently payable or previously due have been paid, no notice of cancellation or termination has been received with respect to any such policy and no assignment of proceeds or Encumbrance exists with respect to the proceeds of any such policy. Except as and to the extent set forth on Schedule 3.20(b) of the Disclosure Schedule, there are no pending claims against such policies. All such policies will remain in full force and effect upon execution and delivery of this Agreement and the Other Documents and the consummation of the transactions contemplated hereby and thereby.

                  3.21 CUSTOMERS AND SUPPLIERS. No customer of POA was responsible for generating more than 5% of POA's total revenues in the fiscal year ended December 31, 1995 or in the three months ended March 31, 1995.
Schedule 3.21(a) sets forth a complete and correct list of the names of suppliers (other than telephone companies) to whom POA paid more than $25,000 in the fiscal year ended December 31, 1995 and the approximate total purchases by POA from each such supplier during such year. Except as and, to the extent set forth on Schedule 3.21(b) of the Disclosure Schedule, there have been no adverse changes in the relationships between POA and its customers and suppliers since March 31, 1996. Except as set forth in Schedule 3.21(b) of the Disclosure Schedule, POA has not been provided with any notice that any supplier, manufac-turer or customer intends to cease doing business with POA. To the knowledge of POA or the Sellers there are no facts or circumstances (including, without limitation, the transactions contemplated by this Agreement and the Other Documents) that could reasonably be expected to have an adverse affect on POA's relationships with its customers, suppliers and manufacturers.

                  3.22 WARRANTIES; RETURNS AND CANCELLATIONS. Schedule 3.22(a) of the Disclosure Schedule sets forth a complete and correct list of all express warranties with respect to any products or services sold, distributed, serviced or licensed by POA. Except as set forth on Schedule 3.22(b) of the Disclosure Schedule, there are no express or implied warranties outstanding with respect to any products or services sold, distributed, serviced or licensed by POA (other than those imposed by applicable Law).

                  3.23 AFFILIATE TRANSACTIONS. Schedule 3.23 of the Disclosure Schedule sets forth a correct and complete list of all arrangements or transactions (other than salary, bonus and benefits generally available to the employees of POA) between POA and the Sellers or any affiliate or associate of the Sellers, or any business or entity in which the Sellers or any affiliate or associate of any of the Sellers, has any direct or indirect interest (the "Sellers' Affiliates") that involves an obligation or commitment on the part of or for the benefit of POA or such Sellers' Affiliate of more than $5,000 in any calendar year (the "Affiliate Transactions").

                  3.24 BROKERS. Neither the Buyer nor POA has or will have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the Other Documents, or the transactions contemplated hereby or thereby, by reason of any action taken by or on behalf of the Sellers or POA.

                  3.25 DISCLOSURE. Neither the Sellers nor POA has failed to disclose to the Buyer any facts material to POA's business, results of operations, assets, liabilities, financial condition and prospects. No representation or warranty by the Sellers or POA in this Agreement and no statement by the Sellers or POA in any Other Document (including the Disclosure Schedules), contain any untrue statement of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                  3.26 PRIOR ACQUISITIONS. No claims, amounts owed, liabilities, Encumbrances, legal proceedings or any other obligations of any kind are due or were incurred or outstanding in connection with any acquisitions made by POA, except as already recorded on the Financial Statements heretofore delivered to the Buyer.

                  3.27 POA PHONES. There were at least 3100 POA Phones in operation as of the close of business on August 1, 1996. The average life of the location contracts for such POA Phones as of August 1, 1996 was at least 36 months per phone.

                  3.28 CONSENTS; WAIVERS; ASSIGNMENTS; PERMITS. Either POA or the Sellers has obtained and delivered (or will have obtained and delivered prior to the Closing) (i) all Permits or consents to transfer which are required to be obtained before the Buyer may legally operate POA's businesses, except that required by the Public Utilities Commission of the State of Minnesota, which requires a petition jointly filed by Buyer and POA after the Closing Date (the "Minnesota Permit"), (ii) all consents or waivers which would be required in order to not breach any Contracts to which POA is a party and (iii) all consents, waivers, assignments and assumptions pertaining to the Buyer's assumption of POA's debts, a complete listing of which is set forth on Schedule 3.28 of the Disclosure Schedule.

                  3.29 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth on Schedule 3.29 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, will (a) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by POA, (b) violate any Law of any Governmental Authority which may be applicable to POA, or by which any of POA's businesses, properties or assets may be bound or affected or (c) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, Contract, Permit, Order, or other instrument or obligation to which POA is a party or by which any of POA's businesses, properties or assets may be bound or affected.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

                  The Buyer represents and warrants to the Seller as follows:

                  4.1 ORGANIZATION AND STANDING. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Buyer has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business and operations as it is now being conducted.

                   4.2 AUTHORIZATION; BINDING OBLIGATION. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Other Docu- ments and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Other Documents by the Buyer and the consummation of the transactions contemplated hereby and thereby by the Buyer have been duly and validly authorized by the Board of Directors of the Buyer. This Agreement and the Other Documents have been validly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by the Sellers, constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms.

                  4.3 BROKERS. Buyer does not have or will not have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the Other Documents, or the transactions contemplated hereby or thereby, by reason of any action taken by or on behalf of Buyer.

                  4.4 REGISTRATION. Parent is preparing a registration statement with the assistance of Rauscher Pierce Refsnes, Inc. and intends to diligently pursue the registration and sale of the securities intended to be sold pursuant to such registration statement, subject in all respects to the exercise by Parent's management and board of directors of their business judgment and the observance and performance by Parent's management and board of directors of all duties owing to the Parent's shareholders.

                   4.5 RULE 144. Parent is registered under the Securities Exchange Act of 1934 and meets the "current public information" requirement of Rule 144 under the Securities Act of 1933.

                                    ARTICLE V

                              ADDITIONAL COVENANTS
                              --------------------

                   5.1 CONDUCT OF BUSINESS OF THE SELLER. Except as provided in Exhibit K hereto, POA and each of the Sellers agrees that from the date of execution of this Agreement until the Closing (unless otherwise expressly consented to in writing by the Buyer):

                           (a)  POA shall carry on the Business
diligently and substantially in the same manner as heretofore conducted and shall not institute any changes not in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, POA will not, with respect to the Business (i) change the accounting methods, principles or practices of the Business in any material respect, (ii) revalue any of the assets of the Business, (iii) sell, lease, transfer or otherwise dispose of any assets of the Business, except as set forth in Exhibit K hereto or (iv), except as may be required by location contracts previously approved by Buyer, install any telephones which will become POA Phones without the prior written consent of Buyer, which consent will not be unreasonably withheld.

                           (b)  POA shall take such action as may be
necessary (i) to maintain, preserve, renew and keep in full force and effect the Business and its rights, including the Licenses and Permits; and (ii) to maintain all of the assets in good operating condition.

                           (c)  POA shall not take or omit to take
any act, or permit any act or omission to occur, which may cause a breach of any Material Contract, commitment or obligation of POA in connection with the Business or its operations, or any breach of any representation, warranty, covenant or agreement made by POA herein.

                           (d)  POA shall duly comply with (i) all
laws applicable to the Business and its operations the failure to so comply with would have a material adverse effect on the Business and (ii) all laws compliance with which is required for the valid consummation of the transactions contemplated by this Agreement.

                           (e) POA shall not authorize for issuance, issue,
sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of the capital stock of POA or any other securities or equity equivalents, (ii) split, combine or reclassify any shares of such capital stock or (iii) amend the terms of any such securities or agreements outstanding on the date hereof;

                           (f)  POA shall not amend or propose to
amend the certificate of incorporation or by-laws of POA;

                           (g)  POA shall not (i)  incur or assume
any indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities, (ii) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

                           (h)  POA shall not permit any assets of
POA to suffer any lien thereupon other than the Permitted
Encumbrances;

                           (i)  POA shall not enter into, adopt,
amend or terminate any employee benefit plan, increase in any manner the compensation or fringe benefits of any officer or employee or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                           (j)  POA shall not enter into or offer to
enter into any employment or consulting agreement with any person;

                           (k)  POA shall not declare or pay any
dividend or other distribution to its stockholders.

                           (l)  POA shall not (i) enter into, amend
or terminate any Material Contract or (ii) take any action or fail to take any action that, with or without notice or lapse of time, would constitute a default under any Material Contract; or

                           (m)  POA shall not take, or agree in
writing or otherwise to take, any of the foregoing actions or any action which would make any representation or warranty of POA or Sellers contained in this Agreement untrue or incorrect as of the date when made or as of any future date or which could prevent the satisfaction of any condition to Closing set forth in
Article VI hereof.

                      5.2  FURTHER ASSURANCES; COOPERATION.
                           (a)  The parties shall, from time to time
after the Closing, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments, and take such further actions as such other party may reasonably require, to carry out effectively the intent of this Agreement and the Other Documents.
                           (b)  The Sellers shall cooperate with POA
and the Buyer in connection with any claim, action, suit, proceeding, inquiry or investigation with any other Person which relates to the execution and delivery of this Agreement or the Other Documents, or the consummation of the transactions contemplated hereunder and thereunder.

                   5.3 NOTIFICATION OF CERTAIN MATTERS. Each of the parties hereto shall promptly notify the other parties, in the manner provided in
Section 8.10 hereof, of (i) the filing or other initiation of any claim, action, suit, proceeding, inquiry or investigation which relates to the execution and delivery of this Agreement or the Other Documents, or the consummation of the transactions contemplated hereunder or thereunder, (ii) any circumstance or development which could adversely impair or affect its ability to perform its obligations under this Agreement and the Other Documents, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and the Other Documents or (iv) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement and the Other Documents.

                   5.4 CONFIDENTIALITY. POA and the Sellers agree that they will not (and will cause its officers and directors to not) at any time after the Closing, without the prior written consent of the Buyer, disclose or use any information obtained during the negotiation or due diligence process nor any other confidential information (relating to either the Buyer or POA) otherwise obtained except (i) as may be necessary in connection with their Tax filing and reporting obligations and (ii) to the extent required by Law.

                  5.5 PUBLICITY. None of the parties hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other parties, which approval shall not be unreasonably withheld, except as may be required by Law or as necessary to secure financing, in which case the issuing party shall furnish copies to the other parties hereto contemporaneously with such release.

                  5.6  EXPENSES.

                       (a) Except as otherwise specifically provided for herein, each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the Other Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives, except that POA shall pay the fees of its counsel at or prior to the Closing.

                       (b) The Sellers and the Buyer agree that in the event any dispute between them, either occurring under, relating to or in connection with any of the provisions of this Agreement or the Other Documents, is submitted to a Governmental Authority or other appropriate entity, then all costs and expenses of the parties (including reasonable legal fees) shall be paid by the party against whom a determination by such Governmental Authority or entity is made or, in the absence of a determination wholly against one party, as such Governmental Authority or entity shall direct.

                   5.7 FORWARDING OF PAYMENTS RECEIVED. The Sellers shall immediately remit to POA any monies received which should have been directed to POA.

                   5.8 TRANSFER OF TELEPHONES. Prior to the Closing, POA shall acquire the Berthel Fisher Phones, the LP One Phones, and all assets related to the operations thereof.

                   5.9 TRANSFER AND SIMILAR TAXES; TAX RETURNS. (a) Notwithstanding any other provision of this Agreement to the contrary, the Sellers shall assume and promptly pay all sales, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any party incurred in connection with the sale of the Shares by the Sellers to the Buyer (collectively, the "Transfer Taxes"), and the Sellers shall, at their own expense, procure any stock transfer stamps required by, and accurately file all necessary Tax Returns and other documentation with respect to, any Transfer Tax.

                           (b) The Sellers shall prepare or cause to be
prepared, and file or cause to be filed on a timely basis all Tax Returns of the Company with respect to all periods ending on or before the Closing Date, which Tax Returns shall be made available to the Buyer for review two weeks prior to filing such Tax Returns. The Sellers shall pay all Taxes shown to be due and payable thereon.

                           (c)  Buyer shall prepare or cause to be prepared,
and file or cause to be filed on a timely basis all Tax Returns of POA other than those provided for in Section 5.9(b) hereof. Subject to Article VI, Buyer shall cause POA to pay all Taxes shown to be due and payable thereon. In connection with any Tax Return relating to a Straddle Period, no later than ten
(10)

Business Days before such Tax Returns are filed, Buyer shall provide drafts of such Tax Returns to the Sellers for their reasonable review and consent.

                           (d)  The Sellers and the Buyer shall
cooperate, and shall cause their respective officers, employees, agents, auditors and representatives to cooperate, (i) in preparing and filing the Tax Returns and (ii) with respect to any audit or other administrative or court proceedings in connection with any Tax Returns of POA for periods (or any portion thereof) ending on or before the Closing Date, in each case including maintaining and making available to each other all records necessary in connection with Taxes payable with respect to such Tax Returns and in resolving all disputes and audits and refunds with respect to such Tax Returns and Taxes. No election may be made by POA with respect to the Taxes of POA without the Buyer's written consent if such election will adversely affect the Buyer.

                           (e)  POA and the Sellers shall promptly
notify the Buyer of any notices or materials received from any Governmental Authority which relate to the business, operations or filings of POA, and Buyer shall promptly notify Sellers of any notices or materials received from any Governmental Authority which affects Sellers.

                   5.10 DELIVERY OF FINANCIAL STATEMENTS.

                        (a) POA shall continue to prepare financial statements as of the end of April, May, June, and July consistent with its prior practice, and shall deliver such statements to Buyer within one day after such statements have been prepared.

                        (b) Sellers shall cause to be prepared at their own expense, and delivered to Buyer at Closing, audited consolidated financial statements of POA (including the Berthel Fisher Phones) as of December 31, 1995 and for the year then ended, certified by POA's independent public accounts, and accompanied by their reports therein. Buyer shall provide to Sellers and to POA's independent public accountants such access to the books, records and facilities of POA as shall be reasonably necessary for Sellers to satisfy their obligations under this Section 5.11(b).

                                   ARTICLE VI

                              CONDITIONS TO CLOSING
                              ---------------------

                   6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions contemplated hereby is subject to the satisfaction or waiver (subject to applicable law) on or before the Closing of each of the following conditions:

                           (a)  ACCURACY OF REPRESENTATIONS AND
WARRANTIES. Each of the representations and warranties of the Sellers and POA contained in this Agreement, the Disclosure Schedule, or in any Other Document to be executed and delivered by the Sellers or POA on or before the Closing pursuant hereto shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date as though made on and as of such date.

                           (b)  PERFORMANCE OF AGREEMENTS. The Sellers and POA
shall have performed and complied with all of the covenants and agreements contained in this Agreement to be performed or complied with by them at or before the Closing.

                           (c)  ADVERSE PROCEEDINGS.  No claim,
action, suit, investigation or governmental proceeding shall be pending and no Law of any Governmental Authority shall be enacted, rendered or in force, which would render it unlawful, as of the Closing, to effect the transactions contemplated by this Agreement and the Other Documents to be executed and delivered pursuant hereto.

                           (d)  CONSENTS AND APPROVALS.  All neces-
sary consents, approvals or waivers from third parties and Governmental Authorities shall have been received, including, without limitation, all Permits except the Minnesota Permit.

                           (e)  POA shall receive from the lessor of
the POA headquarters (as defined in Exhibit K hereto) a release of all liability in respect of such facility and the lease therefor.

                           (f)  Buyer and Berthel Fisher shall have entered into
an agreement whereby Berthel Fisher shall have agreed to, among other things, to assume and pay, pursuant to Section 1.8 hereof, liabilities of POA in an amount equal to at least the product of $2,500 and the number of POA Phones as of the Closing Date, but not more than an aggregate of $7,750,000.

                       6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (subject to applicable Law) on or before the Closing of each of the following conditions:

                           (a)  ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each
of the representations and warranties of the Buyer contained in this Agreement or in any Other

Document to be executed and delivered by the Buyer on or before the Closing pursuant hereto shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date as though made on and as of such date.

                           (b) PERFORMANCE OF AGREEMENTS. The Buyer shall have
performed and complied with all of the covenants and agreements contained in this Agreement to be performed or complied with by the Buyer at or before the Closing.

                           (c)  ADVERSE PROCEEDINGS.  No claim, action, suit,
investigation or governmental proceeding shall be pending, and no Law of any Governmental Authority shall be enacted, rendered or in force, which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement and the Other Documents to be executed and delivered pursuant hereto.

                                   ARTICLE VII

                         SURVIVAL OF REPRESENTATIONS AND
                         -------------------------------
                           WARRANTIES; INDEMNIFICATION
                           ---------------------------

                       7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Sellers and the Buyer contained herein or made pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of any party hereto until January 31, 1998, except that the representations and warranties contained in Section 3.17 (Taxes) shall survive until 90 days following the expiration of the applicable statute of limitations, giving effect to any extension. Provided that a claim with respect to a breach of representation or warranty is made within the applicable period in accordance with the provisions of Section 7.7 hereof, such claim and any related claims may continue to be asserted beyond such period.

                  7.2 STATEMENTS AS REPRESENTATIONS. All statements contained herein or in any Schedule contained in the Disclosure Schedule or in any Exhibit hereto shall be deemed representations and warranties within the meaning of Sections 7.1, 7.3(i) and 7.4(i) hereof.

                  7.3  INDEMNIFICATION BY THE SELLERS.
                  Subject to the provisions of this Article VII, each Seller shall indemnify, defend and hold harmless the Buyer, any parent, subsidiary or affiliate of the Buyer, and any director, officer, employee, agent or advisor of any of them, or any of their respective successors or assigns (a "Buyer Indemnified Party"), from and against any and all Losses asserted against, resulting to, im-posed upon or incurred by such Buyer Indemnified Party, directly or indirectly, by reason of or resulting from:

                          (i) the breach of or any inaccuracy in any of the representations and warranties of the Sellers or POA contained in or made pursuant to any section of this Agreement, or any facts or circumstances constituting such breach or inaccuracy;

                          (ii) the breach or nonperformance of any covenant or agreement of the Sellers or POA contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach or nonperformance;

                         (iii) any failure by Sellers or POA to comply with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, at or prior to the Closing, including, but not limited to, Losses in respect of the loss of any tax deductions or other favorable tax treatment directly or indirectly attributable to or resulting from such failure;

                         (iv) the transfer of the LP One Phones, the Berthel Fisher Phones and all related assets to POA;

                         (v) all Liabilities of POA assumed by Sellers or VisionComm, Inc. as provided in Exhibit I hereto;

                         (vi) all Liabilities of POA to be paid by Sellers at the Closing, as set forth in Exhibit I hereto;

                         (vii) any and all Tax Liabilities of POA arising out of the asset dispositions described in Exhibit K;

                         (viii) any and all Liabilities arising out of the lawsuit captioned Julie Bitzer v. POA, et al.; and

                         (ix) any and all Liabilities arising out of the case captioned Commonwealth of Virginia v. POA, case no. PUC940049.

                  7.4 INDEMNIFICATION BY THE BUYER. Subject to the provisions of this Article VII, the Buyer shall indemnify, defend and hold harmless the Sellers, any parent, subsidiary or affiliate of the Sellers, and any director, officer, employee, agent or advisor of any of them or any of their respective heirs, successors or assigns (a "Seller Indemnified Party"), from and against any and all Losses asserted against, resulting to, imposed upon or incurred by any Seller Indemnified Party, directly or indirectly, by reason of or resulting from:

                         (i) the breach of or any inaccuracy in any of the representations and warranties of the Buyer contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach or inaccuracy; and

                         (ii) the breach or non-performance of any agreement of the Buyer contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach or nonperformance.

                  7.5  TAX INDEMNIFICATION EVENT.

                       (a) A "Tax Indemnification Event" means any and all Losses asserted against, resulting to, imposed upon or incurred by a Buyer Indemnified Party directly or indirectly, by reason of or resulting from any and all Taxes imposed upon POA or the Sellers (i) with respect to any taxable period (or any portion thereof) ending on or before the Closing Date (such Taxes are hereinafter referred to as "Pre-Closing Taxes" and such periods as "Pre-Closing Periods") and (ii) with respect to any taxable period beginning before the Closing Date and ending after the Closing Date (such Taxes are hereinafter referred to as "Straddle Taxes" and such periods as "Straddle Periods") but only with respect to the portion of such Straddle Period ending on the close of the Closing Date and in the manner provided in paragraph 7.5(d) hereof.
                           (b)  Buyer shall indemnify, defend and hold each of
the Seller Indemnified Parties harmless, at any time after the Closing, from and against any and all Losses, asserted against, resulting to, imposed upon or incurred by any Seller Indemnified Party, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon POA with respect to (i) any taxable period beginning after the Closing Date (such Taxes are hereinafter referred to as "Post-Closing Taxes" and such periods as "Post-Closing Periods") and (ii) any Straddle Taxes for any Straddle Period, but only with respect to the portion of such Straddle Period beginning the day after the Closing Date and in the manner provided for in paragraph 7.5(c) hereof.

                           (c)  For purposes of determining the amount of Taxes
for or which relate to a Straddle Period, the Closing Date shall be treated as the last day of a taxable period, and the portion of any such Tax that is allocable to the taxable period that is so deemed to end on and include the Closing Date: (i) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), shall be deemed equal to the amount which would be payable if the period for which such tax is assessed ended on and included the Closing Date, and (ii) in the cases of Taxes other than Taxes described in clause (i) hereof, shall be computed on a per diem basis.

                           (d)  If a notice of deficiency, proposed
adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim (a "Tax Claim") shall be delivered, sent, commenced, or initiated to or against POA by any taxing authority with respect to Taxes for which any person is entitled to indemnification hereunder, POA shall promptly notify the Sellers in writing of the Tax Claim. If a Tax Claim with respect to Taxes for which any person is entitled to indemnification shall be delivered, sent, commenced or initiated to or against the

Sellers by the relevant taxing authority, the Sellers shall promptly notify Buyer in writing of such Tax Claim.

                    (e) The Sellers may, upon timely notice to Buyer, assume and control the defense of a Tax Claim involving only Pre-Closing Taxes at their own cost and expense and with their own counsel. If the Sellers elect to assume the defense of any such Tax Claim, notwithstanding anything to the contrary contained herein, (i) the Sellers shall consult with Buyer and shall not enter into any settlement with respect to any such Tax Claim without the Buyer's prior written consent if the effect of such settlement would be to increase the liability for Taxes of POA for any Post-Closing Period or Straddle Period; (ii) the Sellers shall keep the Buyer informed of all material developments and events relating to such Tax Claim; and (iii) at its own cost and expense, Buyer shall have the right to participate in (but not to control) the defense of such Tax Claim.

                    (f) In connection with the contest of any Tax Claim that relates to (i) any taxable period ending after the Closing Date (to the extent such periods do not constitute Straddle Periods), (ii) any Straddle Period and
(iii) any Tax Claim that the Sellers have the ability to control but do not timely elect to control pursuant to

Section 7.5(e), such contest shall be controlled by the Buyer, and the Sellers agree to cooperate with the Buyer and its affiliates in pursuing such contest. In connection with any such contest that relates to (ii) or (iii) above, the Buyer shall keep the Sellers informed of all material developments and events relating to such Tax Claim and Sellers, at their own cost and expense, shall have the right to participate in (but not control) the defense of such Tax claim. Nothing contained herein shall be construed as limiting Buyer's right to indemnification under this Article VII.

                      7.6  LIMITATIONS ON INDEMNIFICATION.

                           (a)  The indemnifications in favor of the Buyer
Indemnified Parties contained in Section 7.3 hereof shall not be effective until the aggregate dollar amount of all Losses indemnified against under such Section exceeds $10,000 (the "Sellers' Threshold Amount"), in which case all indemnified Losses shall be paid.

                           (b)  The indemnifications in favor of the Seller
Indemnified Parties contained in Section 7.4 hereof shall not be effective until the aggregate dollar amount of all Losses indemnified against under such Section exceeds $10,000 (the "Buyer's Threshold Amount"), in which case all indemnified Losses shall be paid.

                  7.7  INDEMNIFICATION PROCEDURES.

                       (a) NOTICE. If any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any Buyer Indemnified Party or Seller Indemnified Party in respect of which indemnification may be sought under the provisions of this Agreement, the party seeking indemnification (the "Claiming Party") shall promptly cause written notice of the assertion of any such claim, demand or proceeding of which it has knowledge to be forwarded to the party from whom it is claiming indemnification (the "Indemnitor"). Such notice shall contain a reference to the provisions hereof or of such other agreement, instrument or certificate delivered pursuant hereto, in respect of which such claim is being made, and shall specify, in reasonable detail, the amount of such Loss if determinable at such time. The Claiming Party's failure to give the Indemnitor prompt notice shall not preclude the Claiming Party from seeking indemnification from the Indemnitor unless the Claiming Party's failure has materially prejudiced the Indemnitor's ability to defend the claim, demand or proceeding.

                           (b)  THIRD PARTY CLAIMS.  If the Claiming Party
seeks indemnification from the Indemnitor as a result of a claim or demand being made by a third party (a "Third Party Claim"), the Indemnitor shall have the right to promptly assume the control of the defense of such Third Party Claim, including, at its own expense, employment by it of counsel reasonably satisfactory to the Claiming Party. The Claiming Party may, in its sole discretion and at its own expense, employ counsel to represent it in the defense of the Third Party Claim, and in such event counsel for the Indemnitor shall cooperate with counsel for the Claiming Party in such defense, provided that the Indemnitor shall direct and control the defense of such Third Party Claim or proceeding. Except with the written consent of the Claiming Party, the Indemnitor shall not consent to the entry of any judgment nor enter into any settlement of such Third Party Claim which (i) does not include as an unconditional term thereof the release of the Claiming Party from all liability in respect of such Third Party Claim and (ii) results in the imposition on the Claiming Party of any remedy other than money damages; provided, however, that the Claiming Party shall not unreasonably withhold or delay its consent to the entry of any judgment or any settlement of a Third Party Claim. If the Indemnitor elects not to exercise its rights to assume the defense of the Third Party Claim, or if injunctive relief is sought which would have an adverse effect on the Claiming Party, the Claiming Party may, but shall have no obligation to, defend against such Third Party Claim or legal proceeding in such manner as it may deem appropriate, and the Claiming Party may compromise or settle such Third Party Claim and proceeding without the Indemnitor's consent so long as the Claiming Party acts in a commercially reasonable manner (without regard to the Claiming Party's indemnification rights hereunder).

                    (c) PAYMENT. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom shall have expired, or a settlement shall have been consummated, or the Claiming Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Claiming Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter (in accordance with Section 8.10 hereof) and the Indemnitor shall pay all of the sums so owing to the Claiming Party by wire transfer, certified or bank cashier's check within 10 days after the date of such notice.

                  7.8 REMEDIES. Except for Losses resulting from fraud or violations of the securities laws, the sole and exclusive remedy for any breach of this Agreement shall be pursuant to this Article VII.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

                  8.1 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES.
                  ------------------------------------------------------
                    (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of the Buyer and the Sellers hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyer may assign its rights and obligations hereunder to any Designated Subsidiary, PROVIDED, HOWEVER, that the Buyer shall remain liable for all of its obligations and those of any Designated Subsidiary hereunder, and, from and after the Closing Date, Buyer may assign its rights hereunder to any party providing financing to Buyer.

                           (b)  This Agreement is not intended, nor
shall it be construed, to confer upon any Person except the parties hereto and their heirs, successors and permitted assigns any rights or remedies under or by reason of this Agreement, except for the rights of Buyer Indemnified Parties and Seller Indemnified Parties under Article VII hereof.

                       8.2 EXHIBITS AND DISCLOSURE SCHEDULE. All Exhibits annexed hereto and the Disclosure Schedule referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                       8.3 ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto and the documents, schedules, certificates and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such transactions, including the Agreement dated as of November 15, 1995 which this Agreement amends and restates.

                       8.4 WAIVER OF COMPLIANCE. No amendment, modification, alteration, supplement or waiver of compliance with any obligation, covenant, agreement, provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing executed by all of the parties or in the case of a waiver, the party against whom enforcement of any waiver, is sought. Any waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, provision or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  8.5 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

                  8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  8.7 HEADINGS. The table of contents, article and section headings contained in this Agreement are for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.

                  8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles of such jurisdiction.

                  8.9 TERMINATION. This Agreement may be terminated by either the Buyer or the Sellers if the Closing has not occurred on or prior to August 16, 1996.

                  8.10 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                           (a)  If to the Buyer to:

                                PhoneTel III, Inc.
                                c/o PhoneTel Technologies, Inc.
                                650 Statler Officer Tower
                                1127 Euclid Avenue
                                Cleveland, Ohio  44115
                                Telephone: (216) 241-2555
                                Telecopy:  (216) 241-2574
                                Attention:  Chief Executive Officer

                                Copy to:

                                Skadden, Arps, Slate,
                                   Meagher & Flom
                                919 Third Avenue
                                New York, New York 10022
                                Telephone: (212) 735-3000
                                Telecopy: (212) 735-2000
                                Attention: Stephen M. Banker, Esq.

                           (b)  If to a Seller:

                                Payphones of America, Inc.
                                124 Point West Blvd.
                                St. Charles, MO  63301
                                Telephone:  (314) 939-0550
                                Telecopy:   (314) 947-6488
                                Attention:  William J. Brinkmeier

                                Copy to:

                                Scher & Miller L.L.P.
                                2828 Routh Street
                                Suite 725
                                Dallas, TX  75201
                                Telephone:  (214) 871-0725
                                Telecopy:    (214) 871-0020
                                Attention:  Charles P. Miller, Esq.



or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

                                   ARTICLE IX

                                   DEFINITIONS
                                   -----------

                  9.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNTING BOOKS AND RECORDS" shall have the meaning set forth in Section 3.2(b) hereof.

                  "ACCOUNTS RECEIVABLE" shall mean all of the accounts receivable and notes receivable of Sellers.

                  "AFFILIATE TRANSACTIONS" shall have the meaning set forth in
Section 3.23 hereof.

                  "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.6 hereof.

                  "BERTHEL FISHER" shall mean Berthel Fisher & Company Leasing, Inc., an Iowa corporation.

                  "BERTHEL FISHER PHONES" shall mean the microprocessor based pay telephones owned by Berthel Fisher and operated by Seller.

                  "BUSINESS" shall have the meaning set forth in the preamble hereof.

                  "BUYER" shall mean PhoneTel Technologies, Inc., an Ohio corporation.

                  "BUYER INDEMNIFIED PARTY" shall have the meaning set forth in
Section 7.3(i) hereof.

                  "BUYER SHARES" shall mean shares of the Common Stock, $.01 par value, of the Buyer.

                  "BUYER'S THRESHOLD AMOUNT" shall have the meaning set forth in
Section 7.6(b) hereof.

                  "CLOSING" shall have the meaning set forth in
Section 1.4 hereof.

                  "CLOSING DATE" shall have the meaning set forth in Section 1.4 hereof.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "CONSIDERATION" shall have the meaning set forth in Section 1.3 hereof.

                  "CONTRACTS" shall mean and include all leases, contracts, agreements, licenses, License Agreements, purchase orders, invoices, sales orders, instruments evidencing indebtedness for borrowed money, mortgages or other documents securing any indebtedness for borrowed money, commitments and understandings, written or oral, and all amendments or modifications thereto, to which Seller is a party or by which Seller is bound.

                  "DESIGNATED SUBSIDIARY" shall mean one or more existing or to be formed Subsidiaries of the Buyer desig-nated to carry out all or part of the transactions contemplated by this Agreement and the Other Documents.

                  "DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered in connection herewith.

                  "ENCUMBRANCE" shall mean any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease.

                  "ENVIRONMENTAL LAWS"  has the meaning set forth in Section
3.19 hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA AFFILIATE" shall mean any trade or business, whether or not incorporated, which (within the meaning of Section 4001 of ERISA) would, in conjunction with any Seller, be deemed a "single employer".

                  "EQUIPMENT" shall mean all POA Phones and all other equipment which are owned, leased or otherwise used by POA in the operations of its Business.

                  "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.6 hereof.

                  "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof.

                  "GOVERNMENTAL AUTHORITY" shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision.

                  "INDEMNITOR" shall have the meaning set forth in Section 7.7(a) hereof.

                  "INTELLECTUAL PROPERTY" shall mean (i) all computer software applications (whether licensed or otherwise and whether customized or otherwise), U.S. and foreign patents and patent applications, registered and unregistered copyrights and copyright applications (including copyrights in proprietary computer software and databases), trademarks, service marks, trade dress, logos, trade names and similar business identifiers, including, in each case, all registrations and applica-tions therefor, (ii) all trade secrets, know-how, formulae, processes, inventions (whether patentable or unpatentable) and other technical information and (iii) the goodwill of the business symbolized by any of the foregoing.

                  "INVENTORY" shall mean and include all inventory owned or held by POA and used in the conduct of its Business and operations, including raw materials, components, repair parts, works-in-progress, finished goods and other similar items, whether new or used.

                  "LP ONE" shall mean Payphones of America Limited
Partnership I.

                  "LP ONE PHONES" shall mean the microprocessor based telephones owned by LP One.

                  "LAW" shall mean any law (including common law), rule, regulation, restriction (including zoning), code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

                  "LIABILITIES" shall mean any obligations or liabilities of any nature whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due of POA or its affiliates.

                  "LOSSES" shall mean and include all demands, claims, actions, causes of action, assessments, damages, losses, liabilities, judgments, settlements, fines, penalties, sanctions, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses as incurred, and all other reasonable costs of investigating and defending third party claims as incurred).

                  "MATERIAL CONTRACT" shall mean any Contract that (i) is with any of the Sellers' Affiliates, (ii) involves an obligation or commitment of more than $5,000 or (iii) which otherwise is material to POA's financial condition, results of operations, assets, liabilities, business or, to the knowledge of Seller, POA's prospects.

                  "ORDER" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.

                  "OTHER DOCUMENTS" shall have the meaning set forth in Section
1.4 hereof.

                  "POA" shall mean Payphones of America, Inc., a Tennessee corporation, and all of its subsidiaries.

                  "POA CONTRACT PHONES" shall mean the number of telephones to be installed by POA pursuant to location contracts entered into by POA after the date hereof, provided Buyer approves such number within two business days prior to the Closing.

                  "POA MANAGED PHONES" shall mean any customer owned phones which are managed by POA and for which, prior to Closing, there are signed management agreements which include rights of first refusal for the purchase of the managed phones by POA.

                  "POA PHONES" shall mean the microprocessor-based pay telephones owned by POA which are active and generating income, including the Berthel Fisher Phones and the LP One Phones, but not including any telephones installed after the date hereof without the prior written approval of Buyer and not including any telephones for which there is not, as of August 1, 1996, a valid site location agreement; PROVIDED, that, for purposes of Sections 1.2 and
1.5 hereof, any such telephone will constitute a POA Phone if a valid site location agreement is in place by September 30, 1996 or if such telephone has continuously been in operation in its current location for a period of at least twelve months.

                  "POA PHONES AMOUNT" shall mean the aggregate number of POA Phones in operation at the close of business on August 1, 1996, totalling at least 3,100 Phones.

                  "PERMIT" shall mean any franchise, license, certificate, approval, identification number, registration, permit, authorization, order or approval of, and any required registration with, any Governmental Authority.

                  "PERMIT SHORTFALL" shall mean an amount equal to the product of (a) $4,000 and (b) the number of POA Phones as to which, as of the Closing Date, POA and Sellers have not satisfied the representation and warranty contained in Section 3.28(i) hereof.

                  "PERSON" shall mean any individual, partnership, firm, trust, association, corporation, joint venture, joint stock company, unincorporated organization, Governmental Authority or other entity.

                  "PRO RATA" shall mean in accordance with the percentages set forth in Exhibit A hereto, unless both Sellers shall have agreed to different percentages and furnished notice thereof to Buyer.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SELLER INDEMNIFIED PARTY" shall have the meaning set forth in
Section 7.4 hereof.

                  "SELLER" shall have the meaning set forth in the preamble.

                  "SELLERS' AFFILIATES" shall have the meaning set forth in
Section 3.23 hereof.

                  "SELLERS' THRESHOLD AMOUNT" shall have the meaning set forth in Section 7.6(a) hereof.

                  "STRADDLE PERIOD" shall have the meaning set forth in
Section 7.5(a) hereof.

                  "TAX RETURN" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

                  "TAXES" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign Governmental Authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

                  "THIRD PARTY CLAIM" shall have the meaning set forth in
Section 7.7(b) hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

                                        PAYPHONES OF AMERICA, INC.

                                        By: /s/ William J. Brinkmeier
                                           ----------------------------------
                                           William J. Brinkmeier
                                           Vice President


                                        THE SELLERS


                                        -------------------------------------
                                        Stanley Rojeski

                                        /s/ William J. Brinkmeier
                                        -------------------------------------
                                        William J. Brinkmeier


                                        PHONETEL III, INC.


                                        By:  /s/ Peter G. Graf
                                           ----------------------------------
                                           Name:   Peter G. Graf
                                           Title:  Chairman and CEO

                             EXHIBIT "1"

          CALCULATION OF PORTION OF PURCHASE PRICE PAYABLE AT CLOSING
                  AND SOURCES OF FUNDS AND ALLOCATION OF FUNDS
          FOR PAYMENT OF PORTION OF PURCHASE PRICE PAYABLE AT CLOSING


1.   CALCULATION OF PORTION OF PURCHASE PRICE
     ----------------------------------------
     PAYABLE AT CLOSING:
     -------------------

     1.1  3,115 PAYPHONES X $4,000 EACH(1)=                           $12,460,000.00
     1.2  95 CUSTOMER OWNED PHONES X $1,000 EACH(2)=                       95,000.00
     1.3  19 Contracts For Phones to be Installed x $1,000(3)=             19,000.00

          TOTAL PURCHASE PRICE PAYABLE AT CLOSING:                    $12,574,000.00

2.   SOURCES OF FUNDS AND ALLOCATION OF FUNDS FOR
     ---------------------------------------------
     PAYMENT OF PORTION OF PURCHASE PRICE PAYABLE
     --------------------------------------------
     AT CLOSING:
     -----------

     2.1  BUYER SHARES (4):                                           $   749,997.00
     2.2  LIABILITIES TO BE PAID OR ASSUMED AT CLOSING(5):              8,100,828.64
     2.3  CASH PAID TO SELLLERS AT CLOSING:                                78,061.08
     2.4  BUYER NOTES TO SELLERS(6):                                    3,645,113.28

     TOTAL SOURCES OF FUNDS:                                          $12,574,000.00



- ----------------------


          (1)Calculated in accordance with SECTION 1.2(a).

          (2)Calculated in accordance with SECTION 1.2(c).

          (3)Calculated in accordance with SECTION 1.2(b).

          (4)The Buyer Shares are to be issued as follows:

                    William J. Brinkmeier                   42,233 shares
                    Stanley H. Rojeski                      54,211 shares
                    Berthel Fisher & Company Leasing, Inc.  70,222 shares

          (5)The following sets forth the sources of funds for
             payment/assumptions of these amounts:
                    $7,750,000.00 Provided by Berthel Fisher Financing
                        33,253.36 Vehicle Leases/Notes Assumption
                       195,636.36 Assumption of Midwest Note
                       121,938.92 Cash paid by Buyers on POA Liabilities
                    -------------
                    $8,100,828.64
                    =============

          (6)The principal amount of the Promissory Note shall be adjusted in accordance with SECTION 1.3(b).

                                                                    EXHIBIT A
                                                                    ---------

                                     SELLERS
                                     -------

NAME AND ADDRESS                                 NUMBER OF              PERCENTAGE
- ----------------                                 SHARES                 ----------
                                                 ---------

William Brinkmeier                               1,124,105                   43.79%
124 Point West Boulevard
St. Charles, MO 63301

Stanley  Rojeski                                 1,443,219                   56.21%
124 Point West Boulevard                         ---------
St. Charles, MO 63301

                                                 2,567,324

                                                                       EXHIBIT B
                                                                       ---------

                       SECTION 1445(b)(2) TAX CERTIFICATE

                  Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform PhoneTel III, Inc., an Ohio Corporation, ("Buyer"), that withholding of tax is not required upon my disposition of a U.S. real property interest pursuant to the Amended and Restated Share Purchase Agreement dated August 1, 1996, I, William
J. Brinkmeier , a shareholder of Payphones of America, Inc., hereby certify the following:

                   1. I am not a nonresident alien for purposes of U.S. income taxation;

                   2. My U.S. taxpayer identification (Social Security) number is ###-##-####; and

                   3.       My home address is
                                   Number 5
- -------------------------------------------------------------------------------
                                   Shelbourne Wood Court
- -------------------------------------------------------------------------------
                                   St. Charles Mo 63304
- --------------------------------------------------------------------------------
                  I understand that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement I have made here could be punished by fine, imprisonment or both.

                  Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

Dated:                                            /s/ William  J. Brinkmeier
                                                  --------------------------
                                                  Name: William J. Brinkmeier

                                                                       EXHIBIT B
                                                                       ---------

                       SECTION 1445(b)(2) TAX CERTIFICATE

                  Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform PhoneTel III, Inc., an Ohio Corporation, ("Buyer"), that withholding of tax is not required upon my disposition of a U.S. real property interest pursuant to the Amended and Restated Share Purchase Agreement dated August 16, 1996, I,
Stan Rojeski, a shareholder of Payphones of America, Inc., hereby certify the following:

                  1. I am not a nonresident alien for purposes of U.S. income taxation;

                  2. My U.S. taxpayer identification (Social
        Security) number is ###-##-####; and

                  3.         My home address is
                             P.O. Box 41303
- ---------------------------------------------------------
                             Memphis, TN. 38174
- ---------------------------------------------------------

                  I understand that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement I have made here could be punished by fine, imprisonment or both.

                  Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

Dated:
8-16-96
                                                  /s/ Stan Rojeski
                                                  ------------------------------
                                                  Name: Stan Rojeski

                                                                       EXHIBIT C
                                                                       ---------
                                      NONE

                                                                      EXHIBIT D
                                                                      ---------
                    CONSULTING AND NON-COMPETITION AGREEMENT
                    ----------------------------------------

         CONSULTING AND NON-COMPETITION AGREEMENT (this "Agree ment"), dated as of August 1, 1996, by and between PhoneTel III, Inc., an Ohio corporation ("PhoneTel"), and Sue Harvey ("Harvey").

         WHEREAS, Harvey has heretofore acted as an employee and officer of Payphones of America, Inc., a Tennessee corporation ("Payphones") and has acted as the liaison with the Missouri Petroleum Marketers Association;

         WHEREAS, PhoneTel and Payphones have entered into an Amended and Restated Share Purchase Agreement (the "Purchase Agreement"), dated as of August 1, 1996, pursuant to which, at the "Closing" (as such term is defined in the Purchase Agreement) PhoneTel will purchase all the capital stock of Payphones (the "Shares").

         WHEREAS, Payphones and PhoneTel are in the business of owning, leasing, operating and maintaining pay telephones;

         WHEREAS, PhoneTel recognizes that Harvey possesses trade secrets and confidential business information relating to Payphones as well as knowledge and experience relating to the pay telephone industry and desires to prevent Harvey from (1) competing with the business operated by PhoneTel (or any subsidiary thereof), (2) soliciting the former, current or future customers or employees of PhoneTel (or any subsidiary thereof) or (3) soliciting PhoneTel to sell its assets (or the assets of any subsidiary thereof);

         WHEREAS, Phonetel has required Harvey to enter into this Agreement as a condition to the Closing; and

         WHEREAS, Harvey is agreeable to restrictions on her ability to compete against and solicit from PhoneTel in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of the execution, delivery and performance of the Purchase Agreement, and mutual premises and covenants herein and therein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PhoneTel and Harvey hereby agree as follows:

         1. TERM. The term of this agreement shall commence on the date hereof and continue for a period of five (5) years hereafter (the "Term").

         2. NON-COMPETITION. (a) For a period of two years commencing on the date hereof, neither Harvey nor any member of her family shall, without the prior written consent of PhoneTel, directly or indirectly, own, operate, manage, be employed by, be an agent of, act as a consultant for, financially support, lease property to or from or have a proprietary interest in, any enterprise or business which sells, leases, maintains, owns or operates pay telephones in any part of the states listed in Schedule 2 hereto. Harvey acknowledges that the business of PhoneTel and its affiliates will be conducted throughout such states and agrees that such geographic scope is reasonable.

         (b) Notwithstanding any provision to the contrary contained herein, Harvey shall not be prohibited from (i) owning less than 2% of the outstanding equity securities of any publicly-held corporation, (ii) engaging in the activities contemplated by Section 4 hereof, but only on behalf of PhoneTel or Payphones, or (iii) serving as an employee, officer, or director of VisionComm, Inc., a Delaware Corporation ("VisionComm"), provided that VisionComm does not (and does not have any proprietary interest in any enterprise or business which does) sell, lease, maintain or operate pay telephones in any part of the states listed in Schedule 2 hereto, except for (A) one phone in Illinois for purposes of complying with the regulations of the Illinois Payphone Association Settle-ment LLC, (B) telephones operated under the Columbia/HCA Contract and (C) any hospitality payphones tied in with cable, pay-per-view, or a hospitality room phone, which may include the provision of operator services.

         3. NON-SOLICITATION. Harvey agrees that, during the Term of this agreement, she will not, directly or indirectly, (i) purchase or otherwise acquire, or attempt to purchase or otherwise acquire, any of the assets of PhoneTel (or any subsidiary thereof); (ii) solicit, entice or persuade, or attempt to solicit, entice or persuade, any employee of PhoneTel or its affiliates, or any client then under contract with PhoneTel or any of its affiliates to terminate his employment by or contractual relationship with PhoneTel or its affiliates or to become employed by or to enter into contractual relations with a competitor of PhoneTel or its affiliates; or (iii) persuade or attempt to persuade customers, potential customers, suppliers or potential suppliers of PhoneTel and its affiliates to divert their business to any other entity or individual.

        4. COMPENSATION. In consideration for the agreements of Harvey contained herein, Phonetel agrees to pay or cause Payphones to pay Harvey (i) $200 multiplied by the number of telephones contained in any location contract which Harvey secures, with either (A) a member of the Missouri Petroleum Marketers Association or (B) anyone else, on PhoneTel's behalf during the two years following the Closing, provided PhoneTel accepts and enters into such location contract, and provided further that such amount shall be reduced by any amount payable pursuant to clause (ii) below, and (ii) $1,000 per month for the six months following the Closing, but such amount will be reduced by any amount paid to Harvey pursuant to clause (i) above.

        5. CONFIDENTIALITY. Harvey acknowledges that PhoneTel would be irreparably damaged if confidential information about PhoneTel, its affiliates or the Assets were disclosed to or utilized on behalf of any person, firm, corporation or other business organization which is in competition in any respect with PhoneTel or its affiliates. Harvey covenants and agrees that she will not at any time, and will cause her agents, affiliates and associates not to at any time, without the prior written consent of PhoneTel, disclose any such confidential information, except to employees and authorized representatives of PhoneTel.

        6.NECESSITY. Harvey acknowledges that due to the uniqueness of her skills and abilities and the uniqueness of the trade secrets, confidential business lists, customer requirements and preferences, records and information she possesses, the covenants set forth herein are reasonable and necessary for the protection of

PhoneTel. Harvey further acknowledges that enforcement of the covenants herein will not deprive her of her ability to earn a livelihood.

         7. SPECIFIC PERFORMANCE. Harvey acknowledges that the rights and privileges granted to PhoneTel herein are of a special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach by Harvey of this Agreement will cause PhoneTel irreparable injury and damage. Accordingly, Harvey hereby agrees that PhoneTel shall be entitled to remedies of injunction, specific performance or other equitable relief, to prevent or cure a breach of this Agreement. This provision shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

         8. PARTIAL INVALIDITY. The parties have entered into this Agreement in good faith and for the reasons set forth in the recitals hereto and assume and intend that this Agreement is legally binding. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective for the widest geographical area and/or the longest period of time as may be legally enforceable, it being understood that the compensation payable hereunder is for the full Term and geographic area stated herein, and for all the covenants of Harvey. Any provision which is determined to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. The provisions of this
Section 7 shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

         9. BINDING EFFECT; MODIFICATIONS. This Agreement shall be binding upon and shall inure to the benefit of the personal representatives, executors, administrators, successors and assigns of the parties to this Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior written agreements between the parties, and all prior and contemporaneous oral statements with respect to the transactions contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by each of the parties hereto.

         10. SECTION CAPTIONS; COUNTERPARTS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         11. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, applied without giving effect to any conflict of laws principles.

         12. NO RULE OF CONSTRUCTION. The parties acknowledge and agree that no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of or against any party by reason of that party's role in drafting this Agreement.

         13. NOTICES. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Company:

                    PhoneTel III, Inc.
                    c/o PhoneTel Technologies, Inc.
                    650 Statler Office Tower
                    1127 Euclid Avenue
                    Cleveland, Ohio 44115
                    Attention: Chairman

               If to Harvey:

                    Payphones of America, Inc.
                    124 Point West Blvd.
                    St. Charles, MO 63301

         Attention: Sue Harvey or to such other address as each party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         IN WITNESS WHEREOF, the undersigned parties have hereunto set their hands as of the day and year first above written.


                                              PHONETEL III, INC.

                                              By: /s/ Peter Graf
                                              -------------------------------
                                              Name: Peter Graf
                                              Title: Chairman

                                              /s/ Sue Harvey
                                              -------------------------------
                                              SUE HARVEY

                         CONSULTING AGREEMENT SCHEDULE 2

                                       AL
                                       CA
                                       CO
                                       CT
                                       DC
                                       FL
                                       GA
                                       IA
                                       IL
                                       IN
                                       KS
                                       LA
                                       MA
                                       MD
                                       MI
                                       MN
                                       MO
                                       MS
                                       MT
                                       NC
                                       NE
                                       NY
                                       OH
                                       OK
                                       OR
                                       PA
                                       SC
                                       SD
                                       TN
                                       TX
                                       VA
                                       WA

                                                                     EXHIBIT E
                                                                     ---------
                    CONSULTING AND NON-COMPETITION AGREEMENT
                    ----------------------------------------

                  CONSULTING AND NON-COMPETITION AGREEMENT (this "Agreement"), dated as of August 1, 1996, by and between PhoneTel III, Inc., an Ohio corporation ("PhoneTel"), and William J. Brinkmeier ("Brinkmeier").

                  WHEREAS, Brinkmeier has heretofore served as Vice-President of Payphones of America, Inc., a Tennessee corporation ("Payphones");

                  WHEREAS, PhoneTel and Payphones have entered into an Amended and Restated Share Purchase Agreement (the "Purchase Agreement"), dated as of August 1, 1996, pursuant to which, at the "Closing" (as such term is defined in the Purchase Agreement) PhoneTel will purchase all the capital stock of Payphones (the "Shares").

                  WHEREAS, Payphones and PhoneTel are in the business of owning, leasing, operating and maintaining pay telephones;

                  WHEREAS, PhoneTel recognizes that Brinkmeier possesses trade secrets and confidential business information relating to Payphones as well as knowledge and experience relating to the pay telephone industry and desires to prevent Brinkmeier from (1) competing with the business operated by PhoneTel (or any subsidiary thereof), (2) soliciting the former, current or future custom-ers or employees of PhoneTel (or any subsidiary thereof) or (3) soliciting PhoneTel to sell its assets (or the assets of any subsidiary thereof);

                  WHEREAS, Phonetel has required Brinkmeier to enter into this Agreement as a condition to the Closing; and

                  WHEREAS, Brinkmeier is agreeable to restrictions on his ability to compete against and solicit from PhoneTel in accordance with the terms of this Agreement;

                  NOW, THEREFORE, in consideration of the execution, delivery and performance of the Purchase Agreement, and mutual premises and covenants herein and therein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PhoneTel and Brinkmeier hereby agree as follows:

                  1. TERM. The term of this agreement shall commence on the date hereof and continue for a period of five (5) years hereafter (the "Term").

                  2. NON-COMPETITION. (a) Subject to and expressly conditioned upon PhoneTel's timely payment of all amounts due to Brinkmeier hereunder, for a period of three years commencing on the date hereof, neither Brinkmeier nor any member of his family shall, without the prior written consent of PhoneTel, directly or indirectly, own, operate, manage, be employed by, be an agent of, act as a consultant for, financially support, lease property to or from or have a proprietary interest in, any enterprise or business which sells, leases, maintains, owns or operates pay telephones in any part of the states listed on
Schedule 2 hereto. Brinkmeier acknowledges that the business of PhoneTel and its affiliates will be conducted throughout such states and agrees that such geographic scope is reasonable.

                  (b) Notwithstanding any provision to the contrary contained herein, Brinkmeier shall not be prohibited from (i) owning less than 2% of the outstanding equity securities of any publicly-held corporation or (ii) holding an interest in VisionComm, Inc., a Delaware corporation ("VisionComm"), and serving as a director, employee, and officer of VisionComm, provided that VisionComm does not (and does not have any proprietary interest in any enterprise or business which does) sell, lease, maintain or operate pay telephones in any part of the states listed on Schedule 2 hereto, except for (A) telephones operated under the Columbia/HCA Contract and (B) installing any hospitality payphones tied in with cable, pay-per-view, or a hospitality room phone, which may include the provision of operator services.

                  3. NON-SOLICITATION. Brinkmeier agrees that, during the Term of this agreement, he will not, directly or indirectly, (i) purchase or otherwise acquire, or attempt to purchase or otherwise acquire, any of the assets of PhoneTel (or any subsidiary thereof); (ii) solicit, entice or persuade, or attempt to solicit, entice or persuade, any employee of PhoneTel or its affiliates, or any client then under contract with

PhoneTel or any of its affiliates to terminate his employment by or contractual relationship with PhoneTel or its affiliates or to become employed by or to enter into contractual relations with a competitor of PhoneTel or its affiliates; or (iii) persuade or attempt to persuade customers, potential customers, suppliers or potential suppliers of PhoneTel and its affiliates to divert their business to any other entity or individual.

                  4. CONFIDENTIALITY. Brinkmeier acknowledges that PhoneTel would be irreparably damaged if confidential information about PhoneTel, its affiliates or the Assets were disclosed to or utilized on behalf of any person, firm, corporation or other business organization which is in competition in any respect with PhoneTel or its affiliates. Brinkmeier covenants and agrees that he will not at any time, and will cause his agents, affiliates and associates not to at any time, without the prior written consent of PhoneTel, disclose any such confidential information, except to employees and authorized representatives of PhoneTel.


                  5. CONSULTING. For a period of three years commencing on the date hereof, Brinkmeier shall make himself available to perform consulting and other related services with respect to matters involving the business and affairs of PhoneTel or any of its affiliates as requested; PROVIDED, HOWEVER, that Brinkmeier shall perform such services no more frequently than the equiva-lent of three business days per month. Brinkmeier shall devote reasonable time and his reasonable best efforts, skill and attention to the performance of such consulting services, including travel reasonably required in the performance of such consulting services. PhoneTel shall reimburse Brinkmeier for all reasonable travel expenses incurred in connection with such consulting services pursuant to PhoneTel's expense reimbursement policy.

                  6. COMPENSATION; TAXES. In consideration for the agreements of Brinkmeier contained herein, PhoneTel agrees to pay or cause Payphones to pay Brinkmeier a total of $187,500, without interest, to be paid (a) in equal monthly installments of $6,696.43 beginning April 1, 1997 or, if earlier, (b) promptly following the public sale of equity securities by PhoneTel Technologies, Inc. pursuant to a registration under the Securities Act of 1933; PROVIDED, HOWEVER, that if Brinkmeier violates the terms of this Agreement, such installment payments will be withheld. Brinkmeier hereby acknowledges that by virtue of this Agreement he is not and will not become an employee of PhoneTel. Brinkmeier further acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes and workers' compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold PhoneTel harmless from any claim or liability therefor.

                  7. NECESSITY. Brinkmeier acknowledges that due to the uniqueness of his skills and abilities and the uniqueness of the trade secrets, confidential business lists, customer requirements and preferences, records and information he possesses, the covenants set forth herein are reasonable and necessary for the protection of PhoneTel. Brinkmeier further acknowledges that enforcement of the covenants herein will not deprive him of his ability to earn a livelihood.

                  8. SPECIFIC PERFORMANCE. Brinkmeier acknowledges that the rights and privileges granted to PhoneTel herein are of a special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach by Brinkmeier of this Agreement will cause PhoneTel irreparable injury and damage. Accordingly, Brinkmeier hereby agrees that PhoneTel shall be entitled to remedies of injunction, specific performance or other equitable relief, to prevent or cure a breach of this Agreement. This provision shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

                  9. PARTIAL INVALIDITY. The parties have entered into this Agreement in good faith and for the reasons set forth in the recitals hereto and assume and intend that this Agreement is legally binding. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective for the widest geographical area and/or the longest period of time as may be legally enforceable, it being understood that the compensation payable hereunder is for the full Term and geographic area stated herein, and for all the covenants of Brinkmeier. Any provision which is determined to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. The provisions of this Section 9 shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

                  10. BINDING EFFECT; MODIFICATIONS. This Agreement shall be binding upon and shall inure to the benefit of the personal representatives, executors, administrators, successors and assigns of the parties to this Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior written agreements between the parties, and all prior and contemporaneous oral statements with respect to the transactions contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by each of the parties hereto.

                  11. SECTION CAPTIONS; COUNTERPARTS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

                  12. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, applied without giving effect to any conflict of laws principles.

                  13. NO RULE OF CONSTRUCTION. The parties acknowledge and agree that no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of or against any party by reason of that party's role in drafting this Agreement.

                  14. NOTICES. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:

                           PhoneTel III, Inc.
                           c/o PhoneTel Technologies, Inc.
                           650 Statler Office Tower
                           1127 Euclid Avenue
                           Cleveland, Ohio 44115
                           Attention:  Chairman

                  If to Brinkmeier:

                           Payphones of America, Inc.
                           124 Point West Blvd.
                           St. Charles, MO  63301
                           Attention:  William J. Brinkmeier

or to such other address as each party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  15. AGENT'S FEES. PhoneTel agrees to pay Brinkmeier a fee for any telephone location contract that, after the Closing, he generates for PhoneTel and which PhoneTel chooses to accept. The fee will be paid to Brinkmeier as follows: (i) $200 for every telephone in any such contract, to be paid at the time PhoneTel enters into such contract and (ii) $200 additional for every telephone that, pursuant to an accepted contract, generates average revenue greater than $125 per month for the first three months that such telephone is in operation.

                  IN WITNESS WHEREOF, the undersigned parties have hereunto set their hands as of the day and year first above written.

                               PHONETEL III, INC.

                                            By: /s/ Peter Graf
                                            ------------------------------
                                            Name: Peter Graf
                                            Title: Chairman

                                            /s/ William J. Brinkmeier
                                            ------------------------------
                                            WILLIAM J. BRINKMEIER

                         CONSULTING AGREEMENT SCHEDULE 2

                                       AL
                                       CA
                                       CO
                                       CT
                                       DC
                                       FL
                                       GA
                                       IA
                                       IL
                                       IN
                                       KS
                                       LA
                                       MA
                                       MD
                                       MI
                                       MN
                                       MO
                                       MS
                                       MT
                                       NC
                                       NE
                                       NY
                                       OH
                                       OK
                                       OR
                                       PA
                                       SC
                                       SD
                                       TN
                                       TX
                                       VA
                                       WA

                                                                EXHIBIT F
                                                                ---------
                    CONSULTING AND NON-COMPETITION AGREEMENT
                    ----------------------------------------

                  CONSULTING AND NON-COMPETITION AGREEMENT (this "Agreement"), dated as of August 1, 1996, by and between PhoneTel III, Inc., an Ohio corpo-ration ("PhoneTel"), and Stanley Rojeski ("Rojeski").

                  WHEREAS, Rojeski has heretofore served as President of Payphones of America, Inc., a Tennessee corporation ("Payphones");

                  WHEREAS, PhoneTel and Payphones have entered into an Amended and Restated Share Purchase Agreement (the "Purchase Agreement"), dated as of August 1, 1996, pursuant to which, at the "Closing" (as such term is defined in the Purchase Agreement) PhoneTel will purchase all the capital stock of Payphones (the "Shares").

                  WHEREAS, Payphones and PhoneTel are in the business of owning, leasing, operating and maintaining pay telephones;

                  WHEREAS, PhoneTel recognizes that Rojeski possesses trade secrets and confidential business information relating to Payphones as well as knowledge and experience relating to the pay telephone industry and desires to prevent Rojeski from (1) competing with the business operated by PhoneTel (or any subsidiary thereof), (2) soliciting the former, current or future customers or employees of PhoneTel (or any subsidiary thereof) or (3) soliciting PhoneTel to sell its assets (or the assets of any subsidiary thereof);

                  WHEREAS, Phonetel has required Rojeski to enter into this Agreement as a condition to the Closing; and

                  WHEREAS, Rojeski is agreeable to restrictions on his ability to compete against and solicit from PhoneTel in accordance with the terms of this Agreement;

                  NOW, THEREFORE, in consideration of the execution, delivery and performance of the Purchase Agreement, and mutual premises and covenants herein and therein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PhoneTel and Rojeski hereby agree as follows:

                  1. TERM. The term of this agreement shall commence on the date hereof and continue for a period of five (5) years hereafter (the "Term").

                  2. NON-COMPETITION. (a) Subject to and expressly conditioned upon PhoneTel's timely payment of all amounts due to Rojeski hereunder, for a period of three years commencing on the date hereof, neither Rojeski nor any member of his family shall, without the prior written consent of PhoneTel, directly or indirectly, own, operate, manage, be employed by, be an agent of, act as a consultant for, financially support, lease property to or from or have a proprietary interest in, any enterprise or business which sells, leases, maintains, owns or operates pay telephones in any part of the states listed on
Schedule 2 hereto. Rojeski acknowledges that the business of PhoneTel and its affiliates will be conducted throughout such states and agrees that such geographic scope is reasonable.

                  (b) Notwithstanding any provision to the contrary contained herein, Rojeski shall not be prohibited from (i) owning less than 2% of the outstanding equity securities of any publicly-held corporation or (ii) holding an interest in VisionComm, Inc., a Delaware corporation ("VisionComm"), and serving as a director and officer of VisionComm, provided that VisionComm does not (and does not have any proprietary interest in any enterprise or business which does) sell, lease, maintain or operate pay telephones in any part of the states listed on Schedule 2 hereto, except for (A) telephones operated under the Columbia/HCA Contract and (B) installing any hospitality payphones tied in with cable, pay-per-view, or a hospitality room phone, which may include the provision of operator services.

                 3. NON-SOLICITATION. Rojeski agrees that, during the Term of this agreement, he will not, directly or indirectly, (i) purchase or otherwise acquire, or attempt to purchase or otherwise acquire, any of the assets of PhoneTel (or any subsidiary thereof); (ii) solicit, entice or persuade, or attempt to solicit, entice or persuade, any employee of PhoneTel or its affiliates, or any client then under contract with

PhoneTel or any of its affiliates to terminate his employment by or contractual relationship with PhoneTel or its affiliates or to become employed by or to enter into contractual relations with a competitor of PhoneTel or its affiliates; or (iii) persuade or attempt to persuade customers, potential customers, suppliers or potential suppliers of PhoneTel and its affiliates to divert their business to any other entity or individual.

                  4. CONFIDENTIALITY. Rojeski acknowledges that PhoneTel would be irreparably damaged if confidential information about PhoneTel, its affiliates or the Assets were disclosed to or utilized on behalf of any person, firm, corporation or other business organization which is in competition in any respect with PhoneTel or its affiliates. Rojeski covenants and agrees that he will not at any time, and will cause his agents, affiliates and associates not to at any time, without the prior written consent of PhoneTel, disclose any such confidential information, except to employees and authorized representatives of PhoneTel.

                  5. CONSULTING. For a period of three years commencing on the date hereof, Rojeski shall make himself available to perform consulting and other related services with respect to matters involving the business and affairs of PhoneTel or any of its affiliates as requested; PROVIDED, HOWEVER, that Rojeski shall perform such services no more frequently than the equivalent of three business days per month. Rojeski shall devote reasonable time and his reasonable best efforts, skill and attention to the performance of such consulting services, including travel reasonably required in the performance of such consulting services. PhoneTel shall reimburse Rojeski for all reasonable travel expenses incurred in connection with such consulting services pursuant to PhoneTel's expense reimbursement policy.

                  6. COMPENSATION; TAXES. In consideration for the agreements of Rojeski contained herein, PhoneTel agrees to pay or cause Payphones to pay Rojeski a total of $187,500, without interest, to be paid (a) in equal monthly installments of $6,696.43 beginning April 1, 1997 or, if earlier, (b) promptly following the public sale of equity securities by PhoneTel Technologies, Inc. pursuant to a registration under the Securities Act of 1933; PROVIDED, HOWEVER, that if Rojeski violates the terms of this Agreement, such installment payments will be withheld. Rojeski hereby acknowledges that by virtue of this Agreement he is not and will not become an employee of PhoneTel. Rojeski further acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution
Act taxes and workers' compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold PhoneTel harmless from any claim or liability therefor.

                  7. NECESSITY. Rojeski acknowledges that due to the uniqueness of his skills and abilities and the uniqueness of the trade secrets, confi-dential business lists, customer requirements and preferences, records and information he possesses, the covenants set forth herein are reasonable and necessary for the protection of PhoneTel. Rojeski further acknowledges that enforcement of the covenants herein will not deprive him of his ability to earn a livelihood.

                  8. SPECIFIC PERFORMANCE. Rojeski acknowledges that the rights and privileges granted to PhoneTel herein are of a special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach by Rojeski of this Agreement will cause PhoneTel irreparable injury and damage. Accordingly, Rojeski hereby agrees that PhoneTel shall be entitled to remedies of injunction, specific performance or other equitable relief, to prevent or cure a breach of this Agreement. This provision shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

                  9. PARTIAL INVALIDITY. The parties have entered into this Agreement in good faith and for the reasons set forth in the recitals hereto and assume and intend that this Agreement is legally binding. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective for the widest geographical area and/or the longest period of time as may be legally enforceable, it being understood that the compensation payable hereunder is for the full Term and geographic area stated herein, and for all the covenants of Rojeski. Any provision which is determined to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. The provisions of this Section 9 shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

                  10. BINDING EFFECT; MODIFICATIONS. This Agreement shall be binding upon and shall inure to the benefit of the personal representatives, executors, administrators, successors and assigns of the parties to this Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior written agreements between the parties, and all prior and contemporaneous oral statements with respect to the transactions contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by each of the parties hereto.

                  11. SECTION CAPTIONS; COUNTERPARTS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

                  12. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, applied without giving effect to any conflict of laws principles.

                  13. NO RULE OF CONSTRUCTION. The parties acknowledge and agree that no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of or against any party by reason of that party's role in drafting this Agreement.

                  14 NOTICES. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                 If to the Company:

                      PhoneTel III, Inc.
                      c/o PhoneTel Technologies, Inc.
                      650 Statler Office Tower
                      1127 Euclid Avenue
                      Cleveland, Ohio 44115
                      Attention:  Chairman

                  If to Rojeski:

                       Payphones of America, Inc.
                       124 Point West Blvd.
                       St. Charles, MO  63301
                       Attention:  Stanley Rojeski

or to such other address as each party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  15. AGENT'S FEES. PhoneTel agrees to pay Rojeski a fee for any telephone location contract that, after the Closing, he generates for PhoneTel and which PhoneTel chooses to accept. The fee will be paid as follows: (i) $200 for every telephone in any such contract, to be paid at the time PhoneTel enters into such contract and (ii) $200 additional for every telephone that, pursuant to an accepted contract, generates average revenue greater than $125 per month for the first three months that such telephone is in operation.

                  IN WITNESS WHEREOF, the undersigned parties have hereunto set their hands as of the day and year first above written.

                                            PHONETEL III, INC.

                                            By: /s/ Peter Graf
                                               ------------------------------
                                            Name: PETER GRAF
                                            Title: Chairman

                                               /s/ Stanley Rojeski
                                               ------------------------------
                                               STANLEY ROJESKI

                                                                      EXHIBIT G

                                                                      ---------


                   STOCKHOLDER REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------


                This document is being delivered in connection with the proposed purchase (the "Purchase") of Payphones of America, Inc. ("POA") by PhoneTel III, Inc. ("PhoneTel III") pursuant to the Amended and Restated Share Purchase Agreement (the "Purchase Agreement") to be entered into among PhoneTel III, POA, and the stockholders of POA. The undersigned holder of shares of POA Common Stock (the "Stockholder") understands that, pursuant to the Purchase, he/she will receive shares of PhoneTel Technologies, Inc. Common Stock ("Shares").

NAME:     /s/ William J. Brinkmeier
         ----------------------------------
              (Please Type or Print)

ADDRESS:  5 Shelbourne Wood Court
          St. Charles MO  63304
          ---------------------------------

SOCIAL SECURITY NUMBER:  ###-##-####

                       --------------------

NUMBER OF POA SHARES HELD BY STOCKHOLDER:
1,124,105
- ---------
DATE:  8/1/96
       ------

================================================================================

PART I: ACCREDITED INVESTORS

(Based upon the definition of "accredited investor" in Exhibit A hereto, please check one box bejow.)

/x/     Stockholder is an "accredited investor"

               Stockholder Initials: /s/ WJB
                                     -------

PART II:        ADDITIONAL REPRESENTATIONS AND WARRANTIES

                (a) The stockholder is acquiring the Shares solely for his/her own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The undersigned understands that the Shares have not been registered under the Securities Act of 1933 or the securities laws of any state by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the Stockholder. The Stockholder understands that PhoneTel is relying upon the representations contained herein for the purpose of determining whether the Purchase meets the requirements for such exemptions.

                (b) The stockholder has had an opportunity to ask questions, receive answers and discuss the business, management and financial affairs of PhoneTel and the terms and conditions of an investment in the Shares with, and has had access to, the management of PhoneTel and the Stockholder has had the opportunity to review the information received in connection with this investment. The Stockholder is familiar with the business and financial condition, properties, operations and prospects of PhoneTel and POA and with the terms of the Purchase and the Purchase Agreement.

                (c) Neither Phonetel nor any person acting on its behalf has offered the Shares to the Stockholder by any form of general solicitation or general advertising.

                (d) (i) The Stockholder's financial situation is such that he/she can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for his/her current needs and personal contingencies, and can afford to suffer the complete loss of his/her investment in the Shares; (ii) in making his/her decision to acquire the Shares pursuant to the Purchase, the Stockholder has relied upon independent investigations made by him/her and, to the extent believed by the Stockholder to be appropriate, his/her representatives, including his/her own professional, financial, tax and other advisors; and (iii) all information which the Stockholder has provided to Phonetel and its representatives including, without limitation, information concerning the Stockholder and his/her financial position is true, complete and correct as of the date hereof, and the Stockholder agrees to promptly notify PhoneTel if at any time this ceases to be the case.

                (e) The Stockholder hereby represents and warrants that the Stockholder has such knowledge, experience and skill in evaluating and investing in issues of both equity and debt securities, including securities of new and speculative companies, such that he/she is capable of evaluating the merits and risks of an investment in the Shares, and has such knowledge, experience and skill in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment in the Shares and the suitability of the Shares as an investment.

                IN WITNESS WHEREOF, the Stockholder has executed this document as of the date set forth above.

                             /s/ William J. Brinkmeier
                             ---------------------------
                             Stockholder

Accepted and Agreed:

PHONETEL TECHNOLOGIES, INC.

By:________________________

Date:                , 1996
                                        3

                                   EXHIBIT A
                                   ---------

                "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer of the securities being offered or sold reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

                (1) Any bank as defined in Section 3(a) (2) of the Securities Act of 1933 (the "Act") or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a) (48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                (2) Any private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940;

                (3) Any organization described in Section 501(c) (3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; and

                (8)     Any entity in which all of the equity
owners are accredited investors.

                                                                EXHIBIT G
                                                                ---------


                  STOCKHOLDER REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------


        This document is being delivered in connection with the proposed purchase (the "Purchase") of Payphones of America, Inc. ("POA") by PhoneTel III, Inc. ("PhoneTel III") pursuant to the Amended and Restated Share Purchase Agreement (the "Purchase Agreement") to be entered into among PhoneTel III,
POA, and the stockholders of POA. The undersigned holder of shares of POA Common Stock (the "Stockholder") understands that, pursuant to the Purchase, he/she will receive shares of PhoneTel Technologies, Inc. Common Stock ("Shares").


NAME:           Stan Rojeski
            --------------------------------------
            (Please type or print)

ADDRESS:        P.O. Box 41303, Memphis, TN  38174
            --------------------------------------

SOCIAL SECURITY NUMBER:         ###-##-####
                           -----------------------

NUMER OF POA SHARES HELD BY STOCKHOLDER:
1,443,219
- ---------


DATE:   8-16-96
      --------------------


====================================================

PART I:         ACCREDITED INVESTORS

(Based upon the definition of "accredited investor" in Exhibit A hereto, please check one box below.)

/X/     Stockholder is an "accredited investor"

                Stockholder Initials:    /s/ SR
                                     -------------

PART II:        ADDITIONAL REPRESENTATIONS AND WARRANTIES

                (a) The Stockholder is acquiring the Shares solely for his/her own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The undersigned understands that the Shares have not been registered under the Securities Act of 1933 or the securities laws of any state by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the Stockholder. The Stockholder understands that PhoneTel is relying upon the representations contained herein for the purpose of determining whether the Purchase meets the requirements for such exemptions.

                (b) The Stockholder has had an opportunity to ask questions, receive answers and discuss the business, management and financial affairs of PhoneTel and the terms and conditions of an investment in the Shares with, and has had access to, the management of PhoneTel and the Stockholder has had the opportunity to review the information received in connection with this investment. The Stockholder is familiar with the business and financial condition, properties, operations and prospects of PhoneTel and POA and with the terms of the Purchase and the Purchase Agreement.

                (c) Neither PhoneTel nor any person acting on its behalf has offered the Shares to the Stockholder by any form of general solicitation or general advertising.

                (d) (i) The Stockholder's financial situation is such that he/she can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for his/her current needs and personal contingencies, and can afford to suffer the complete loss of his/her investment in the Shares; (ii) in making his/her decision to acquire the Shares pursuant to the Purchase, the Stockholder has relied upon independent investigations made by him/her and, to the extent believed by the Stockholder to be appropriate, his/her representatives, including his/her own professional, financial, tax and other advisors; and (iii) all information which the Stockholder has provided to PhoneTel and its representatives including, without limitation, information concerning the Stockholder and his/her financial position is true, complete and correct as of the date hereof, and the Stockholder agrees to promptly notify PhoneTel if at any time this ceases to be the case.

        (e) The Stockholder hereby represents and warrants that the Stockholder has such knowledge, experience and skill in evaluating and investing in issues of both equity and debt securities, including securities of new and speculative companies, such that he/she is capable of evaluating the merits and risks of an investment in the Shares, and has such knowledge, experience and skill in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment in the Shares and the suitability of the Shares as an investment.

        IN WITNESS WHEREOF, the Stockholder has executed this document as of the date set forth above.



                                             /s/ Stan Rojeski
                                             ------------------------------
                                                 Stockholder



Accepted and Agreed:


PHONETEL TECHNOLOGIES, INC.



By: _______________________

Date:                , 1996
of holding the Shares for an indefinite period of time, has adequate means for providing for his/her current needs and personal contingencies, and can afford to suffer the complete loss of his/her investment in the Shares; (ii) in making his/her decision to acquire the Shares pursuant to the Purchase, the Stockholder has relied upon independent investigations made by him/her and, to the extent believed by the Stockholder to be appropriate, his/her representatives, including his/her own professional, financial, tax and other advisors; and (iii) all information which the Stockholder has provided to PhoneTel and its representatives including, without limitation, information concerning the Stockholder and his/her financial position is true, complete and correct as of the data hereof, and the Stockholder agrees to promptly notify PhoneTel if at any time this ceases to be the case.

        (e) The Stockholder hereby represents and warrants that the Stockholder has such knowledge, experience and skill in evaluating and investing in issues of both equity and debt securities, including securities of new and speculative companies, such that he/she is capable of evaluating the merits and risks of an investment in the Shares, and has such knowledge, experience and skill in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment in the Shares and the suitability of the Shares as an investment.

        IN WITNESS WHEREOF, the Stockholder has executed this document as of the date set forth above.



                                                ____________________________
                                                Stockholder



Accepted and Agreed:


PHONETEL TECHNOLOGIES, INC.



By: /s/ Peter Graf
       ---------------------
        PETER GRAF
        Chairman, CEO
Date:   August 1, 1996

                                   EXHIBIT A
                                   ---------

                "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer of the securities being offered or sold reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

                (1) Any bank as defined in Section 3(a)(2) of the Securities
Act of 1933 (the "Act") or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                (2) Any private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940;

                (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; and

                (8)     Any entity in which all of the equity
owners are accredited investors.

                                                                      EXHIBIT H
                                                                      ---------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

                THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") made and entered into as of this 1st day of August, 1996, by and between PhoneTel Technologies, Inc. ("PhoneTel") an Ohio corporation, William J. Brinkmeier and Stanley Rojeski (the "Shareholders") .

                WHEREAS, PhoneTel III, Inc. ("PIII") , Shareholders and Payphones of America, Inc. ("POA") are parties to the Amended and Restated Share Purchase Agreement (the "Purchase Agreement") pursuant to which PIII is purchasing all the capital stock of POA (the "Purchase") and the Shareholders of POA will receive shares of PhoneTel common stock $.0l par value ("Shares") .

                WHEREAS, the Shareholders have requested that, in connection with the Purchase Agreement, PhoneTel provide a means of registering PhoneTel Common Shares under the Securities Act of 1933, as amended (the "Securities Act"), and PhoneTel is willing to provide such registration as provided herein;

                NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto agree as follows:

                1.      Piggyback Registrations.
                        -----------------------

                              (a) RIGHT TO PIGGYBACK. Whenever PhoneTel proposes
               to register any of its equity securities under the Securities Act (other than the first registration after the date hereof) and the registration form to be used may be used for the registration of Shares (a "Piggyback Registration"), PhoneTel will give prompt written notice (in any event within five business days after its receipt of notice of any exercise of other demand registration rights) to all Shareholders of its intention to effect such a registration and will, subject to paragraphs (b), (c) and (d) below, include in such registration all Shares with respect to which PhoneTel has received written requests for inclusion therein within 15 days after the receipt of PhoneTel's notice. PhoneTel may satisfy its obligation under this Section 1(a) by registering the Shares on a shelf registration and, subject to normal holdback and blackout periods, cause such shelf registration to remain effective until the second anniversary hereof.

                              (b) PRIORITY ON PRIMARY REGISTRATIONS. If a
               Piggyback Registration is an underwritten primary registration on behalf of PhoneTel (whether or not also on behalf of holders of PhoneTel's securities), and the managing underwriters advise PhoneTel in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, PhoneTel will include in such registration (i) first, the securities PhoneTel proposes to sell, (ii) second, Shares requested to be registered by shareholders whose registration rights are, by their terms, senior to the rights granted hereby, (iii) third, the Shares requested to be included in such registration, pro rata among the Shareholders and others having similar registration rights on the basis of the number of Shares then owned by each of them, and
               (iv) fourth, other securities requested to be included in such registration.

                              (c) PRIORITY ON SECONDARY REGISTRATIONS. If a
               Piggyback Registration is an underwritten secondary registration on behalf of holders of PhoneTel's securities, and the managing underwriters advise PhoneTel in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, PhoneTel will include in such registration (i) first, the securities requested to be included therein by the holders demanding such registration, (ii) second, Shares requested to be registered by shareholders whose registration rights are, by their terms, senior to the rights amended hereby, (iii) third, the Shares requested to be included in such registration, pro rata among such Shareholders and others having similar registration rights on the basis of the number of Shares then owned by each of them and (iv) fourth, other securities requested to be included in such registration.

                              (d) Nothing in this Section 1 will prohibit
               PhoneTel from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate the registration related thereto.

               02. SELECTION OF UNDERWRITERS. If any offering pursuant to a Registration Statement is an underwritten offering, PhoneTel will select a managing underwriter or underwriters to administer the offering.

                3. REGISTRATION EXPENSES. PhoneTel will pay all of its expenses in connection with the registration of Shares (including registration and filing fees, printing costs, listing fees and the fees and expenses of its counsel), and each Shareholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Shareholder's Shares pursuant to any registration statement filed pursuant to
Section 1 above (a "Registration Statement") .

                4. INDEMNIFICATION; CONTRIBUTION.

                   (a) INDEMNIFICATION BY PHONETEL. PhoneTel agrees to indemnify each Shareholder and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or a preliminary prospectus, in light of the circum stances then existing) not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to PhoneTel by such indemnified party or its counsel expressly for use therein. Notwithstanding the foregoing provisions of this paragraph (a), PhoneTel will not be liable to any Shareholder, any person who participates as an underwriter in the offering or sale of Shares or any other person, if any, who controls such holder or underwriter (within the meaning of the Securities Act), under the indemnity agreement in this paragraph (a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such holder's or other person's fail ure to send or give a copy of the final prospectus to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Shares to such person if such statement or omission was corrected in such final prospectus and PhoneTel has previously furnished copies thereof to such Shareholder.

                    (b) INDEMNIFICATION BY SHAREHOLDERS. In connection with the Registration Statement, each Shareholder will furnish to PhoneTel in writing such information, including with respect to the name, address and the amount of Shares held by such Shareholder, as PhoneTel reasonably requests for use in such Registration Statement or the related prospectus and agrees to indemnify and hold harmless
          PhoneTel, all other prospective holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of the Securities
          Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such Registration Statement or prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such

          Shareholder furnished in writing to PhoneTel by such Shareholder or its counsel specifically for inclusion therein.

                    (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying person pursuant to this Section 4 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent (which will not be unreasonably withheld).

                    (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 4 is unavailable to the indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) above, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

                    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Shares of such Shareholder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    If indeminification is available under this Section 4, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 4(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this paragraph (d).

                5. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Shareholder may participate in any underwritten offering hereunder unless such Shareholder
(i) agrees to sell his Shares on the basis provided in any underwriting arrangements approved by PhoneTel in its reasonable discretion and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                6. RULE 144. For a period of three years following the date hereof (or such shorter period as may permit the sale of Shares under Rule 144 under the Securities Act without regard to the requirement of "current public information"), PhoneTel covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Securities and Exchange Commission ("SEC") thereunder (or, if PhoneTel is not required to file such reports, it will, upon the request of any Shareholder make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell Shares - without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Shareholder PhoneTel will deliver to such Shareholder a written statement as to whether it has complied with such requirements.

                7. REMEDIES. Each Shareholder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

                8.  PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES.

                (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of PhoneTel and the Shareholders hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties.

                (b) This Agreement is not intended, nor shall it be construed, to confer any rights or remedies under or by reason of this Agreement upon any person except the parties hereto and their heirs, successors and permitted assigns.

                9. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such subject matter.

                10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                11. HEADINGS. The section headings contained in this Agreement are for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.

                12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles of such jurisdiction.

                13. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of delivery if personally delivered or telecopied (with confirmation of receipt), the next day, if delivered by nationally-recognized overnight express service, or five (5) days, if sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                (a)     If to PhoneTel to:

                        PhoneTel Technologies, Inc.
                        650 Statler Office
                        1127 Euclid Avenue
                        Cleveland, Ohio 44115
                        Telephone Number:       (216) 241-2555
                        Facsimile Number:       (216) 241-2574
                        Attn:   Daniel Moos

                        with copy to:

                        Skadden, Arps, Slate, Meagher & Flom
                        919 Third Avenue
                        New York, NY 10022
                        Telephone Number:       (212) 735-3000
                        Facsimile Number:       (212) 735-2000
                        Attn:   Stephen M. Banker, Esq.

                (b)     If to Shareholders:

                        William J. Brinkmeier
                        Payphones of America, Inc.
                        124 Point West Blvd.
                        St. Charles, MO 63301
                        Telephone Number: (314) 939-0550
                        Telecopy Number: (314) 947-6488

                        Stanley Rojeski
                        Payphones of America, Inc.
                        124 Point West Blvd.
                        St. Charles, MO  63301
                        Telephone Number: (314) 939-0550
                        Telecopy Number: (314) 947-6488

                        with copy to:

                        Scher & Miller L.L.P.
                        2828 Routh Street
                        Suite 725
                        Dallas, TX  75201
                        Telephone Number:   (214) 871-0725
                        Telecopy Number:    (214) 871-0020
                        Attention:  Charles P. Miller, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

                                        PHONETEL TECHNOLOGIES, INC.


                                        By: /s/ Peter Graf
                                           ----------------------------
                                           Name: Peter Graf
                                           Title: Chairman


                                           William J. Brinkmeier
                                           ----------------------------
                                           William J. Brinkmeier


                                           Stanley Rojeski
                                           ----------------------------
                                           Stanley Rojeski

                                  EXHIBIT "I"

           POA LIABILITIES TO BE PAID OR ASSUMED BY BUYER AT CLOSING

1.      POA LIABILITIES TO BE PAID OR ASSUMED BY BUYER AT CLOSING AS
        ------------------------------------------------------------
        REDUCTION OF PORTION OF PURCHASE PRICE PAYABLE TO SELLERS AT CLOSING AS
        -----------------------------------------------------------------------
        PROVIDED IN SECTION 1.2(f):
        ---------------------------


        1.1     POA-Berthel Fisher Leases (Pay-off letter attached as EXHIBIT I-1)     $5,196,996.94

        1.2     Berthel Fisher Phones Acquisition Note                                  1,600,001.00

        1.3     LP-1 Phones Acquisition Note                                              300,000.00

        1.4     Notes payable to Ron Coleman (Pay-off letter attached as EXHIBIT I-2)     208,835.18

        1.5     Notes payable to R. Greg Kintz
                (Pay-off letter attached as EXHIBIT I-3)                                  112,948.99

        1.6     Note payable to Paul Wm. Schindler
                (Pay-off letter attached as EXHIBIT I-4)                                   27,381.40

        1.7     Eastern Telecom Consulting Agreement
                (Pay-off letter attached as EXHIBIT I-5)                                  175,869.41

        1.8     Pay-Tele Communications, Inc. d/b/a Midwest Telecom                       195,636.36

        1.9     Pay off of Mark Twain Bank Line of Credit                                 244,000.00
                (Pay-off letter attached EXHIBIT I-6)

        1.10    Intellicall Lease                                                           5,906.00

        1.11    Vehicle Notes/Leases                                                       33,253.36
                                                                                           ---------

        TOTAL LIABILITIES TO BE PAID AT CLOSING BY BUYER
        AS REDUCTION OF PURCHASE PRICE PAYABLE TO SELLERS AT CLOSING:                  $8,100,828.64

2.      POA LIABILITIES TO BE ASSUMED BY BUYER AT CLOSING AND WHICH
        -----------------------------------------------------------
        DO NOT REDUCE THE PURCHASE PRICE PAYABLE TO SELLERS:
        ----------------------------------------------------

        2.1 License fees due to Intellicall, Inc. for use of Intelli*Star call processing boards in Intellicall pay telephones. Said remaining licensing fees shall be assumed by Buyer at Closing without reduction of the Purchase Price payable to Sellers.

REVISED 9/22/96 PER DIEM INTEREST IS CALCULATED BASED ON A 9/16/96 FUNDING DATE WIRE INSTRUCTIONS FOR LIABILITIES TO BE PAID AT CLOSING AND PAYMENTS TO SELLERS

1. STANLEY ROJESKI             $54,557,53           WIRED BY BERTHEL
   Northern Trust Company
   Chicago, IL
   ABA Routing No. 071600152
   Account No. 78174
   Client Name:
     Stanley Henry Rojeski
   Account 2320230416

2. WILLIAM J. BRINKMEIER       $42,502.65           WIRED BY BERTHEL
   Magna Bank, N.A.
   ABA Routing No. 081001387
   Account No. 0008007121

3. EASTERN TELECOM             $171,872.38          WIRED BY BERTHEL
   First Union National Bank
     of Virginia
   Newport News, VA
   ABA Routing No. 051400549
   Account No. 2050000277645

4. R. GREG KINTZ               $102,880.77
   Mark Twain State Bank          1,129.44 PER DIEM INTEREST
   ABA Routing No. 80-340-810  -----------
   Account No. 321222108       $104,010.21          WIRED BY BERTHEL

5. PAUL WM. SCHINDLER          $ 24,525.00
   First Community Credit Union     283.40 PER DIEM INTEREST
   ABA Routing No. 281081877   -----------
   Account No. 700978004       $ 24,808.40          WIRED BY BERTHEL

6. PAYPHONES OF AMERICA
   LIMITED PARTNERSHIP-I       $300,000.00          WIRED BY BERTHEL
   First American Bank
   Ronald L. Coleman
     Trust Account
   Account No. 101177747
   ABA No. 064000017

7. RONALD L. COLEMAN, TRUSTEE  $208,271.44
   First American Bank            2,302.68 PER DIEM INTEREST
   Ronald L. Coleman           -----------
     Trust Account             $210,574.12          WIRED BY BERTHEL
   Account No. 101177747
   ABA No. 064000017

8. MARK TWAIN BANK             $244,000.00          $199,737.71 WIRED BY PHONETEL
   Account No. 2917006604           396.48 PER DIEM $ 44,676.77 WIRED BY BERTHEL
   ABA Routing No. 081003408         18.00 RELEASE FEE
   Special Instructions:       -----------
   Notify Sean Hagan           $244,414.48

9. BERTHEL FISHER   $5,196,996.94 PAY OFF AMOUNT    DEDUCTED FROM BERTHEL LEASE
                    $1,600,001.00 PAY OFF AMOUNT    DEDUCTED FROM BERTHEL LEASE
                    $  108,559.66 PER DIEM          DEDUCTED FROM 9/15 ICL CHECK
                    -------------
                    $6,905,557.60

TOTAL WIRED BY BERTHEL:           $953,002.06
TOTAL WIRED BY PHONETEL:          $199,737.71
TOTAL CHECKS BY PHONETEL:         $  4,392.29 (Intelicall Lease Pay-off)

                          [LOGO] PAYPHONES OF AMERICA

124 Point West Blvd. - St. Charles, MO 63301 - (314) 947-8711 -
Fax (314) 947-6488

July 3, 1996

Lynn Whiteman
Vice President-Operations
Berthel Fisher & Company Leasing, Inc.
425 Second Street S.E.
Cedar Rapids, IIA 52401-1819

Dear Lynn:

We are scheduled to close the sale of Payphones of America, Inc. ("POA") to a wholly owned subsidiary of PhoneTel Technologies, Inc. ("PhoneTel") effective as of August 1, 1996.

If the closing occurs on July 31, 1996, the net investment amount to be paid to Berthel Fisher & Company Leasing, Inc. and its affiliates Telecommunications Income Fund IX and X (collectively, "BERTHEL") in satisfaction of all indebtedness and obligations of POA to Berthel is $6,796,996.94 (the "PAY-OFF AMOUNT"). After July 31, 1996, the per diem interest cost is $2309.78.

Upon receipt of the Pay-Off Amount, it is our understanding that Berthel will
(a) immediately execute and deliver to PhoneTel UCC-3 termination statements for all UCC-1 Financing Statements listing Berthel as secured party and POA, or any subsidiary of POA, as debtor; and (b) execute such other documents as PhoneTel may require to evidence Berthel's release of any lien, encumbrance or security interest in POA's assets.

If the foregoing is consistent with your understanding, please sign in the space provided below and return an executed copy to me at your earliest convenience.

Very truly yours,

/s/ William J. Brinkmeier/BPM

William J. Brinkmeier
Vice President

AGREED AND ACCEPTED:
BERTHEL FISHER & COMPANY
LEASING, INC.

BY:/s/ Lynn Whiteman
- -------------------------
    Lynn Whiteman, V.P.

                                                                    EXHIBIT I-2

[PAYPHONES LOGO]

                              PAYPHONES OF AMERICA
                              124 Point West Blvd.
                             St. Charles, MO 63301
                                 (314) 947-8711
                               Fax (314) 947-6488



July 23, 1996

Mr. Ronald L. Coleman, Trustee
Attorney at Law
3408 Democrat Road
Memphis, TN 38118

Dear Ron:

We are scheduled to close the sale of Payphones of America, Inc. ("POA") to a wholly owned subsidiary of PhoneTel Technologies, Inc. ("PHONETEL") effective as of August 1, 1996.

If the closing occurs on July 31, 1996, the amount (principal and accrued interest) to be paid to Ronald L. Coleman, Trustee in satisfaction of all indebtedness and obligations of POA to Ronald L. Coleman, Trustee is $208,835.18 ($178,835.18 Note and $30,000 Consulting) (the "PAY-OFF AMOUNT"). After July 31, 1996, the per diem interest cost is $74.51.

Upon receipt of the Pay-Off Amount, it is our understanding that you will immediately (a) execute and deliver to PhoneTel UCC-3 termination statements for all UCC-1 Financing Statements listing Ronald L. Coleman, Trustee as secured party and POA, or any subsidiary of POA, as debtor; and (b) execute such other documents as PhoneTel may require to evidence your release of any lien, encumbrance or security interest in POA's assets.

If the foregoing is consistent with your understanding, please sign in the space provided below and return an executed copy to me at your earliest convenience.

Very truly yours,


/s/ William J. Brinkmeier

William J. Brinkmeier
Vice President

AGREED AND ACCEPTED:



/s/ Ronald L. Coleman
- --------------------------
RONALD L. COLEMAN, TRUSTEE

[LOGO] PAYPHONES OF AMERICA

124 Point West Blvd. - St.Charles, MO 63301 - (314) 947-8711 -
Fax (314) 947-6488

July 23, 1996

Mr. R. Greg Kintz
620 Eatherton
Chesterfield, MO 63017

Dear Greg:

We are scheduled to close the sale of Payphones of America, Inc. ("POA") to a wholly owned subsidiary of PhoneTel Technologies, Inc. ("PHONETEL") effective as of August 1, 1996.

If the closing occurs on July 31, 1996, the amount (principal and accrued interest) to be paid to you in satisfaction of all indebtedness and obligations of POA to you is $107,525.00 (the "PAY-OFF AMOUNT"). After July 31, 1996, the per diem interest cost is $47.79.

Upon receipt of the Pay-Off Amount, it is our understanding that you will immediately (a) execute and deliver to PhoneTel UCC-3 termination statements for all UCC-1 Financing Statements listing R. Greg Kintz as secured party and POA, or any subsidiary of POA, as debtor and (b) execute such other documents as PhoneTel may require to evidence your release of any lien, encumbrance or security interest in POA's assets. In addition, you will release the pledge of the POA shares currently held by you as collateral for your note; and surrender any POA share certificates in your possession.

If the foregoing is consistent with your understanding, please sign in the space provided below and return an executed copy to me at your earliest convenience.

Very truly yours,

/s/ William J. Brinkmeier/ CBM

William J. Brinkmeier
Vice President

AGREED AMD ACCEPTED:  PROVIDING MARK TWAIN STATE BANK IS PAID IN FULL

/s/ R. Greg Kintz
- ---------------------------
R. Greg Kintz

[LOGO] PAYPHONES OF AMERICA

124 Point West Blvd. - St. Charles, MO 63301 - (314) 947-8711 -
Fax (314) 947-6488

July 23, 1996

Mr. Paul Wm. Schindler
4134 Bugle Bend Rd.
Chesterfield, MO 63017

Dear Paul:

We are scheduled to close the sale of Payphones of America, Inc. ("POA") to a wholly owned subsidiary of PhoneTel Technologies, Inc. ("PHONETEL") effective as of August 1, 1996.

If the closing occurs on July 31, 1996, the amount (principal only) to be paid to you in satisfaction of all indebtedness and obligations of POA to you is $27,250.00 (the "PAY-OFF AMOUNT"). After July 31, 1996, the per diem interest cost accrued is to be calculated at time of payoff.

Upon receipt of the Pay-Off Amount, it is our understanding that you will immediately (a) execute and deliver to PhoneTel UCC-3 termination statements for all UCC-1 Financing Statements listing Paul Wm. Schindler as secured party and POA, or any subsidiary of POA, as debtor; and (b) execute such other documents as PhoneTel may require to evidence your release of any lien, encumbrance or security interest in POA's assets. In addition, you will release the pledge of the POA shares currently held by you as collateral for your note; and surrender any POA share certificates in your possession.

If the foregoing is consistent with your understanding, please sign in the space provided below and return an executed copy to me at your earliest convenience.

Very truly yours,

/s/ William J. Brinkmeier

William J. Brinkmeier/CBM
Vice President

AGREED AND ACCEPTED: accept as noted: Provided all indebtedness to Mark Twain Bank is paid in full.

/s/ Paul Wm. Schindler
- ----------------------
Paul Wm. Schindler

[LOGO] PAYPHONES OF AMERICA

124 Point West Blvd. - St. Charles, MO 63301 - (314) 947f871 -
Fax (314) 947-6488

July 23, 1996

Mr. John Crawford
President
Eastern Telecom Corporation
11817 Canon Boulevard
Newport News, VA 23606

Dear John:

We are scheduled to close the sale of Payphones of America, Inc. ("POA") to a wholly owned subsidiary of PhoneTel Technologies, Inc. ("PHONETEL") effective as of August 1, 1996.

If the closing occurs on July 31, 1996, the amount to be paid to Eastern Telecom Corporation ("Eastern") in satisfaction of all indebtedness and obligations of POA to Eastern, including all amounts owing under the Consulting Agreement, is $175,869.41 (the "PAY-OFF AMOUNT").

Upon receipt of the Pay-Off Amount, it is our understanding that Eastern will immediately (a) execute and deliver to PhoneTel UCC-3 termination statements for all UCC-1 Financing Statements listing Eastern as secured party and POA, or any subsidiary of POA, as debtor; and (b) execute such other documents as PhoneTel may require to evidence Eastern's release of any lien, encumbrance or security interest in POA's assets.

If the foregoing is consistent with your understanding, please sign in the space provided below and return an executed copy to me at your earliest convenience.

Very truly yours

/s/ William J. Brinkmeier/CBM

William J Brinkmeier
Vice President

AGREED AND ACCEPTED:
Eastern Telecom Corporation

By:  /s/ John Crawford
   ----------------------
        John Crawford, President

[MARK TWAIN LOGO]

                                MARK TWAIN BANKS
                            MARK TWAIN BANK - STATE
                          12375 St. Charles Rock Road
                           Bridgeton, Missouri 63044
                            Telephone: 314-291-1600



DATE:  8/14/96

TO:



ACCOUNT/NOTE NUMBER:  9348459-65896

BORROWER: K & S Enterprises

PROPERTY:

PRINCIPAL BALANCE..............................................$244,000.00
                                                                ------------
INTEREST THROUGH 8-15-96 at 1:30 p.m. .........................$    330.41
                 -------                                        ------------
PER DIEM $66.08................LATE FEES.......................$       N/A
          -----                                                 ------------
RELEASE FEES PAYABLE TO COUNTY RECORDER........................$     18.00
                        ---------------                         ------------
TOTAL CHARGES THROUGH 8-15-96 .................................$244,348.41
                      -------                                   ------------

Our interest in the above referenced property will be satisfied upon receipt of the total charges. All figures are subject to final audit of this account.

Should you require any additional information regarding this account, please do not hesitate to contact the Bank.

Sincerely,

MARK TWAIN BANK



/s/ ???
    ---------------------

cc: Central Discount
    File

                                   EXHIBIT J
                              FINANCIAL STATEMENTS

                           PAYPHONES OF AMERICA, INC
                            UNAUDITED BALANCE SHEET
                              1ST QUARTER FY 1996


ASSETS                                                               Mar-96
- ------                                                               ------
      Current Assets
      --------------

    Checking/Savings
    ----------------

        1015    Cash - Mark Twain Bank                           (249,262.64)
        1021    Refunds II - Mark Twain Bank                         (352.30)
        1022    Cash - UMB/Kansas City                              1,004.63
        1024    Cash - Bank IV Kansas                               1,238.74
        1025    Cash - Crestar Bank/NewportNews                   (42,910.74)
        1027    Cash - Nations Bank (BF)                             (112.00)
        1028    Cash - Magna Bank (BF Ops)                          2,581.22
        1029    Cash - Magna Bank (BF Commission)                    (198.66)
        1100    Petty Cash                                            200.00
        1101    Petty Cash - Virginia                                 639.08
        1102    Petty Cash - Western Missouri                          65.58
                                                                 -----------
                TOTAL CHECKING/SAVINGS                           (287,107.09)



Accounts Receivable
- -------------------

        1201 Accounts Receivable                                    3,082.50
        1202 Due To/From LP1                                      (48,595.39)
        1203 Accounts Receivable: Service                           3,760.64
        1206 Accts Receivable: Intellistar                        130,892.50
        1208 Due to/Fr Berthel Fisher                                 189.97
        1210 Accounts Receivable: Teltrust                         33,694.78
        1211 Accounts Receivable: Mgmnt Fees                       21,235.95
        1214 Accnts Receivable: Dial Around                        61,580.25
        1215 Accounts Receivable: BF Teltrust                         738.38
        1216 Accounts Receivable: QCC                              12,457.67
        1217 Accounts Receivable: BF                               11,196.66
        1300 Notes Receivable: MICPA                               21,510.19
        1302 Notes Receivable: Scott Lapp                             426.65
                                                                 -----------
             TOTAL ACCOUNTS RECEIVABLE                            252,170.75


                           PAYPHONES OF AMERICA, INC
                            UNAUDITED BALANCE SHEET
                              1ST QUARTER FY 1996


Other Current Assets                                                 Mar-96
- --------------------                                                 ------


                1400    Inventory: Pay Telephones                  40,210.91
                1500    Prepaid Expenses                            1,412.20
                1501    Prepaid Deposits                            5,162.56
                1504    Prepaid Taxes                               4,670.35
                                                                   ---------
                        TOTAL OTHER CURRENT ASSETS                 54,456.02

TOTAL CURRENT ASSETS                                               19,519.68
                                                                   ---------


                Fixed Assets
                ------------

                1600    Fixed Assets: Pay Telephones               96,152.69
                1601    Accum Depr: Pay Telephones                (25,075.88)
                1604    Fixed Assets: Phone Booths                  1,190.72
                1605    Accum Depr: Phone Booths                     (643.64)
                1606    Fixed Assets: Payphones(Merger)            83,700.00
                1607    Accum Depr: Payphones (Merger)            (62,513.89)
                1608    Fixed Assets: Protel Phn Boards             7,230.46
                1609    Accum Depr: Protel Phone Boards            (4,246.87)
                1610    Fixed Assets: Office Equipment             27,024.99
                1611    Accum Depr: Office Equipment              (22,616.89)
                1615    Fixed Assets: PBX/Switch Equipment          1,824.11
                1616    Accum Depr: PBX/Switch Equipment           (1,824.10)
                1620    Fixed Assets: Acquisitions                 20,420.25
                1621    Accum Depr: Acquisitions                  (20,420.25)
                1622    Fixed Assets: Trucks/Vans/Cars            184,673.40
                1623    Accum Depr: Trucks/Vans/Cars             (147,294.21)
                1626    Fixed Assets: Pedestals & Enclosures        9,220.00
                1627    Accum Depr: Pedestals & Enclosures         (5,158.80)
                1628    Fixed Assets: Suspense                     20,684.45
                1629    Fixed Assets: K & S/BF 1                  561,040.12
                1630    Accum Depr: K & S/BF 1                   (313,921.44)
                1631    Fixed Assets: Ameritel - 1 of 3           248,400.00
                1632    Accum Depr: Ameritel - 1 of 3            (115,326.60)
                1633    Fixed Assets: Ameritel-2a of 3            300,600.00
                1634    Accum Depr: Ameritel - 2a of3            (132,405.95)
                1635    Fixed Assets: Ameritel 2b of 3             20,000.00
                1636    Accum Depr: Ameritel 2b of 3               (8,809.51)
                1639    Fixed Assets: MW Telecom                  383,400.00
                1640    Accum Depr: Midwest Telecom              (168,877.05)
                1641    Fixed Assets: Intellicall                  65,369.20
                1642    Accum Depr: Intellicall                   (28,015.00)
                1643    Fixed Assets: Protels - BF                 28,675.61
                1644    Accum Depr: Protel - BF                   (11,947.95)

I

                           PAYPHONES OF AMERICA, INC
                            UNAUDITED BALANCE SHEET
                              1ST QUARTER FY 1996


                                                                   March 1996
                                                                   ----------

        1645 Fixed Assets: West Mo - BF6                           250,000.00
        1646 Accum Depr: West Mo - BF6                             (98,214.70)
        1647 Fixed Assets: Intellicall 2                            45,570.50
        1648 Accum Depr: Intellicall 2                             (14,647.50)
        1649 Fixed Assets: E. Telecom (1)                          277,200.00
        1650 Accum Depr: Eastern Telecom(1)                        (62,699.56)
        1651 Fixed Assets: BF/E.Telecom(1)                         462,600.00
        1652 Accum Depr: BF/E.Telecom(1)                          (104,634.98)
        1653 Fixed Assets: BF/E.Telecom(2)                         970,200.00
        1654 Accum Depr: BF/E.Telecom(2)                          (219,448.46)
        1657 Fixed Assets: BerthelFisher                            60,000.00
        1658 Accum Depr: Berthel Fisher Q                           (5,714.40)
                                                                   ----------
                             TOTAL FIXED ASSETS                  2,550,718.87



    Other Assets
    ------------

        1801 Contract Intangible                                    39,272.32
        1802 Accum Depr: Contract Intangible                       (33,776.04)
        1803 Goodwill Intangible                                   779,502.18
        1804 Accum Depr: Goodwill Intangible                       (75,248.90)
        1805 Non-Compete Intangible                                825,000.00
        1806 Accum Depr: Non-Compete                              (586,668.67)
        1807 Deferred Financing Cost - BF                           25,687.50
        1808 Accum Amrt: Deferred Financing                        (20,121.87)
        1811 Deferred Financing - Merger                            93,664.98
        1812 Accum Amrt: Merger                                    (20,673.90)
        1813 MWT Contract Intangible                               327,316.80
        1814 Accum Amrt: MWT Contract Intangible                  (201,842.70)
        1815 E. Telecom Contract Intangible                      2,276,160.24
        1816 Accum Amrt: ET Contract Intangible                   (720,977.26)
        1817 Ameritel-1 Intangible Assets                          218,600.00
        1818 Ameritel-1 In Assets Accum Amortization              (142,416.02)
        1819 Ameritel-2 Intangible Assets                           79,400.00
        1820 Ameritel-2 In Assets Accum Amortization               (43,670.50)
        1823 Bell Atlantic Intangible Assets                         1,000.00
        1824 Bell Atlantic Accum Amortization                          (66.66)
        1825 BF/QT Intangible Assets                                40,000.00
        1826 BF/QT Intan Asset Accum Amortization                   (5,333.20)
        1850 Intellistar License Agreement                          38,837.50
        1851 Accum Amrt: Intelli*LicenseAgrement                   (19,363.33)
        1901 IPTA LLC Investment                                       521.27
                                                                 ------------
                     TOTAL OTHER ASSETS                          2,874,805.72
                                                                 ------------

TOTAL ASSETS                                                     5,445,044.27
                                                                 ============

                            PAYPHONES OF AMERICA, INC
                             UNAUDITED BALANCE SHEET
                               1ST QUARTER FY 1996


LIABILITIES                                                             Mar-96
- -----------                                                             ------

        Current Liabilities
        -------------------

        Accounts Payable
        ---------------

                  2000 Accounts Payable: Operating Expenses           50,936.08
                  2001 Accounts Payable: I-Star                      185,582.47
                  2002 Accounts Payable: LEC & LD                     95,485.59
                  2003 Accounts Payable: Commission                  189,827.82
                  2008 Accounts Payable: Accrued Interest            114,403.33
                  2010 Accounts Payable: Teltrust                        374.02
                  2011 Accounts Payable: BF General                      465.34
                  2120 Miscellaneous P/R Deduction                       769.42
                  2150 Sales Tax Payable                               1,021.58
                  2151 St. Charles Cnty Sales Tax                        422.13
                                                                    -----------
                                     TOTAL ACCOUNTS PAYABLE          639,287.76

        Other Current Liabilities
        -------------------------

                  2200 Note Payable: Ford Motor Cr.                   61,172.48
                                                                    -----------
                          TOTAL OTHER CURRENT LIABILITIES             61,172.48

           TOTAL CURRENT LIABILITES                                  700,460.24
                                                                    -----------
              Long Term Liabilities
              ---------------------

                  2601 Note Payable: Mark Twain LOC                 243,750.00
                  2620 Note Payable: Ron Coleman #1                 181,021.40
                  2621 Note Payable: Ron Coleman #2                 129,544.93
                  2622 Promissory Note (2) Payable                  117,300.00
                  2628 Note Payable: PayTele Comm.                  284,909.13
                  2632 Note Payable: W. Brinkmeier                  124,091.80
                  2633 Note Payable: S. Rojeski(4)                   25,000.00
                  2634 Note Payable: Berthel Fisher                 407,499.75
                  2635 Note Payable: S. Rojeski(5)                   50,000.00
                  2636 Note Payable: S. Rojeski(6)                   40,000.00
                  2637 Note Payable: S. Rojeski(7)                   14,591.51
                  2638 Note Payable: S. Rojeski(8)                   87,500.00
                  2639 Note Payable: S. Rojeski(9)                   22,621.81


                           PAYPHONES OF AMERICA, INC
                            UNAUDITED BALANCE SHEET
                              1ST QUARTER FY 1996


                                                             Mar-96
                                                             ------

                  2640 Note Payable: S. Rojeski(10)      (43,363.26)
                  2641 Note Payable: W. Brinkmeier(      (37,164.02)
                  2643 Note Payable: W. Brinkmeier(      120,815.46
                  2644 Note Payable: S. Rojeski(12)      155,112.89
                  2645 Note Payable: S. Rojeski(13)       15,000.00
                  2646 Note Payable: S. Rojeski           20,000.00
                  2650 Capl Lease Obl:BF (1)             206,072.67
                  2652 Capl Lease Obl:BF (2)             150,407.88
                  2653 Capl Lease Obi:BF (3)             220,569.54
                  2654 Capl Lease Obl:BF (4)             223,596.59
                  2655 Intellicall Capital Lease            (592.48)
                  2656 Capl Lease Obl:BF (5)              16,066.90
                  2657 Capl Lease Obl:BF (6)             144,791.15
                  2658 Intellicall (2) Capital Lease      11,581.48
                  2659 Capl Lease Obl:BF (7)             885,389.13
                  2660 Capl Lease Obl:BF (8)           2,221,237.44
                  2661 Capl Lease Obl:BF (10)             53,502.82
                  2662 Capl Lease Obl:BF (11)             55,479.08
                  2663 Capl Lease Obl:BF (12)             83,503.76
                                                      -------------
                      TOTAL LONG TERM LIABILITIES      6,229,837.36

        TOTAL LIABILITIES                              6,930,297.60
                                                      -------------
        CAPITAL
        -------
                  3000 Shareholders Equity               348,756.03
                  3001 Additional Paid-in Capital        446,106.57
                  3002 Scrip Dividends                  (446,106.57)
                  3901 Prior Period Adj: FY94                  5.00
                  3902 Prior Period Adj: FY95               (502.08)
                  3999 Retained Earnings              (1,324,814.85)
                       Net Income                       (508,697.43)
                                                      -------------

                    TOTAL CAPITAL (NET WORTH)         (1,485,253.33)
                                                      -------------

                TOTAL LIABILITIES & CAPITAL            5,445,044.27
                                                      =============

                          Payphones of America, Inc.
                          Unaudited Income Statement

                             1st Quarter FY 1996


        Revenue                                  Mar-96         Year to Date
        -------                                  ------         ------------

        4000 Phone Revenue: StL Collection      81,997.70        205,458.40
        4002 Phone Revenue: WMO Collection      49,073.50        120,169.25
        4003 Phone Revenue: Va Collection      123,400.00        315,676.50
        4004 Phone Revenue: Tn Collection        6,214.84          7,315.74
        4005 Phone Revenue: Intellistar        123,843.04        336,067.91
        4010 Phone Revenue: Oncor (AOS)             22.93             98.10
        4012 Phone Revenue: Intellicall-AOS          9.75              9.75
        4015 Phone Revenue: LD Communicatio         59.85            248.18
        4019 Phone Revenue: Telecom*USA            291.19          1,029.88
        4020 Phone Revenue: Teltrust- MO        35,432.54        115,064.76
        4021 Phone Revenue: Teltrust - IL       11,661.98         26,863.07
        4022 Phone Revenue: Teltrust - VA       65,703.85        144,195.61
        4023 Phone Revenue: Teltrust - KS        3,436.69         18,156.29
        4024 Phone Revenue: Teltrust - Can         644.59            644.59
        4030 Phone Revenue: Coin Tel Intn'l          -             2,863.66
        4031 Phone Revenue: Teleserve               90.20            280.42
        4032 Phone Revenue: Ga Collection          792.95            792.95
        4033 Phone Revenue: Ms Collection         (119.90)          (119.90)
        4203 Phone Revenue: Payphone Misc            -               672.00
        4300 APCC Dial Around Compensation           -            22,960.87
        4303 Phone Revenue: IPTA LLC Distr       4,463.54          4,463.54
        4304 Phone Revenue: FPTA                 1,831.73          3,962.39
        4305 Phone Revenue: Berthel Fisher/TCC  88,789.98         88,789.98
        4400 Management Fees:Ltd Partnershp      1,300.00          3,925.00
        4401 Management Fees: BerthelFisher     101,235.95      135,000.00
        4402 Management Fees:VisionComm, Inc         -           10,000.00
        4700 Interest Revenue                        15.20           46.88
                                                ----------    ------------
        Total Revenue                           700,192.10    1,564,655.82

                           Payphones of America, Inc.
                           Unaudited Income Statement

                              1st Quarter FY 1996


        Cost of Sales                              Mar-96       Year to Date
        -------------                              ------       ------------

        5000 Southwestern Bell LEC Expense      61,959.37       110,303.68
        5001 Ameritech(lI Bell)Lec Expense       9,743 97        12,860.92
        5002 Illinois Consolidated LEC Exp.        466.23           704.48
        5003 Centel LEC Expense                    156.91           462.40
        5004 Harrisonville LEC Expense             942.75         1,574.15
        5005 Frontier Telephone LEC Expense        207.99           638.57
        5006 Madison Telephone LEC Expense         166.73           511.29
        5007 Alltel LEC Expense                    913.65         2,059.59
        5008 Fidelity LEC Expense                  168.85           370.64
        5011 United Telephone LEC Expense       10,553.23        19,910.41
        5030 GTE Illinois LEC Expense            2,699.75         2,699.75
        5031 GTE Midwest Inc LEC Expense         7,170.13        13,846.16
        5032 GTE Iowa LEC Expense                   76.42           114.63
        5033 GTE North-Illinois Op LEC Exp         584.36         1,215.69
        5036 Mid-Missouri LEC Expense              261.33           261.33
        5037 Citizens Telephone LEC Expense        557.93         1,128.38
        5038 KLM Telephone LEC Expense             109.06           631.01
        5040 Lathrop Telephone Co. LEC Exp          94.85           297.69
        5041 SoCentral Bell Miss-Ph                 84.40           255.35
        5042 GTE - South Va LEC Expense          5,735.76         9,008.94
        5043 Bell Atlantic LEC Expense          67,563.21       121,249.61
        5044 New Florence Telephone Expense        441.51         1,211.02
        5045 McDonald Cnty Telephone Expens         83.41           168.67
        5046 Kingdom Telephone Company             367.38           729.84
        5047 Gulf Telephone Company                 51.76           106.47
        5048 Southern Bell-FL Expense                  -            333.30
        5049 SoCent Bell Ala - LEC Expense          50.19           140.02
        5050 Southern Bell-GA LEC Expense           66.52           143.05
        5051 South Central Bell - Tenn           4,941.39         9,283.07
        5052 Grand River Mutual LEC Expense        450.79           859.63
        5099 SBMS Cellular Phone Expense               -              0.44
        5201 AT&T LD Expense                       236.39           569.10
        5205 MCI LD Phone Expense               15,216.56        46,227.42
        5207 Eastern Telecom 0+LD Expense           16.60            16.60
        5300 Intellistar World Line Exp            178.74           178.74
        5301 Intellistar Rejected Calls          2,113.59         3,385.32
        5302 Intellistar Unbillable Calls           14.25          (200.98)
        5305 Intellistar License Fee             4,073.86        12,842.01
        5306 Intellistar Validation Fees             4.45            73.94
        5307 Intellistar Ez Pymnt Proration     42,476.12       112,476.55
        5322 Teltrust Reserve Expense           14,969.01        39,019.92
        5323 Teltrust Network Expense           19,752.42        57,154.49
        5324 Teltrust Charges & Fees            16,341.65        45,085.69
        5327 Teltrust Status Charge Expense         55.20           170.90
        5328 Teltrust Bank & Finance Charge      2,380.81         6,695.23
        5329 T & E Chargeback Expense              170.09           509.04

                           Payphones of America, Inc.
                           Unaudited Income Statement

                              1st Quarter Fy 1996


        Cost of Sales(cont)                     Mar 1996        Year to Date
        -------------------                     --------        ------------

        5330 Teltrust Customer SVC Adjust       1,207.85         4,437.68
        5331 Teltrust Unbillable Expense          589.86         3,266.12
        5332 Teltrust Ancillary Fee Expense     1,857.82         4,469.84
        5333 Teltrust-Telecom Canada            2,132.93         5,002.69
        5335 ZPDI Virginia Processing Chrg        357.00           357.00
        5400 POA/BFL Phone Maintenance Exp     14,846.83        42,265.00
        5403 BF/TCC Cost of Sales              74,559.88        74,559.88
        5404 POA Income Distibution               346.48           346.48
        5500 Commission Expense: Missouri      42,634.95       108,792.40
        5502 Commission Expense: Virginia      30,184.50        83,947.89
        5600 Regulatory Assessment Expense     14,818.00        14,818.00
        5800 Coin Refund Expense                  326.76           825.21
        5802 Outside Service/Phone Expense      6,941.98        33,135.96
        5803 Payphone Utility Expense              94.50           309.06
        5804 Payphone Collection Expense        2,849.00         8,488.00
                                              ----------     ------------
        Total Cost of Sales                   488,417.91     1,022,305.36
                                              ----------     ------------
        Gross Profit                          211,774.19       542,350.46


        Operating Expenses                      Mar 1996        Year to Date
        ------------------                      --------        ------------

        6000 Tool & Test Equipment Expense      2,076.09         4,478.94
        6001 Phone Enclosures Expense             245.06           625.91
        6002 Phone Software Expense                73.82            73.82
        6003 Phone Repairs & Maint Expense         32.00           845.12
        6004 Installation Supplies Expense         95.82           312.81
        6005 Phone Equipment Expense           32,354.70        40,196.10
        6020 Vehicle Maintenance Expense        1,327.74         4,491.42
        6021 Vehicles Gas & Oil Expense         5,425.67        12,016.39
        6022 Vehicle Travel Allowance Expen       400.00         1,200.00
        6080 Commission Expense: Sales          2,325.00         7,825.00
        6081 Commission Expense: Repayment       (100.00)         (100.00)
        6082 Commission Expense: Install        1,000.00         4,900.00
        6102 Outside Service/Condo Expense        989.36         1,220.16
        6103 Outside Service/Office Expense     5,212.55        11,594.73
        6104 Entertainment Expense                137.39         1,275.35
        6105 Travel Expense/Meals                   -               63.36
        6106 Travel Expense/Lodging               470.05         1,291.15
        6110 Travel Expense/Planes/Rentals      1,791.31         4,778.03
        6111 Travel Expense/Parking Fees            6.00            26.00
        6112 Fees & Licenses Expenses              30.00            40.00
        6113 Bad Debt Expenses                    650.00          (450.92)
        6116 Professional Services & Fees       4,902.18        16,105.76
        6117 Office Equipment Expense               4.32           327.55
        6118 Office Supplies Expense            1,652.42         3,867.59

                           Payphones of America, Inc.
                           Unaudited Income Statement

                               1st Quarter FY 1996


        Operating Expenses                      Mar 1996        Year to Date
        ------------------                      --------        ------------

        6119 Office Phone Expense               4,322.21          11,011.12
        6120 Office Rent Expense               14,216.66          24,374.53
        6121 Office Utilities Expense           2,097.94           3,379.76
        6122 Health Insurance Expense           2,468.10           4,570.30
        6123 Dental Insurance Expense             (16.00)            (80.00)
        6124 Workers Compensation Insurance         -              1,254.00
        6125 Property Insurance Expense             -              4,582.00
        6126 Health Insurance - Virginia         (223.80)          1,161.12
        6128 Freight UPS                          421.42           1,807.55
        6129 US Postal Expense                      -              1,339.91
        6130 Federal Express Expense              965.85           1,696.60
        6132 Bank Charges Expense                  86.85           1,720.69
        6133 Office Software Expenses             844.17           2,428.16
        6134 Office Personnel Expense             198.72             198.72
        6136 Equipment Rental Expense              36.93              73.51
        6137 Equipment Lease Expense              159.63             318.26
        6144 Mobile Phone & Pager Expense         982.07           2,276.53
        6502 Personal Property Tax Expense          -             37,638.40
        6504 Sales Tax Berthel Fisher 1             -                698.67
        6505 Sales Tax Berthel Fisher 2             -                630.84
        6506 Sales Tax Berthel Fisher 3             -                877.70
        6507 Sales Tax Berthel Fisher 4             -                618.82
        6508 Sales Tax Berthel Fisher 5             -                 50.12
        6509 Sales Tax Berthel Fisher 6             -                711.50
        6510 Sales Tax Berthel Fisher 7           107.50           1,770.03
        6511 Sales Tax Berthel Fisher 8         2,253.68           2,253.68
        6512 Sales Tax Berthel Fisher 10           92.66             185.32
        6513 Sales Tax Berthel Fisher 11           98.70              98.70
        6514 Sales Tax Berthel Fisher 12          220.27           2,038.59
        6517 Tennessee State Taxes                 10.00             200.00
        6520 District of Columbia Taxes           100.00             100.00
        6523 Michigan State Taxes                 100.00             100.00
        6530 City of Newport News Taxes             -                236.43
        6550 Payroll Expense                   84,010.50         220,622.25
        6551 Employer Fica Tax Expense          6,409.70          16,833.19
        6552 SUTA - MO Expense                      -                452.76
        6553 SUTA-VA Expense                        -                198.59
        6555 SUTA -MI Expense                       -                161.91
        6556 SUTA - SD Expense                      -                 31.92
        6559 FUTA Expense                           -                187.01
        6560 United Satelite P/R Expense            -             (9,418.37)
        6700 Dues & Subscriptions Expense      (4,002.31)             45.79
        6701 APCC Processing Expense                -              2,949.00
        6702 MICPA Expense                      3,082.52           6,082.52
        67O3 IPTA Expense                       2,914.65           3,261.85
        6804 BF/TCC Operating Expenses           (201.55)           (201.55)

                           Payphones of America, Inc.
                           Unaudited Income Statement

                              1st Quarter Fy 1996


        Operating Expenses                      Mar 1996      Year to Date
        ------------------                      --------      ------------

        6900 Interest Expense/Mark Twain        1,755.85        6,406.70
        6901 Interest Expense/Ford Motor Cr       541.78        1,676.01
        6902 Interest Expense/Prom. #2          1,590.00        6,996.00
        6903 Interest Expense/Berthal-Fishe          -          6,251.74
        6905 Interest Expense/Ron Coleman       3,137.05        9,442.67
        6906 Interest Expense/Berth-Fish 2           -          5,194.97
        6907 Interest Expense/Credit Card            -             11.31
        6908 Interest Expense/Berth-Fish 3           -          6,947.34
        6909 Interest Expense/Berth-Fish 4           -          6,948.17
        691Q Interest Expense/Intellicall            -            409.41
        6911 Interest Expense Pay-Tele          3,636.37        6,181.83
        6912 Interest Expense/Berth-Fish 5           -            424.91
        6913 Interest Expense/Berthel-Fish6          -          5,821.92
        6914 Interest Expense/Miscellaneous          -             30.12
        6915 Interest Expense/RGK & PWS         2,033.31        9,352.69
        6916 Int Exp/Intellicall2 Leas            129.66          600.30
        6921 Interest Expense/Berth-Fish 7      2,344.63       19,399.92
        6922 Interest Expense/Berth-Fish 8     28,007.29       56,264.40
        6923 Interest Expense/Berth-Fish NP    10,130.53       11,894.97
        6924 Interest Expense/Berth-Fish 10       823.06        1,656.06
        6925 Interest Expense/Berth-Fish 11       814.50        1,639.45
        6926 Interest Expense/Accr. Interest         -            888.39
        6927 Interest Expense/Berth-Fish 12     1,118.56        2,266.27
                                                --------      ----------
        Total Expenses                        238,921.14      635,238.25

        Net Ordinary Income                   (27,146.95)     (92,887.79)
                                              ----------      ----------

                           Payphones of America, Inc.
                           Unaudited Income Statement

                              1st Quarter FY 1996


        Extraordinary Income                      Mar-96        Year to Date
        --------------------
        7000 Miscellaneous Revenue                  74.00           122.00
                                                    -----           ------
        Total Extraordinary Income                  74.00           122.00

        Extraordinary Expenses
        ----------------------

        8000 Gain/Loss On Disposal of Asset     64,867.57        64,867.57
        8010 Depr Expense/Payphones             45,923.84       137,753.11
        8011 Depr Expense/Phone Booths              10.41            31.21
        8012 Depr Expense/PBX-Switch Equip          38.82           116.43
        8013 Depr Expense/TruckS/Vans/Cars       3,152.34        12,091.85
        8015 Depr Expense/Wrigley Group            209.42           628.26
        8016 Depr Expense/Pedestal & Encl          109.76           329.28
        8017 Depr Expense/Office Equipment         979.50         2,938.28
        8018 Depr Expense/Real Estate             (897.01)         (628.26)
        8100 Amort Expense/Deferred Finance        861.76         2,585.27
        8103 Amort Expense/Deferred Goodwil      1,623.96         4,871.88
        8104 Amort Exp/Deferred Non-Compete     13,750.01        41,250.00
        8105 Amort Expense/Prepaid License         647.30         1,941.87
        8106 Amort Expense/Contracts            49,052.89       147,154.89
                                              -----------      -----------
        Total Extraordinary Expenses           180,330.57       415,931.64
        Net Extraordinary Income              (180,256.57)     (415,809.64)
                                              -----------      -----------
        Net Income                            (207,403.52)     (508,697.43)
                                              -----------      -----------

                            Limited Partnership One
                            Unaudited Balance Sheet

                              1st Quarter FY 1996


ASSETS                                                          Mar 1996

Current Assets
- --------------

        Checking/Savings
        ----------------

        1000 Cash - UMB/St. Charles                             (1,192.69)
        1001 Cash - SouthTrust Bank                             10,761.62
                                                            -------------
              TOTAL CHECKING/SAVINGS                             9,568.93

        Accounts Receivable

        1200 Due To/From Peyphones of America                   40,825.74
        1201 Accounts Receivable                                   290.75
        1202 Accounts Receivable:Teltrust                        4,292.50
                                                            -------------
             TOTAL ACCOUNTS RECEIVABLE                          45,408.99
             -------------------------
        Other Current Assets
        --------------------

        1500 Telephone Pre-Paid Deposits                           240.00
                                                            -------------
                TOTAL OTHER CURRENT ASSETS                         240.00

Total Current Assets                                            55,217.92
                                                            -------------

Fixed Assets
- ------------

        1600 Fixed Assets: UNI Purchase                        290,933.91
        1601 Accum Depr UNI Purchase                           (86,587.07)
        1602 Fixed Assets: Payphones                           168,910.00
        1603 Accum Depr: Payphones                             (38,793.74)
        1604 Fixed Assets: CCI Purchase                         39,800.00
        1605 Accum Depr: CCI Purchase                           (8,528.54)
        1699 Fixed Assets: Suspense                              1,370.29
                                                            -------------
                TOTAL FIXED ASSETS                             367,104.85
                ------------------

                            Limited Partnership One
                            Unaudited Balance Sheet

                              1st Quarter FY 1996


Other Assets
- ------------
                1800 Intangible Assets:UNI Contracts              62,000.00
                1801 Accum Amort: UNI Contracts                  (25,832.92)
                1802 Intangible Assets:CCI Contracts              13,500.00
                1803 Accum Amort: CCI Contracts                   (4,050.00)
                1810 Intangible Assets: I* License Fees            1,750.00
                1811 Accum Amort: I* License Fees                   (704.17)
                                                            ---------------
                         TOTAL OTHER ASSETS                       46,662.91
                                                            ---------------
        TOTAL ASSETS                                             468,985.68
                                                            ---------------

                            Limited Partnership One
                             Unaudited Balance Sheet

                              1st Quarter FY 1996


Liabilities                                              Mar 1996
- -----------

Current Liabilities
- -------------------

        Accounts Payable
        ----------------
        2000 Accounts Payable:Miscellaneous             17,713.90
        2001 Accounts Payable:LEC/LD                         0.46
        2002 Accounts Payable:Commissions               27,923.11
        2003 Accounts Payable: WJB Distribution         28,904.51
        2004 Accounts Payable: SHR Distribution         28,904.47
                                                      -----------
              TOTAL ACCOUNTS PAYABLE                   103,446.45

TOTAL CURRENT LIABILITIES                              103,446.45

        Long Term Liabilities
        ---------------------

        2600 Ron Coleman: Promissory Note               32,088.33
                                                      -----------

              TOTAL LONG TERM LIABILITIES               32,088.33
                                                      -----------

TOTAL LIABILITIES                                      135,534.78

CAPITAL

        3000 Ownership Equity:LP 1                     498,446.79
        3001 Owners Equity: General Partner              3,000.00
        3999 Income Summary                           (170,220.41)
           Net Income                                    2,224.52
                                                      -----------
              TOTAL CAPITAL(NET WORTH)                 333,450.90
                                                      -----------

              TOTAL LIABILITIES & CAPITAL              468,985.68
                                                      -----------


                            LIMITED PARTNERSHIP ONE
                           UNAUDITED INCOME STATEMENT

                              1ST QUARTER FY 1996


                                                 Mar 96        Year to Date
                                                 ------        ------------

        Phone Revenue
        -------------

        4000 Phone Revenue: Coin Collection       29,201.70        77,906.35
        4001 Phone Revenue: Teletrust(AOS)         7,874.70        20,535.47
        4002 Phone Revenue: Teletrust - MO         1,057.14         3,110.16
        4003 Phone Revenue: Teletrust - IL           334.76         1,162.29
        4008 Phone Revenue: Intellistar            4,615.97        10,968.72
        4015 Phone Revenue: FPTA -AL               1,661.00         1,661.00
                                                  ---------       ----------
        TOTAL PHONE REVENUE                       44,745.27       115,343.99

        Cost of Sales
        -------------

        5000 South Central Bell - Alabama          5,046.13        10,049.39
        5001 South Central Bell - Miss             4,118.32         8,186.30
        5002 United Telephone - Florida              465.42           697.05
        5003 Gulf Telephone Company                  649.54         1,285.02
        5004 South Central Bell - Tennessee          186.66           260.71
        5005 Southern Bell - GA                      197.98           356.46
        5006 Southern Bell - Florida                 950.46         1,277.45
        5007 Centel - Florida                         33.19            66.51
        5008 Frontier Communications                  97.70           193.36
        5009 Ameritech - LEC Expense               1,693.02         2,564.94
        5010 Southwestern Bell - LEC Expens        1,359.62         2,952.03
        5011 GTE North II. Operations                 43.60           128.86
        5013 GTE Midwest - LEC Expense               646.30         1,107.40
        5202 AT&T Long Distance Expense              (29.14)          (28.84)
        5300 Payphone Management Fees              1,250.00         3,875.00
        5301 Payphone Utilities Expense                --              11.15
        5800 Coin Refund Expense                       --             (26.00)
                                                  ---------        ---------
        TOTAL COST OF SALES                       16,708.80        32,956.79
                                                  ---------        ---------

        GROSS PROFIT                              28,036.47        82,387.20

        Expenses                                    Mar 96       Year to Date
        --------                                    ------       ------------

        6001 Phone Enclosure Expense               1,640.00         1,640.00
        6005 Phone Equipment Expense                --                832.54
        6006 Phone Installation Expense              909.00           909.00
        6101 Freight & Shipping: Ups                 274.71           365.34
        6150 Bank Service Charges Expense             36.14           100.48
        6175 Payphone Commissions                  9,679.64        27,923.11
        6176 Salesmen Commission                     200.00           200.00
        6200 Office Supplies                           --              87.45
        6230 Dues & Membership Expenses                --              27.50

                            Limited Partnership One
                           Unaudited Income Statement

                              1st Quarter FY 1996

        Expenses(cont)                                 Mar  96      Year to Date
        --------------                                 ---  --    --------------

        6300 Ext Phone Maintenace Expense               8,253.30      19,970.90
        6400 Intellistar License Fee Expens               383.18       1,007.71
        6401 Intellistar EZ Pymnt Proration             1,523.25       3,536.33
        6900 Interest Expense: Ron Coleman                574.77       1,841.58
                                                  --------------  -------------
        TOTAL EXPENSES                                 23,473.99      58,441.94
                                                  --------------  -------------

        NET ORDINARY INCOME                             4,562.48      23,945.26
                                                  ==============  =============

        Extraordinary Revenue
        ---------------------

        7000 Miscellaneous Income                           --            0.50
        7001 SWB Refund                                     --              --
                                                  ------------    ------------
        TOTAL EXTRAORDINARY REVENUE                         --            0.50

        Extraordinary Expenses
        ----------------------

        8000 Gain/Loss on Disposal of Asset                 --              --
        8100 Depreciation Expense: Payphones            5,953.63      17,858.74
        8200 Amort Expense: Contracts                   1,259.34       3,775.00
        8300 Amort Expense: I* License Fees                29.17          87.50
                                                  --------------  -------------
        Total Extraordinary Expenses                    7,242.14      21,721.24

        NET EXTRAORDINARY INCOME                       (7,242.14)    (21,720.74)
                                                  --------------  -------------
        NET INCOME                                     (2,679.66)      2,224.52
                                                  --------------  -------------
                                     Page 2

                             Limited Partnership 1
                                 Balance Sheet
                                 April 16, 1996
                                Fiscal Year 1995

        Account                                       Dec 95
        -------                                   ----------------
Assets
- ------

     Current Assets
     ------- ------
        Checking/Savings
        ----------------

           1000 Cash - UMB/St. Charles             7,899.66-
           1001 Cash - SouthTrust Bank                78.04
           1002 Cash - Coin Refund Account/L           0.00
                                               ------------

        Total Checking/Savings                     7,821.62-

        Accounts Receivable
        -------- ----------
           1200 Due To/From Payphones of Ame      41,425.78
           1201 Accounts Receivable                7,297.26
           1202 Accounts Receivable:Teltrust       5,222.12
                                               ------------

        Total Accounts Receivable                 53,945.16

        Other Current Assets
        ----- ------- ------

           1500 Telephone Pre-Paid Deposits          240.00
                                               ------------
        Total Other Current Assets                   240.00
                                               ------------

     Total Current Assets                         46,363.54

     Fixed Assets
     ----- ------

           1600 Fixed Assets: UNI Purchase       290,933.91
           1601 Accum Depr: UNI Purchase          90,802.05-
           1602 Fixed Assets: Payphones          101,780.00
           1603 Accum Depr: Payphones              8,324.60-
           1604 Fixed Assets: CCI Purchase        39,800.00
           1605 Accum Depr: CCI Purchase           7,106.22-
           1699 Fixed Assets:Suspense             68,500.29
                                               ------------

     Total Fixed Assets                          394,781.33

     Other Assets
     ----- ------

           1800 Intangible Assets:UNI Contra      62,000.00
           1801 Accum Amort: UNI Contracts        25,426.88-

                             Limited Partnership 1
                                 Balance Sheet
                                 April 16, 1996
                                Fiscal Year 1995



Account                                             Dec 95
- -------                                          ------------
        1802 Intangible Assets: CCI Contra         13,500.00
        1803 Accum Amort: CCI Contracts               675.00-
        1810 Intangible Assets: I* Licens           1,750.00
        1811 Accum Amort: I* License Fees             616.71-
                                                  -----------
     Total Other Assets                            50,531.41
                                                  -----------
Total Assets                                      491,676.28
                                                  ===========

                             Limited Partnership 1
                                 Balance Sheet
                                 April 16, 1996
                                Fiscal Year 1995




Account                                               Dec 95
- -------                                             ----------
Liabilities
- -----------
     Current Liabilities
     -------------------
       Accounts Payable
       -----------------
         2000 Accounts Payable: Miscellaneo           2,942,50
         2001 Accounts Payable: LEC/LD               11,487,03
         2002 Accounts Payable: Commissions          21,472.49
         2003 Accounts Payable: WJB Distri           20,029.03
         2004 Accounts Payable: SHR Distri           20,029.01
                                                    -----------
       Total Accounts Payable                        75,960.06

       Other Current Liabilities
       -------------------------
                                                    -----------
       Total Other Current Liabilities                    0.00
                                                    -----------

     Total Current Liabilities                       75,960.06

     Long Term Liabilities
     ---------------------
         2600 Ron Coleman: Promissory Note           39,164.22
         2999 LP-1 TAD Account                            0.00
                                                    -----------
     Total Long Term Liabilities                     39,164.22
                                                    -----------
Total Liabilities                                   115,124.28

Capital
- -------
         3000 Ownership Equity: LP 1                498,446.79
         3001 Owners Equity: General Partn            3,000.00
         3999 Income Summary                        180,977.73-
         Net Income                                  56,082.94
                                                    -----------
Total Capital (Net Worth)                           376,552.00
                                                    -----------
Total Liabilities & Capital                         491,676.28

                             Limited Partnership 1
                                Income Statement
                                 April 16, 1996
                                Fiscal Year 1995


Account                                      Dec 95    %    Year to Date   %
- -------                                    ---------  ----  ------------ -----

    Income
    ------
      4000 Phone Revenue: Coin Collection  40,492.70  60.9  348,487.46    50.8
      4001 Phone Revenue: Teletrust (AOS)   9,990.42  15.0  133,415.23    19.4
      4002 Phone Revenue: Teletrust - MO    1,170.00   1.8    7,674.12     1.1
      4003 Phone Revenue: Teletrust - IL      477.50   0.7    1,477.34     0.2
      4004 Phone Revenue: Teltrust Suspen       0.00   0.0   32,472.57     4.7
      4006 Phone Revenue: AT&T Commission   1,793.98   2.7   42,896.89     6.2
      4007 Phone Revenue: MCI                   0.00   0.0       28.84     0.0
      4008 Phone Revenue: Intellistar      10,500.00  15.8  114,922.84    16.7
      4009 Phone Revenue: AT&T True Up          0.00   0.0        0.00     0.0
      4010 APCC Dial Around Compensation        0.00   0.0        0.00     0.0
      4011 Phone Revenue: MSPCA               671.91   1.0    3,707.07     0.5
      4012 Phone Revenue: Southnet              0.00   0.0        0.00     0.0
      4013 Phone Revenue: Telecom*USA           0.00   0.0       29.09     0.0
      4014 Phone Revenue: Phone Repair      1,400.00   2.1    1,400.00     0.2
                                           --------- -----  ----------   -----
Total Income                               66,496.51 100.0  686,511.45   100.0


Cost of Sales
- -------------
      5000 South Central Bell - Alabama    10,175.30  15.3   60,788.91     8.9
      5001 South Central Bell - Miss.       8,483.96  12.8   54,624.01     8.0
      5002 United Telephone - Florida         315.35   0.5    3,856.90     0.6
      5003 Gulf Telephone Company           1,276.43   1.9    7,736.03     1.1
      5004 South Central Bell - Tennessee     199.37   0.3    1,513.02     0.2
      5005 Southern Bell - GA                 166.02   0.2    1,898.64     0.3
      5006 Southern Bell - Florida            760.36   1.1    8,517.64     1.2
      5007 Centel - Florida                    66.86   0.1      416.04     0.0
      5008 Frontier Communications            203.32   0.3    1,183.73     0.2
      5009 Ameritech - LEC Expense          1,037.33   1.6   13,263.28     1.9
      5010 Southwestern Bell - LEC Expens   1,626.67   2.4   20,903.90     3.0
      5011 GTE North Il. Operations             0.00   0.0      331.31     0.0
      5012 Kingdom Telephone Company            0.00   0.0    1,126.36     0.2
      5013 GTE Midwest - LEC Expense          561.30   0.8    5,868.40     0.9
      5014 Fidelity - LEC Expense               0.00   0.0      114.29     0.0
      5015 GTE South - LEC Expense              0.00   0.0      320.78     0.0
      5016 GTE Southwest - LEC Expense          0.00   0.0      907.69     0.1
      5017 United Telephone - Missouri          0.00   0.0      100.35     0.0
      5018 SBMS Casino Phone - Expense          0.00   0.0      586.09     0.0
      5200 LDDS Long Distance Expense           0.00   0.0    4,609.37     0.7
      5201 MCI Long Distance Expense            0.00   0.0    1,782.19     0.3
      5202 AT&T Long Distance Expense          59.20   0.0    2,519.88     0.4
      5203 USSprint Long Distance Expense       5.84-  0.0       23.37     0.0


                                       1

                             Limited Partnership 1
                                Income Statement
                                 April 16, 1996
                                Fiscal Year 1995


Account                                      Dec 95    %    Year to Date   %
- -------                                   ----------  ----  ------------ -----

Income
- ------
     5250 VRS Billing System Expense           0.00    0.0        0.00     0.0
     5300 Payphone Management Fees         1,750.00    2.6   21,100.00     3.1
     5301 Payphone Utilities Expense           0.00    0.0       44.38     0.0
     5800 Coin Refund Expense                 33.10-   0.0        5.40     0.0
                                          ---------- -----  ----------   -----
Total Cost of Sales                       26,642.53   40.1  214,141.96    31.2

                                          ---------- -----  ----------   -----
Gross Profit                              39,853.98   59.9  472,369.49    68.8



Expenses
- --------
     6000 Tools/Test Equipment                 0.00    0.0       12.46     0.0
     6001 Phone Enclosure Expense            252.00    0.4      602.60     0.0
     6002 Phone Software Expense               0.00    0.0        0.00     0.0
     6003 Phone Repairs & Maint Expense        0.00    0.0      269.96     0.0
     6004 Installation Supplies Expense        0.00    0.0        0.00     0.0
     6005 Phone Equipment Expense            797.33    1.2    8,058.37     1.2
     6006 Phone Installation Expense       1,034.13    1.6   18,962.58     2.8
     6050 Travel Expense: Installation         0.00    0.0        0.00     0.0
     6100 Freight & Shipping: FedExpress       0.00    0.0        0.00     0.0
     6101 Freight & Shipping: Ups             73.18    0.1      398.83     0.0
     6102 Freight & Shipping: Misc             0.00    0.0       56.44     0.0
     6103 US Postal Service Expense            0.00    0.0        2.44     0.0
     6150 Bank Service Charges Expense       777.06    1.2    1,042.81     0.2
     6151 Bad Debt Expense                     0.00    0.0        0.00     0.0
     6175 Payphone Commissions            10,677.97   16.1  131,958.27    19.2
     6176 Salesmen Commission                600.00    0.9   12,124.00     1.8
     6177 Salesmen Commission Repayment        0.00    0.0        0.00     0.0
     6200 Office Supplies                      0.00    0.0      325.34     0.0
     6221 Professional Fees & Services        20.85    0.0    6,793.20     1.0
     6230 Dues & Membership Expenses          27.50    0.0       55.00     0.0
     6231 Gulf States IPP Association          0.00    0.0      990.00     0.1
     6232 Illinois Coin Payphone Assoc         0.00    0.0       27.90     0.0
     6233 Michigan Payphone Association        0.00    0.0       84.75     0.0
     6300 Ext Phone Maintenace Expense     9,004.50   13.5   96,464.29    14.1
     6400 Intellistar License Fee Expens     550.00    0.8    6,805.83     1.0
     6401 Intellistar EZ Pymnt Proration   3,600.00    5.4   38,240.88     5.6
     6500 Fees and License Expense             0.00    0.0    1,868.00     0.3
     6700 Missouri Sales Tax Expense           0.00    0.0        0.00     0.0
     6701 Florida Gross Receipts Tax         192.07    0.3      911.31     0.1
     6702 Mississippi Tax Commission           0.00    0.0    1,971.42     0.3
     6703 Florida Sales & Use Tax              0.00    0.0       10.00     0.0
     6710 Tn Franchise/Excise Tax Expens       0.00    0.0       30.00     0.0
     6725 Alabama Public Svc Commission        0.00    0.0      113.89     0.0


                                       2

                             Limited Partnership 1
                                Income Statement
                                 April 16, 1996
                                Fiscal Year 1995


Account                                      Dec 95    %    Year to Date   %
- -------                                   ----------  ----  ------------ -----

Income
- ------
     6780 Illinois Income Tax Expense          0.00    0.0       41.00     0.0
     6781 Missouri Income Tax Expense          0.00    0.0      135.38     0.0
     6900 Interest Expense: Ron Coleman      690.77    1.0   10,627.88     1.5
     6902 Interest Expense: Miscellaneou       0.00    0.0        6.00     0.0
                                          ----------  ----- ----------   -----
Total Expenses                            28,297.36   42.6  338,990.83    49.4

                                          ----------  ----  ----------   -----
Net Ordinary Income                       11,556.62   17.4  133,378.66    19.4
                                          =========   ====  ==========   =====


                                       3

                             Limited Partnership 1

                                Income Statement
                                 April 16, 1996

                                Fiscal Year 1995


        Account                                        Dec 95    x     Year to Date  %
        -------                                        ------   ---    ------------ ---

Extraordinary Income
- ------------- ------

        7000 Miscellaneous Income                       0.OO    0.0       0.00      0.0
        7001 SWB Refund                                 0.00    0.0       0.00      0.0
        ----                                       ---------    ---   --------     ----
        Total Extraordinary Income                      0.00    0.0       0.00      0.0


Extraordinary Expenses
- ------------- --------

        8000    Gain/Loss on Disposal of Asset           0.00   0.0        0.00     0.0
        8100    Depreciation Expense:Payphones       5,154.31   7.8   61,851.72     9.0
        8200    Amort Expense: Contracts             1,257.83   1.9   15,093.96     2.2
        8300    Amort Expense: I* License Fees          29.17   0.0      350.04     0.0
                                                   ----------   ---   ---------    ----

        Total Extraordinary Expenses                 6,441.31   9.7   77,295.72    11.3

        Net Extraordinary Income                     6,441.31-  9.7   77,295.72-   11.3
                                                   ----------   ---   ---------    ----

        Net Income                                   5,111.31   7.7   56,082.94     8.2
                                                   ==========   ===   =========    ====

                               SECURITY AGREEMENT
                               ------------------




                  AGREEMENT dated as of August 1, 1996 between PAYPHONES OF AMERICA, INC., a Tennessee corporation (together with its successors, the "Company"), and STANLEY ROJESKI, RONALD L. COLEMAN, TRUSTEE, and WILLIAM J. BRINKMEIER, as Agent (collectively, the "Secured Parties").


                              W I T N E S S E T H :
                              - - - - - - - - - -



                  WHEREAS, PhoneTel III, Inc., an Ohio corporation ("PhoneTel"), the Company, the shareholders of the Company prior to the acquisition of the Company by PhoneTel, and the Secured Parties are parties to an Amended and Restated Share Purchase Agreement of even date herewith (as the same may be amended from time to time, the "Purchase Agreement"); and

                  WHEREAS, pursuant to the Purchase Agreement, PhoneTel will acquire all of the outstanding shares of capital stock of the Company (the "Acquisition"); and

                  WHEREAS, as part of the purchase price for the Acquisition, PhoneTel has agreed to deliver to Sellers one or more promissory notes, evidencing certain of the Purchase Price (as defined in the Purchase Agreement and, as collateral therefor, the Company has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure the obligations of PhoneTel under the Buyer Notes referred to in the Purchase Agreement;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  Definitions
            -----------

                  Terms defined in the Purchase Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

                  "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Company, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to the Company arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Company's rights in, to and under all purchase orders for goods, services or other property, and all of the Company's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the Company under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of the Company), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any person or entity with respect to any of the foregoing.

                  "Collateral" has the meaning set forth in Section 3.

                  "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by the Company.

                  "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by the Company.

                  "Event of Default" shall have the meaning set forth in the Buyer Notes.

                  "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Company, including
(i) all obligations or indebtedness owing to the Company (other than Accounts) from whatever source arising, (ii) all patents, patent licenses, trademarks, trademark licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, and (iii) all rights or claims in respect of refunds for taxes paid.

                  "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC), including those evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Company.

                  "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by the Company, wherever located, and shall also mean and include all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever;

                  "Permitted Liens" means each of the following:

                  (a) Liens in favor of the Agent or the Secured Parties granted pursuant to this Agreement;

                  (b) Liens evidencing rights of lessors in leased equipment and/or purchase money liens on specific items of equipment;

                  (c) Liens in favor of Berthel-Fisher & Company Leasing, Inc., individually or as agent;

                  (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books;

                  (e) Liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the asset subject to such Lien) and for which adequate reserves shall have been set aside on its books;

                  (f) Liens incurred in the ordinary course of business in respect of deposits made in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance of benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (g) judgment Liens with respect to judgments to the extent such judgments do not exceed $50,000.

                  (h) Liens which arise by operation of law under Article 2 of the UCC in favor of unpaid sellers of goods, or liens in items or any accompanying documents or proceeds of either arising by operation of law under
                           Article 4 of the UCC in favor of a collecting bank;

                  (i) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which do not materially detract from the value of such property or impair the use thereof;

                  (j) Liens securing purchase money, indebtedness and capitalized lease obligations;

                  (k) Leases and subleases granted to others in the ordinary course of business not interfering in any material respect with any business of the Borrower or any of its subsidiaries:

                  (l) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with deposit accounts established with banks in the ordinary course of business; and

                  (m) extensions renewals or replacements of any Lien referred to in paragraphs (a) through (l) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                  "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including all claims of the Company against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

                  "Required Sellers" means Sellers holding at least 66-2/3% of the aggregate outstanding principal amount of the Buyer Notes;

                  "Secured Obligations" means all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) on the Buyer Notes together with any and all other amounts now or at any time hereafter owing by the Company to any of the Secured Parties.

                  "Secured Parties" means the Agent and the Sellers.

                  "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.


SECTION 2.  Representations and Warranties
            ------------------------------
                  The Company represents and warrants as follows:

                  (A) The Company has good and marketable title to all of the Collateral, free and clear of any Liens other than the Permitted Liens.

                  (B) The Company has not performed any acts which might prevent the Secured Parties from enforcing any of the terms of this Agreement or which would limit the Agent in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Company's interests, the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.

                  (C) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. Within 30 days following the Closing, UCC financing statements shall be filed in the appropriate offices in the jurisdictions in which the Collateral is located, the Security Interests shall constitute perfected security interests in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for the Permitted Liens.

SECTION 3.  The Security Interests
            ----------------------
                  (A) In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, the Company hereby grants to the Agent for the ratable benefit of the Secured Parties a continuing security interest in and to all of the following property of the Company, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

                  (1)  Accounts;

                  (2)  Inventory;

                  (3)  General Intangibles;

                  (4)  Documents;

                  (5)  Instruments;

                  (6)  Equipment;

                  (7) All books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of the Company pertaining to any of the Collateral; and

                  (8) All Proceeds of all or any of the Collateral described in Clauses 1 through 7 hereof.

                  (B) The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Company with respect to any of the Collateral or any transaction in connection therewith.


SECTION 4.  Further Assurances; Covenants
            -----------------------------
                  (A) The Company will not change its name, identity or corporate structure in any manner unless it shall have given the Agent prior notice thereof. The Company will not change the location of its chief executive office or chief place of business unless it shall have given the Agent 45 days prior notice thereof. The Company shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

                  (B) The Company will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Secured Parties to obtain the full benefits of this Agreement, or to enable the Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. The Company agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (C) The Company shall keep full and accurate books and records relating to the Collateral.

                  (D) The Company will immediately deliver and pledge each Instrument to the Agent, appropriately endorsed to the Agent, provided that so long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Agent shall, promptly upon request of the Company, make appropriate arrangements for making any other Instrument pledged by the Company available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Agent, against trust receipt or like document).

                  (E) The Company shall use its reasonable best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Account (including Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. Subject to the rights of the Secured Parties hereunder upon the occurrence and during the continuance of an Event of Default, the Company may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Company finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or as a discount for prompt payment, all in accordance with the Company's ordinary course of business consistent with its historical collection practices.

                  (F) Upon the occurrence and during the continuance of any Event of Default, upon request of the Sellers through the Agent, the Company will promptly notify (and the Company hereby authorizes the Agent so to notify) each account debtor in respect of any Account or Instrument that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent or its designee.

                  (G) The Company will, promptly upon request, provide to the Agent all information and evidence it may reasonably request concerning the Collateral to enable the Agent to enforce the provisions of this Agreement.


SECTION 5.  General Authority
            -----------------
                  The Company hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Company, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at the Company's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

                  (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof, and

                  (ii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof;

PROVIDED that the Agent shall give the Company not less than twenty days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Company agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.


SECTION 6.  Remedies upon Event of Default
            ------------------------------
                  (A) If any Event of Default has occurred and is continuing, the Agent may exercise on behalf of the Secured Parties all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised). The Agent or any other Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Company will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Company which may be waived, and the Company, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by
Section 6 shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  (B) For the purpose of enforcing any and all rights and remedies under this Agreement the Agent may (i) require the Company to, and the Company agrees that it will, at its expense and upon the request of the Agent, forthwith assemble all or any part of the Collateral as directed by the Agent and make it available at a place designated by the Agent which is, in its opinion, reasonably convenient to the Agent and the Company, whether at the premises of the Company or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Company's books and records relating to the Collateral and
(iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Company, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Company.

SECTION 7.  Limitation on Duty of Agent in Respect of Collateral
            ----------------------------------------------------

                  Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.


SECTION 8.  Application of Proceeds
            -----------------------

                  Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Accounts shall be applied by the Agent in the following order of priorities:

                  FIRST, to payment of the expenses of such sale or other realization, and all expenses, incurred or made by the Agent in connection therewith;

                  SECOND, to the ratable payment of unpaid principal of the Secured Obligations;

                  THIRD, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Purchase Agreement;

                  FOURTH, to the ratable payment of all other Secured Obligations, if any, until all Secured Obligations shall have been paid in full; and

                  FINALLY, to payment to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.


SECTION 9.  Termination of Security Interests; Release of Collateral
            --------------------------------------------------------

                  Upon the repayment in full of all Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Company. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Sellers. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of the Company, execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 10.  Notices
             -------

                  All notices, communications and distributions hereunder shall be given in accordance with Section 8.10 of the Purchase Agreement.


SECTION 11.  Waivers, Non-Exclusive Remedies
             -------------------------------

                  No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Secured Party of any right under the Purchase Agreement, or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law.


SECTION 12.  Successors and Assigns
             ----------------------

                  This Agreement is for the benefit of the Agent and the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Company and its successors and assigns.


SECTION 13.  Changes in Writing
             ------------------

                  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Company and the Agent with the consent of the Required Sellers.


SECTION 14.  NEW YORK LAW
             ------------

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OR CONFLICTS OF LAW), EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.


SECTION 15.  Severability
             ------------

                  If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 16.  Counterparts
             ------------
                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                                   PAYPHONES OF AMERICA, INC.


                                                   PETER GRAF


                                                   By /s/ Peter Graf
                                                   ----------------------------
                                                  Title:  Chairman and CEO



                                                   WILLIAM J. BRINKMEIER


                                                   /s/ William J. Brinkmeier
                                                   ---------------------------


                                                   STANLEY ROJESKI


                                                   /s/ Stanley Rojeski
                                                   ---------------------------


                                                   RONALD L. COLEMAN, TRUSTEE


                                                   /s/ Ronald L. Coleman
                                                   ---------------------------
                                                   Trustee

                                 PROMISSORY NOTE



$1,382,790.61                                                    August 1, 1996

         FOR VALUE RECEIVED, the undersigned PHONETEL III, INC., an Ohio corporation (the "Buyer") promises to pay to WILLIAM J. BRINKMEIER (the "Seller") in lawful money of the United States of America and in immediately available funds the principal amount of ONE MILLION THREE HUNDRED EIGHTY TWO THOUSAND SEVEN HUNDRED NINETY DOLLARS and SIXTY ONE CENTS ($1,382,790.61) plus the Added Principal Amount (as defined below) (the "Loan") or, if less, the unpaid principal amount of the Loan, at Seller's account notified in writing to Buyer (the "Payment Account"), in installments as described in Section 1 below on the last Business Day of each month (each, a "Payment Date") commencing July 31, 1998 (or if such day is not a Business Day, on the next succeeding Business
Day), with all outstanding amounts becoming due and payable on May 31, 2002 (the "Maturity Date"). As used herein "Business Day" shall mean any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

1. PAYMENT. The Buyer also promises to pay principal and interest on the unpaid principal amount of the Loan prior to maturity at the rates set forth below:

         1.1 Interest shall accrue on the outstanding amount of the Loan for the period from the date hereof to and including December 31, 1996 at the rate of 10% per annum (the "First Interest Period"). Interest shall accrue on the outstanding Loan for the period from and after January 1, 1997 to June 30, 1998 at the rate of 14% per annum (the "Second Interest Period"). Interest shall accrue on the outstanding amount of the Loan after June 30, 1998 at the rate of 14% per annum.

         1.2 Payments of accrued interest during and in respect of the First Interest Period shall be payable in the amount of $3,569 per month, commencing August 31, 1996 and on the last Business Day of each month thereafter to and including December 31, 1997, with the remainder of the accrued and unpaid interest during the First Interest Period being added to the principal balance of this Note (such additional amount, the "First Interest Period Added Amount").

         1.3 Payments of accrued interest during and in respect of the Second Interest Period shall be payable in the amount of zero dollars and zero cents per month, commencing January 31, 1997 and on the last Business Day of each month thereafter to and including June 30, 1998, with the remainder of the accrued and unpaid interest during the Second Interest Period being added to the principal balance of this Note (such additional amount, together with the First Interest Period Added Amount, the "Added Principal Amount").

         1.4 Buyer shall make payments of $40,082.13 per month commencing July 31, 1998 and on the last Business Day of each month thereafter to and including April 30, 2002, which shall be applied first to accrued and unpaid interest and second to the unpaid principal amount of this Note.

         1.5 On the Maturity Date, Buyer shall pay the remaining principal balance and all accrued and unpaid interest on this Note.

         1.6 Interest payable hereunder shall be payable in lawful money of the United States of America at the Payment Account. Interest shall be based on the basis of a year of 365 or 366 days, as applicable, and the exact number of days elapsed.

2. PURPOSE. This Note is given to evidence a portion of the Purchase Price as defined in that certain Amended and Restated Share Purchase Agreement, dated as of August 1, 1996 (the "Purchase Agreement"), among the Buyer, Payphones of America, Inc., Seller and the other shareholders of the Seller.

3. VOLUNTARY PREPAYMENT. The Loan may be prepaid by the Buyer in whole or in part, at any time and from time to time, without premium or penalty.

4. EVENT OF DEFAULT. Upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"):(i) nonpayment when due of any payment when due hereunder and such payment shall not have been made within five (5) Business Days when due; or (ii) the institution of any proceeding by or against the Buyer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or the appointment of a receiver, trustee, custodian or other similar official for the Buyer, or for any substantial part of its property and, in the case of institution of any such proceeding against the Buyer, either such proceeding remaining undismissed or unstayed for a period of 120 days or any of the actions sought in the proceeding occurring, or the Buyer taking any corporate or other authorizing action in respect of the foregoing; or
(iii) any other material breach or misrepresentation hereunder or under the Security Agreement referred to in Section 7 hereof that is not cured within 30 days following written notice thereof; THEN AND IN ANY SUCH EVENT, the Seller in its discretion may, by written notice to the Buyer, declare the principal of and accrued interest on the Loan to be, whereupon the same shall become, forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Buyer, PROVIDED, that upon the occurrence of any event specified in clause (ii) such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Buyer.

5. COSTS OF COLLECTION. In the case of any non-payment when due of any amounts due hereunder, the Buyer shall pay all costs and expenses of every kind for collection, including all reasonable attorneys' fees.

6. MANDATORY REPAYMENT. The Loan, together with all accrued but unpaid interest thereon, shall be subject to mandatory prepayment upon the occurrence of either
(i) an offering of any class of capital stock of PhoneTel Technologies, Inc. ("PhoneTel"), (ii) a debt offering of PhoneTel or (iii) any refinancing of the indebtedness under that certain Credit Agreement, dated as of March 15, 1996 (as amended, the "Credit Agreement"), among PhoneTel, Internationale Nederlanden (U.S.) Capital Corporation ("ING"), the lenders party thereto (the "Lenders") and ING as agent for the Lenders, which, in the case of the event set forth in
(i) results in a prepayment of the loans under the Credit Agreement to the Lenders in an aggregate amount of not less than $10,000,000 and in the case of clauses (ii) and (iii) results in a prepayment of all amounts outstanding under the Credit Agreement; provided that the total amount of such prepayment shall be limited to the amount of funds received by PhoneTel (A) in excess of $10,000,000, in the case of clause (i), or (B) the amounts outstanding under the Credit Agreement, in the case of clauses (ii) and (iii); provided further, however, that any partial prepayment shall be applied to the amounts due hereunder in the inverse order of their maturities.

7. SECURITY. The obligations hereunder are to be secured by a lien and security interest in all of the assets of the Buyer pursuant to a certain Security Agreement by the Buyer in favor of, or for the benefit of, Seller.

8. NO SET-OFF, ETC. All payments to be made hereunder by the Buyer shall be made without set-off or counterclaim.

         No delay on the part of the Seller in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the Seller specified herein are in addition to those otherwise created.

         By acceptance of this Note, Seller acknowledges and agrees that this
Note is the obligation solely of the Buyer, and that no officer, director, shareholder, direct or indirect parent company or affiliate of the Buyer will have any liability or obligation under this Note. By acceptance of this Note, Seller further acknowledges that the Buyer is an entity separate and distinct from PhoneTel Technologies, Inc. and its other subsidiaries and that it is not seeking payment or performance of this Note from PhoneTel Technologies, Inc. or any of its subsidiaries other than Buyer.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE BUYER AND, BY ITS ACCEPTANCE HEREOF, THE SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY MATTER ARISING HEREUNDER.




                                            PHONETEL III, INC.

                                            By: /s/ Peter Graf
                                               -----------------------------
                                                  Name:  Peter Graf
                                                  Title: Chairman

                                DATE (MM/DD/YY)
                                    08/12/96


                       CERTIFICATE OF LIABILITY INSURANCE


Producer                               THIS CERTIFICATE IS ISSUED AS A MATTER OF
                                       INFORMATION ONLY AND CONFERS NO RIGHTS
                                       UPON THE CERTIFICATE HOLDER, THIS
The O'Connor Group                     CERTIFICATE DOES NOT AMEND, EXTEND OR
12140 Woodcrest Exec. #225             ALTER THE COVERAGE AFFORDED BY THE
St. Louis MO 63141                     POLICIES BELOW.
                                              COMPANIES AFFORDING COVERAGE
Michael O'Connor Sr.  Prop/Cas
Phone No.  314-576-7080  Fax No.       COMPANY
                                          A       American States

Insured                                COMPANY
                                          B

     PayPhones of America, Inc. K&S     COMPANY
     Enterprises, a Wholly Owned Sub      C
     1245 Point West Blvd.
     St. Charles MO 63301              COMPANY
                                          D

Coverages

   THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT OT WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS. EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.


CO                                                     POLICY EFFECTIVE   POLICY EXPIRATION
LTR      TYPES OF INSURANCE            POLICY NUMBER    DATE (MM/DD/YY)    DATE (MM/DD/YY)                      LIMITS
- ---      ------------------            -------------    ---------------    ---------------                      ------

     GENERAL LIABILITY                                                                        GENERAL AGGREGATE         $ 1000000
A    X  COMMERCIAL GENERAL LIABILITY     01CE059478        06/04/96            06/04/97       PRODUCTS-COMP/OP AGG      $ 1000000
           CLAIMS MADE  X  OCCUR                                                              PERSONAL & ADV INJURY     $  500000
     OWNER'S & CONTRACTOR'S PROT                                                                  EACH OCCURRENCE       $  500000
                                                                                              FIRE DAMAGE (Any one fire)$   50000
                                                                                              MED EXP(Any one person)   $    5000

     AUTOMOBILE LIABILITY                                                                     COMBINED SINGLES LIMIT    $
A       ANY AUTO                         01CE059478        06/04/96            06/04/97
        ALL OWNED AUTOS                  02BA390540        06/04/96            06/04/97       BODILY INJURY             $ 500,000
     X  SCHEDULED AUTOS                                                                       (Per Person)
     X  HIRED AUTOS                                                                           BODILY INJURY             $
     X  NON-OWNED AUTOS                                                                       (Per accident)            $

                                                                                              PROPERTY DAMAGE           $

     GARAGE LIABILITY                                                                         AUTO ONLY-EACH ACCIDENT   $
        ANY AUTO                                                                              OTHER THAN AUTO ONLY      $
                                                                                                          EACH ACCIDENT $
                                                                                                              AGGREGATE $

     EXCESS LIABILITY                                                                         EACH OCCURRENCE           $
        UMBRELLA FORM                                                                         AGGREGATE                 $
        OTHER THAN UMBRELLA FORM                                                                                        $

     WORKERS' COMPENSATION AND                                                                    WC STATU-     OTH-
     EMPLOYERS' LIABILITY                                                                         TORY LIMITS    ER
                                                                                              EL EACH ACCIDENT          $ 100,000
A    THE PROPRIETOR/     INCL            01WC781236-10     06/04/96            06/04/97       EL DISEASE-POLICY LIMIT   $ 500,000
     PARTNERS/EXECUTIVE                                                                       EL DISEASE-EA EMPLOYEE    $ 100,000
     OFFICERS ARE:       EXCL

     OTHER

A    Comm Application                    01CE059478        06/04/96            06/04/97
A    Property                            01CE059478        06/04/96            06/04/97

- ------------------------------
DESCRIPTION OF OPERATIONS


CERTIFICATE HOLDER                      CANCELLATION
                              INSURAN SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL
                                                    DATE WRITTEN NOTICE TO THE
                                          CERTIFICATE HOLDER NAMED TO THE LEFT,
                                          BUT FAILURE TO MAIL SUCH NOTICE SHALL
                                          IMPOSE NO INSURANCE VERIFICATION
                                          OBLIGATION OR LIABILITY OF ANY KIND
                                          UPON THE COMPANY, ITS AGENTS OR
                                          REPRESENTATIVES.
                                          ---------------------------------
                                          AUTHORIZED REPRESENTATIVE

                                          /s/ Michael E. O'Connor
                                          ---------------------------------
                                          Michael O'Connor Sr.  Prop/Cas
ACORD 25-S (I/95)                                        ACORD CORPORATION 1988


                                Schedule 3.21 (A)
                Payphones of America's Vendors (25K or Greater)

                                   AS OF                 AS OF

          VENDOR              MARCH 31, 1996         JUNE 30, 1996

     Intellicall, Inc            97,083.07              72,862.44

     Kerber, Eck, & Braeckel                            22,500.00

     MCI                         47,227.42              37,085.41
                                 ---------              ---------

          Total                 143,310.49             132,447.85
                                ==========             ==========

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                           PAYPHONES OF AMERICA, INC.
                                 AND SUBSIDIARY

                          December 31, 1995 and 1994





KERBER, ECK & BRAECKEL LLP
CERTIFIED PUBLIC ACCOUNTANTS

[KERBER, ECK & BRAECKEL LLP LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

Board of Directors
Payphones of America, Inc.

     We have audited the accompanying consolidated balance sheets of Payphones of America, Inc. (a Tennessee corporation) and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Payphones of America, Inc. and subsidiary as of December 31, 1995 and 1994, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note B, the Company has suffered recurring losses from operations and has limited liquidity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             /s/ Kerber, Eck & Braeckel LLP

St. Louis, Missouri
January 30, 1996 (except for Note L, as
  to which the date is February 7, 1996)

                   Payphones of America, Inc. and Subsidiary

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                            Year ended December 31,

                                                                  1995           1994
                                                               -----------    -----------
Net sales
        Coin calls                                             $ 3,747,247    $ 2,153,974
        Non-coin caLls                                           4,418,667      3,692,117
        Other                                                       49,221         22,053
                                                               -----------    -----------

          Total net sales                                        8,215,135      5,868,144

Cost of sales
        Telephone charges                                        3,599,271      2,676,604
        Commissions                                              1,178,156        722,746
        Service, maintenance and network expense                   289,036        214,636
        Depreciation and amortization                            1,218,095        723,516
                                                               -----------    -----------
                                                                 6,284,558      4,337,502
                                                               -----------    -----------
          Gross profit                                           1,930,577      1,530,642

Selling, general and administrative expenses
        Salaries, wages and benefits                               823,430        488,913
        Depreciation and amortization                              200,095        198,398
        Dues and subscriptions                                      53,905         50,960
        Outside services                                            40,521         63,736
        Phone maintenance                                          118,824              -
        Professional services                                      171,303         85,920
        Taxes
         Personal property                                          75,785          4,295
         Sales                                                      63,948         37,907
        Telephone                                                   69,137         24,696
        Rent                                                        71,511         31,389
        Other                                                      223,165        120,105
                                                               -----------    -----------
                                                                 1,911,624      1,106,319
                                                               -----------    -----------

          Earnings from operations                                  18,953        424,323

Other income (expense)
        Interest income                                                415         14,741
        Interest expense                                          (971,141)      (600,624)
        Gain (loss) on sale of assets                              (80,652)        98,904
        Other income                                                12,135          9,366
                                                               -----------    -----------
                                                                (1,039,243)      (477,613)
                                                               -----------    -----------

          Loss before income taxes                              (1,020,290)       (53,290)

Income taxes
        Current                                                     (6,280)        (8,856)
        Deferred                                                   284,000       (128,000)
                                                               -----------    -----------
                                                                   277,720       (136,856)
                                                               -----------    -----------
           NET LOSS                                            $  (742,570)   $  (190,146)
                                                               ===========    ===========


The accompanying notes are an integral part of these statements.

                   Payphones of America, Inc. and Subsidiary

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                             Period indicated below

                                         Additional   Retained
                                Common   contributed  earnings
                                stock      capital    (deficit)       Total
                               --------   ---------  -----------    ---------
Balance at January 1, 1994
  As originally reported       $339,423   $ 210,219  $  (153,727)   $ 395,915

  Prior period adjustment          --        55,192     (238,373)    (183,181)
                               --------   ---------  -----------    ---------
  As restated                   339,423     265,411     (392,100)     212,734

Net loss for the year ended
  December 31, 1994                --          --       (190,146)    (190,146)

Cash dividends                     --      (133,181)        --       (133,181)
                               --------   ---------  -----------    ---------
Balance at December 31, 1994    339,423     132,230     (582,246)    (110,593)

Net loss for the year ended
  December 31, 1995                --          --       (742,570)    (742,570)

Stock warrants exercised          9,333        --           --          9,333

Cash dividends                     --      (132,230)        --       (132,230)
                               --------   ---------  -----------    ---------
Balance at December 31, 1995   $348,756   $    --    $(1,324,816)   $(976,060)
                               ========   =========  ===========    =========

The accompanying notes are an integral part of this statement.

                   Payphones of America, Inc. and Subsidiary

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            Year ended December 31,

                                                              1995           1994
                                                           -----------    -----------
Increase (decrease) in cash

Cash flows from operating activities
 Net loss                                                  $  (742,570)   $  (190,146)
 Adjustments to reconcile net loss
   to net cash provided by operating activities
      Depreciation and amortization                          1,418,191        921,914
      (Gain) loss on sale of assets                             80,652        (98,904)
      Changes in assets and liabilities
        (Increase) decrease in accounts receivable              (9,352)         9,040
        (Increase) decrease in prepaid expenses                (11,439)            72
        Increase in other asset                                 (2,822)             -
        Increase in accounts payable                           183,338        244,517
        Increase in accrued expenses                           127,407         18,554
        Increase (decrease) in deferred income taxes          (284,000)       128,000
                                                           -----------    -----------
           Total adjustments                                 1,501,975      1,223,193
                                                           -----------    -----------

           Net cash provided by operating activities           759,405      1,033,047

Cash flows from investing activities
 Capital expenditures                                         (203,112)      (229,613)
 Proceeds from sale of assets                                   54,297        195,714
                                                           -----------    -----------
           Net cash used in investing activities              (148,815)       (33,899)

Cash flows from financing activities
 Proceeds from long-term obligations                           507,239        123,355
 Payments on notes payable to bank                             (19,000)       (11,900)
 Payments on long-term obligations                          (1,119,990)      (696,191)
 Stock warrants exercised                                        9,333              -
 Dividends paid                                               (132,230)      (133,181)
                                                           -----------    -----------
           Net cash used in financing activities              (754,648)      (717,917)
                                                           -----------    -----------
Net increase (decrease) in cash                               (144,058)       281,231

Cash (overdraft) at beginning of period                        147,910       (133,321)
                                                           -----------    -----------
Cash at end of period                                      $     3,852    $   147,910
                                                           ===========    ===========


The accompanying notes are an integral part of these statements.

                   Payphones of America, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1995 and 1994

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1.      THE COMPANY

Payphones of America, Inc. operates, services and maintains a system of approximately 2,800 pay telephones in the Southeastern and Midwestern United States.

2.      PRINCIPLES OF CONSOLIDATION

The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation .

3.      ACCOUNTS RECEIVABLE

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

4.      PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leased property under capital leases is amortized over the service lives of the assets for those leases which substantially transfer ownership. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes. Future income taxes resulting from depreciation temporary differences have been provided for.

5.      INTANGIBLE ASSETS

Site location contracts are exclusive rights to operate pay telephones at various locations acquired through business combinations and are stated at cost. Amortization of site contract costs is recorded using the straight-line method over five years, the expected average lives of the contracts.

The Company has classified as goodwill the cost in excess of fair value of the net assets of companies acquired in purchase transactions. Goodwill is amortized on a straight-line method over 40 years. The covenants not to compete are being amortized over their contractual lives of five years. Other intangible assets, including license agreements and deferred financing costs, are amortized over the life of the agreements.

                   Payphones of America, Inc. and Subsidiary

                           December 31, 1995 and 1994

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

6.      RECOGNITION OF REVENUE

Revenues from coin calls and non-coin calls are recognized as calls are made. When revenue on a telephone call is recorded, an expense is also recorded for fees associated with the call.

7.      CONCENTRATIONS OF CREDIT RISK

Revenues have a significant concentration of credit risk in the telecommunications industry. In addition, a significant amount of 1995 revenues were generated by the Company's pay telephones located in the states of Missouri (36%) and Virginia (33%). No other area has a disproportionate credit risk.

8.      USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

The Company has experienced recurring losses and has accumulated losses since inception of $1,324,816. As of December 31, 1995, the Company's current liabilities exceed its current assets by $2,196,559. These factors raise doubt about the Company's ability to continue as a going concern. The Company's continued existence as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms of its debt and lease obligations and to obtain additional financing or refinancing as may be required. Historically, the Company has generated sufficient cash flow to meet its obligations and to pay its debt and lease obligations, and, although it cannot be assured that the Company will be able to continue as a going concern in view of its present financial condition, management believes that continued strategic business acquisitions and improvements in planning and budgeting should enable the Company to meet its obligations and sustain its operations.

                   Payphones of America, Inc. and Subsidiary

                           December 31, 1995 and 1994

NOTE C - NOTE PAYABLE TO BANK

     Note payable to bank is comprised of a $245,000 revolving line of credit agreement with Mark Twain Bank. Interest is payable monthly at 1.50% over the bank's corporate base rate (8.50% at December 31, 1995). The line of credit is secured by certain equipment of the Company and other accounts receivable and matures on February 10, 1996.

NOTE D - LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following at December 31,:

                                                              1995
                                               ----------------------------------
                                               Current     Long-term                   1994
                                               portion      portion       Total        Total
                                               --------    ---------    ---------     -------

  Notes payable to stockholders              $  248,333   $  184,276   $  432,609   $  149,000

  Note payable to Mark Twain Bank                 1,594       26,988       28,582       29,683

  Notes payable to Ford Motor
     Credit Company                              36,098       36,389       72,487       63,582

  Notes payable to Ronald L. Coleman             14,069      299,868      313,937      426,517

  Note payable to Pay-Tele
     Communications, Inc. d/b/a
     Midwest Telecom                            105,454      185,273      290,727      397,818

  Note payable to Communications
     Finance Corporation                         87,466      320,034      407,500      482,853

  Note payable to R. Greg Kintz and
     Paul Wm. Schindler                         103,350       45,750      149,100      236,550

  Capital lease obligations
     Berthel, Fisher & Company
        Leasing, Inc.                           717,554    3,655,275    4,372,829    4,749,921

     Intellicall, Inc.                           17,036         --         17,036       59,466

     Copying Concepts Office Systems               --           --           --          2,168
                                             ----------   ----------   ----------   ----------
                                             $1,330,954   $4,753,853   $6,084,807   $6,597,558
                                             ==========   ==========   ==========   ==========

                   Payphones of America, Inc. and Subsidiary

                           December 31, 1995 and 1994

NOTE D - LONG-TERM OBLIGATIONS - Continued

     The notes payable to stockholders consist of eight unsecured loans maturing at various dates through April 30, 2000. Interest is payable at the rate of 10%.

     The note payable to Mark Twain Bank requires payments of $326 per month including interest at the rate of 8.75 %. The final payment of the entire unpaid balance of principal and interest will be due October 15, 1998. This note is secured by a deed of trust for a condominium.

     The notes payable to Ford Motor Credit Company consist of ten loans secured by automobiles and trucks maturing at various dates through April 22, 1999. The notes require monthly payments of $4,329 including interest at rates from 8.12% to 10.54%.

     The notes payable to Ronald L. Coleman consist of two loans. The notes are unsecured and mature in April, 2007. These notes require monthly payments of $4,271 including interest at rates from 8% to 15%.

     The note payable to Pay-Tele Communications, Inc. d/b/a Midwest Telecom is secured by telephone equipment and site location contracts. The note requires annual principal payments of $100,000 with interest at the rate of 10% through maturity on June 1, 1998. The note is personally guaranteed by the stockholders of the Company.

     The note payable to Communications Finance Corporation is secured by telephone equipment and site location contracts. The note requires monthly payments of $11,895 including interest at the rate of 15% through maturity on September 15, 1999. The note is personally guaranteed by the stockholders of the Company.

     The note payable to R. Greg Kintz and Paul Wm. Schindler requires monthly principal payments of $7,950 plus interest at rates from 12% to 16% through maturity on May 1, 1997. The stockholders of the Company have personally pledged some of their common stock to the lenders as security.

     The Company conducts a portion of its business using leased pay telephone equipment and other intangible assets. For financial and tax reporting purposes, the present values of minimum lease payments have been capitalized. Implicit interest rates for these leases range from 14% to 18%.

                    Payphones of America, Inc. and Subsidiary

                           December 31, 1995 and 1994

NOTE D - LONG-TERM OBLIGATIONS - Continued

     The leases, which are noncancelable, expire at various dates through 2001. The following is a schedule of leased property and other assets under capital leases included on the accompanying balance sheets:

       Telephone equipment             $  3,871,519
       Site location contracts            2,980,749
                                          ---------
                                          6,852,268

         Less accumulated depreciation
           and amortization              (2,256,701)
                                        -----------
                                        $ 4,595,567
                                        ===========



     Annual maturities of all long-term obligations are as follows for years following December 31, 1995:

       1996                       $ 1,330,954
       1997                         1,087,032
       1998                         1,024,518
       1999                           998,138
       2000                           771,115
       2001 and thereafter            873,050
                                  -----------
                                  $ 6,084,807
                                  ===========




NOTE E - INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No.109 "Accounting For Income Taxes" (SFAS). Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax income and expense is the result of changes in deferred tax assets and liabilities. The principal types of differences between assets and liabilities for financial statement and tax return purposes are accumulated depreciation and accumulated amortization.

                   Payphones of America, Inc. and Subsidiary

                           December 31, 1995 and 1994


NOTE E - INCOME TAXES - Continued

     The provision for income taxes consists of the following for the year ended December 31,:

                                             1995              1994
                                          ---------         ---------
          Current                         $  (6,280)        $  (8,856)
          Deferred                          284,000          (128,000)
                                          ---------         ---------
                                          $ 277,720         $(136,856)
                                          =========         =========

     Deferred tax assets and liabilities are attributable to the following at December 31,:

                                                          1995         1994
                                                       ---------    ---------
          Deferred tax assets (liabilities)
            Noncurrent
              Accumulated depreciation                 $(472,000)   $(365,000)
              Accumulated amortization                   262,000       81,000
              Tax benefit of net operating loss
                carryforward                             460,000           --
                                                       ---------    ---------
                                                         250,000     (284,000)
            Less valuation allowance                    (250,000)          --
                                                       ---------    ---------
                  Net deferred tax asset (liability)   $      --    $(284,000)
                                                       =========    =========

     A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. The net deferred assets reflect management's estimate of the amount which will be realized from future profitability which can be predicted with reasonable certainty.

     The Company has net operating loss carryforwards for Federal income tax purposes which are available to offset future Federal taxable income. These carryforwards expire as follows:

         2008                      $    9,194
         2009                         332,849
         2010                         836,510
                                   ----------
                                   $1,178,553
                                   ==========

                   Payphones of America, Inc. and Subsidiary

                           December 31, 1995 and 1994


NOTE F - COMMITMENTS

     The Company conducts a substantial portion of its operations utilizing leased facilities and equipment. The minimum rental commitments under operating leases are as follows for the year ended December 31,:

        1996                           $ 95,091
        1997                             93,246
        1998                             60,550
        1999                             59,000
        2000                             64,400
        2001 and thereafter             310,500
                                       --------
        Total minimum lease payments   $682,787
                                       ========

     Rent expense for all operating leases for the years ended December 31, 1995 and 1994,was $71,512 and $31,389, respectively.

NOTE G - STOCK WARRANTS

     The Company has issued various warrants which are exercisable for common stock as follows:

        Warrant      Number         Exercise      Expiration
        number     of shares         price           date
        -------    ---------        --------    ----------------
          6         319,114          $1.00      October 24, 2004
          9         250,000          $2.00      July 28, 2000

     Warrant six has been issued to the Company's vice president and warrant nine has been issued to a lender.


NOTE H - STATEMENT OF CASH FLOWS

     Cash paid for interest and income taxes was as follows during the year ended December 31,:

                                                 1995             1994
                                               --------         --------
        Interest                               $852,612         $597,956
        Income taxes                              6,280           16,388

     During 1995 and 1994, the Company entered into capital lease obligations totalling $100,000 and $4,000,000, respectively, which represent noncash financing activities.

                   Payphones of America, Inc. and Subsidiary

                           December 31, 1995 and 1994


NOTE I - PRIOR PERIOD ADJUSTMENT

     Retained earnings at December 31, 1994, were restated following completion of the Company's first audit to reflect the correction of the following account balances:

         Accounts receivable                                 $ (14,061)
         Property and equipment                                 15,307
         Other assets                                           20,521
         Accumulated depreciation and
          amortization                                          21,219
         Accounts payable                                      (94,965)
         Income taxes payable                                  (20,639)
         Notes payable                                          49,112
         Deferred income taxes                                (156,000)
         Additional contributed capital                        (55,192)
         Other                                                  (3,675)
                                                             ---------
                                                             $ 238,373
                                                             =========


NOTE J - ACQUISITION

     On September 23, 1994, the Company purchased certain assets of Eastern Telecom Corporation, operators of pay telephones in the Southeastern region of the United States. The acquisition was accounted for using the purchase method. The purchase price of $4,000,000 was allocated as follows:

         Fair market value of assets acquired
              Inventories                                    $    2,000
              Equipment                                       1,721,839
              Site contracts                                  2,276,161
                                                             ----------
         Purchase price                                      $4,000,000
                                                             ==========


     In connection with the asset purchase, the Company entered into a purchase commitment with the seller for services of $500,000. In 1995, the commitment decreased to approximately $192,000 based on actual revenues generated by the assets acquired. The Company's annual obligation under this agreement is $32,000 through 2001.


NOTE K - RECLASSIFICATIONS

     Certain reclassifications have been made to the 1994 financial statements to conform to the 1995 presentation.

                   Payphones of America, Inc. and Subsidiary

                           December 31, 1995 and 1994


NOTE L - SUBSEQUENT EVENT

     On February 7, 1996, the Telecommunications Act of 1996 was signed into law. The Act recognizes that independent public payphone providers are entitled to fair rules to compete with the Regional Bell Operating Companies and other local exchange companies. For instance, the Act prohibits Bell operating companies from subsidizing payphone service directly or indirectly with revenues generated from their exchange or access services. Bell companies are also prohibited from discriminating in favor of their payphone services. The legislation directs the Federal Communications Commission to develop fair rules in implementing the payphone provision within nine months. The potential impact of this Act on the financial position of the Company is unknown at this time.


NOTE M - FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, trade receivables, trade payables and debt instruments. The book values of cash and trade payables are representative of their fair values due to the short-term maturity of these instruments. The book value of the Company's debt instruments is considered to approximate their fair value at December 31, 1995, based on market rates and conditions.

                                PROMISSORY NOTE

     $522,000                                                    August 1, 1996

     FOR VALUE RECEIVED, the undersigned PHONETEL III, INC., an Ohio corporation (the "Buyer") promises to pay to RONALD L. COLEMAN, TRUSTEE (the "Seller") in lawful money of the United States of America and in immediately available funds the principal amount of FIVE HUNDRED TWENTY TWO THOUSAND DOLLARS ($522,000) plus the Added Principal Amount (as defined below) (the "Loan") or, if less, the unpaid principal amount of the Loan, at Seller's account notified in writing to Buyer (the "Payment Account"), in installments as described in Section 1 below on the last Business Day of each month (each, a "Principal Payment Date ") commencing July 31, 1998 (or if such day is not a Business Day, on the next succeeding Business Day), with all outstanding amounts becoming due and payable on May 31, 2002 (the "Maturity Date"). As used herein "Business Day" shall mean any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

1. PAYMENTS. The Buyer also promises to pay principal and interest on the unpaid principal amount of the Loan prior to maturity at the rates set forth below:

        1.1 Interest shall accrue on the outstanding amount of the Loan for the period from the date hereof to and including December 31, 1996 at the rate of 10% per annum (the "First Interest Period"). Interest shall accrue on the outstanding Loan for the period from and after January 1, 1997 to June 30, 1998 at the rate of 14% per annum (the "Second Interest Period"). Interest shall accrue on the outstanding amount of the Loan after June 30, 1998 at the rate of 14% per annum.

        1.2 Payments of accrued interest during and in respect of the First Interest Period shall be payable in the amount of $4,350 per month, commencing August 31, 1996 and on the last Business Day of each month thereafter to and including December 31, 1997, with the remainder of the accrued and unpaid interest during the First Interest Period being added to the principal balance of this Note (such additional amount, the "First Interest Period Added Amount").

        1.3 Payments of accrued interest during and in respect of the Second Interest Period shall be payable in the amount of $6,000 per month, commencing January 31, 1997 and on the last Business Day of each month thereafter to and including June 30, 1998, with the remainder of the accrued and unpaid interest during the Second Interest Period being added to the principal balance of this Note (such additional amount, together with the First Interest Period Added Amount, the "Added Principal Amount").

        1.4 Buyer shall make payments of $14,728.39 per month commencing July 31, 1998 and on the last Business Day of each month thereafter to and including April 30, 2002, which shall be applied first to accrued and unpaid interest and second to the unpaid principal amount of this Note.

        1.5 On the Maturity Date, Buyer shall pay the remaining principal balance and all accrued and unpaid interest on this Note.

        1.6 Interest payable hereunder shall be payable in lawful money of the United States of America at the Payment Account. Interest shall be based on the basis of a year of 365 or 366 days, as applicable, and the exact number of days elapsed.

2. PURPOSE. This Note is given to evidence a portion of the Purchase Price as defined in that certain Amended and Restated Share Purchase Agreement, dated as of August 1, 1996 (the "Purchase Agreement"), among the Buyer, Payphones of America, Inc., Seller and the other shareholders of the Seller.

3. VOLUNTARY PREPAYMENT. The Loan may be prepaid by the Buyer in whole or in part, at any time and from time to time, without premium or penalty.

4. EVENT OF DEFAULT. Upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"):(i) nonpayment when due of any payment when due hereunder and such payment shall not have been made within five (5) Business Days when due; or (ii) the institution of any proceeding by or against the Buyer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or the appointment of a receiver, trustee, custodian or other similar official for the Buyer, or for any substantial part of its property and, in the case of institution of any such proceeding against the Buyer, either such proceeding remaining undismissed or unstayed for a period of 120 days or any of the actions sought in the proceeding occurring, or the Buyer taking any corporate or other authorizing action in respect of the foregoing; or (iii) any other material breach or misrepresentation by Buyer hereunder or under the Security Agreement referred to in Section 7 hereof which is not cured within 30 days following written notice thereof; THEN AND IN ANY SUCH EVENT, the Seller in its discretion may, by written notice to the Buyer, declare the principal of and accrued interest on the Loan to be, whereupon the same shall become, forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Buyer, PROVIDED, that upon the occurrence of any event specified in clause (ii) such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Buyer.

5. COSTS OF COLLECTION. In the case of any non-payment when due of any amounts due hereunder, the Buyer shall pay all costs and expenses of every kind for collection, including all reasonable attorneys' fees.

6. MANDATORY REPAYMENT. The Loan, together with all accrued but unpaid interest thereon, shall be subject to mandatory prepayment upon the occurrence of either (i) an offering of any class of capital stock of PhoneTel Technologies, Inc. ("PhoneTel"), (ii) a debt offering of PhoneTel or (iii) any refinancing of the indebtedness under that certain Credit Agreement, dated as of March 15, 1996 (as amended, the "Credit Agreement"), among PhoneTel, Internationale Nederlanden (U.S.) Capital

Corporation ("ING"), the lenders party thereto (the "Lenders") and ING as agent for the Lenders, which, in the case of the event set forth in (i) results in a prepayment of the loans under the Credit Agreement to the Lenders in an aggregate amount of not less than $10,000,000 and in the case of clauses (ii) and (iii) results in a prepayment of all amounts outstanding under the Credit Agreement; provided that the total amount of such prepayment shall be limited to the amount of funds received by PhoneTel (A) in excess of $10,000,000, in the case of clause (i), or (B) the amounts outstanding under the Credit Agreement, in the case of clauses (ii) and (iii); provided further, however, that any partial prepayment shall be applied to the amounts due hereunder in the inverse orders of their maturities.

7. SECURITY. The obligations hereunder are to be secured by a lien and security interest in all of the assets of the Buyer pursuant to a certain Security Agreement by the Buyer in favor of, or for the benefit of, Seller.

8. NO SET-OFF, ETC. All payments to be made hereunder by the Buyer shall be made without set-off or counterclaim.

        No delay on the part of the Seller in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the Seller specified herein are in addition to those otherwise created.

        By acceptance of this Note, Seller acknowledges and agrees that this
Note is the obligation solely of the Buyer, and that no officer, director, shareholder, direct or indirect parent company or affiliate of the Buyer will have any liability or obligation under this Note. By acceptance of this Note, Seller further acknowledges that the Buyer is an entity separate and distinct from PhoneTel Technologies, Inc. and its other subsidiaries and that it is not seeking payment or performance of this Note from PhoneTel Technologies, Inc. or any of its subsidiaries other than Buyer.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE BUYER AND, BY ITS ACCEPTANCE HEREOF, THE SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY MATTER ARISING HEREUNDER.



                                        PHONETEL III, INC.



                                        By:   /s/ Peter Graf
                                           ---------------------------
                                            Name:  Peter Graf
                                            Title: Chairman

                                PROMISSORY NOTE


$1,729,322.67                                                   August 1, 1996

        FOR VALUE RECEIVED, the undersigned PHONETEL III, INC., an Ohio corporation (the "Buyer") promises to pay to STANLEY ROJESKI (the "Seller") in lawful money of the United States of America and in immediately available funds the principal amount of ONE MILLION SEVEN HUNDRED TWENTY-NINE THOUSAND THREE HUNDRED TWENTY TWO DOLLARS and SIXTY SEVEN CENTS ($1,729,322.67) plus the Added Principal Amount (as defined below) (the "Loan") or, if less, the unpaid principal amount of the Loan, at Seller's account notified in writing to Buyer (the "Payment Account"), in installments as described in Section 1 below on the last Business Day of each month (each, a "Payment Date") commencing July 31, 1998 (or if such day is not a Business Day, on the next succeeding Business
Day), with all outstanding amounts becoming due and payable on May 31, 2002 (the "Maturity Date"). As used herein "Business Day" shall mean any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

1. PAYMENTS. The Buyer also promises to pay principal and interest on the unpaid principal amount of the Loan prior to maturity at the rates set forth below:

        1.1 Interest shall accrue on the outstanding amount of the Loan for the period from the date hereof to and including December 31, 1996 at the rate of 10% per annum (the "First Interest Period"). Interest shall accrue on the outstanding Loan for the period from and after January 1, 1997 to June 30, 1998 at the rate of 14% per annum (the "Second Interest Period"). Interest shall accrue on the outstanding amount of the Loan after June 30, 1998 at the rate of 14% per annum.

        1.2 Payments of accrued interest during and in respect of the First Interest Period shall be payable in the amount of $4,581 per month, commencing August 31, 1996 and on the last Business Day of each month thereafter to and including December 31, 1997, with the remainder of the accrued and unpaid interest during the First Interest Period being added to the principal balance of this Note (such additional amount, the "First Interest Period Added Amount").

        1.3 Payments of accrued interest during and in respect of the Second Interest Period shall be payable in the amount of zero dollars and zero cents, per month, commencing January 31, 1997 and on the last Business Day of each month thereafter to and including June 30, 1998, with the remainder of the accrued and unpaid interest during the Second Interest Period being added to the principal balance of this Note (such additional amount, together with the First Interest Period Added Amount, the "Added Principal Amount").

        1.4 Buyer shall make payments of $51,450.48 per month commencing July 31, 1998 and on the last Business Day of each month thereafter to and including April 30, 2002, which shall be applied first to accrued and unpaid interest and second to the unpaid principal amount of this Note.

        1.5 On the Maturity Date, Buyer shall pay the remaining principal balance and all accrued and unpaid interest on this Note.

        1.6 Interest payable hereunder shall be payable in lawful money of the United States of America at the Payment Account. Interest shall be based on the basis of a year of 365 or 366 days, as applicable, and the exact number of days elapsed.

2. PURPOSE. This Note is given to evidence a portion of the Purchase Price as defined in that certain Amended and Restated Share Purchase Agreement, dated as of August 1, 1996 (the "Purchase Agreement"), among the Buyer, Payphones of America, Inc., Seller and the other shareholders of the Seller.

3. VOLUNTARY PREPAYMENT. The Loan may be prepaid by the Buyer in whole or in part, at any time and from time to time, without premium or penalty.

4. EVENT OF DEFAULT. Upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"):(i) nonpayment when due of any payment when due hereunder and such payment shall not have been made within five (5) Business Days when due; or (ii) the institution of any proceeding by or against the Buyer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or the appointment of a receiver, trustee, custodian or other similar official for the Buyer, or for any substantial part of its property and, in the case of institution of any such proceeding against the Buyer, either such proceeding remaining undismissed or unstayed for a period of 120 days or any of the actions sought in the proceeding occurring, or the Buyer taking any corporate or other authorizing action in respect of the foregoing; or (iii) any other material breach or misrepresentation by Buyer hereunder or under the Security Agreement referred to in Section 7 hereof which is not cured within 30 days following written notice thereof; THEN AND IN ANY SUCH EVENT, the Seller in its discretion may, by written notice to the Buyer, declare the principal of and accrued interest on the Loan to be, whereupon the same shall become, forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Buyer, provided, that upon the occurrence of any event specified in clause (ii) such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Buyer.

5. COSTS OF COLLECTION. In the case of any non-payment when due of any amounts due hereunder, the Buyer shall pay all costs and expenses of every kind for collection, including all reasonable attorneys' fees.

6. MANDATORY REPAYMENT: The Loan, together with all accrued but unpaid interest thereon, shall be subject to mandatory prepayment upon the occurrence of either (i) an offering of any class of capital stock of PhoneTel Technologies, Inc. ("PhoneTel"), (ii) a debt offering of PhoneTel or (iii) any refinancing of the indebtedness under that certain Credit Agreement, dated as of March 15, 1996 (as amended, the "Credit Agreement"), among PhoneTel, Interriationale Nederlanden (U.S.) Capital Corporation ("ING"), the lenders party thereto (the "Lenders ") and ING as agent for the Lenders, which, in the case of the event set forth in (i) results in a prepayment of the loans under the Credit Agreement to the Lenders in an aggregate amount of not less than $10,000,000 and in the case of clauses (ii) and (iii) results in a prepayment of all amounts outstanding under the Credit Agreement; provided that the total amount of such prepayment shall be limited to the amount of funds received by PhoneTel (A) in excess of $10,000,000, in the case of clause (i), or (B) the amounts outstanding under the Credit Agreement, in the case of clauses (ii) and
(iii); provided further, however, that any partial prepayment shall be applied to the amounts due hereunder in the inverse orders of their maturities.

7. SECURITY. The obligations hereunder are to be secured by a lien and security interest in all of the assets of the Buyer pursuant to a certain Security Agreement by the Buyer in favor of, or for the benefit of, Seller.

8. NO SET-OFF, ETC. All payments to be made hereunder by the Buyer shall be made without set-off or counterclaim.

        No delay on the part of the Seller in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the Seller specified herein are in addition to those otherwise created.

        By acceptance of this Note, Seller acknowledges and agrees that this
Note is the obligation solely of the Buyer, and that no officer, director, shareholder, direct or indirect parent company or affiliate of the Buyer will have any liability or obligation under this Note. By acceptance of this Note, Seller further acknowledges that the Buyer is an entity separate and distinct from PhoneTel Technologies, Inc. and its other subsidiaries and that it is not seeking payment or performance of this Note from PhoneTel Technologies, Inc. or any of its subsidiaries other than Buyer.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK: EACH OF THE BUYER AND, BY ITS ACCEPTANCE HEREOF, THE SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY MATTER ARISING HEREUNDER.


                                           PHONETEL III, INC:



                                           By:   /s/ Peter Graf
                                              ----------------------------
                                              Name:  Peter Graf
                                              Title: Chairman

                                  SCHEDULE 2.3
                                   VIOLATIONS
                                   ----------

        POA and BUYER must file a joint application with the Minnesota PUC and PSC seeking approval for the change of control of POA.

                                  SCHEDULE 3.1
                                  SUBSIDIARIES
                                  ------------


               W.J.B. & Associates, Inc., a Tennessee corporation
                 KNS Enterprises, Inc., a Missouri corporation

                                SCHEDULE 3.5(b)
                         CONSENTS, WAIVERS OR APPROVALS
                         ------------------------------

                               See Schedule 2.3.

                                SCHEDULE 3.6(a)
                 EXCEPTIONS/SUPPLEMENTS TO FINANCIAL STATEMENTS
                 ----------------------------------------------



                                      NONE

                                SCHEDULE 3.6(b)
                              EXTRAORDINARY ITEMS
                              -------------------

None other than as disclosed in the Financial Statements and POA's 1993, 1994 and 1995 Federal Corporate Income Tax Returns.

                                  SCHEDULE 3.7
                            UNDISCLOSED LIABILITIES
                            -----------------------


                                      NONE

                                  SCHEDULE 3.8
            Payphones of America, Inc Outstanding A/R as of 06/30/96


                          Account               Amount
                          -------               ------
                          A/R General          3,082.50
                          LP1                 (1,706.29)
                          C/O Payphones        3,760.64
                          Intellicall        174,698.63
                          Teletrust           27,090.45
                          BF Mgmnt Fees       21,235.95
                          BF Teltrust            738.38
                          QCC                 12,457.67
                          BF                  11,386.63
                                              ---------
                                             252,744.56
                                             ==========

                                  SCHEDULE 3.8


                       ACCOUNTS RECEIVABLE AGING-3/3 1/96
                       ----------------------------------


                                    ATTACHED

                                 SCHEDULE 3.12
                               MATERIAL CONTRACTS
                               ------------------

        1. All Payphone Location Contracts, all of which have been made available for review by POA to Buyer as an integral part of the Buyer's due diligence process.

        2. Long Distance Services Agreement, dated May 23, 1995, between POA and MCI.

        3. Oral Agreement, between Teltrust, Inc. and PQA with respect to the provision of live operator services by Teltrust, Inc. to POA.

        4..     Asset Purchase Agreement, dated September 23, 1994, between POA and Eastern Telecom Corporation, and all documents and agreements executed in connection therewith.

        5. Stock Purchase Agreement, dated April 28, among KNS Enterprises, Inc., the shareholders of KNS Enterprises, Inc. and POA, and all documents and agreements executed in connection therewith.

        6. Asset Purchase Agreement, dated December 2, 1992, between Ameritel and POA with closings on January 29, 1993 and March 31, 1993, and all documents and agreements executed in connection therewith.

        7. Asset Purchase Agreement, dated March 31, 1993, between Pay TeleCommunications, Inc. and POA, and all documents and agreements executed in connection therewith.

        8. Intellicall License Agreement, dated March 29, 1994, between POA and Intellicall, Inc.

        9. Vehicle Financing Agreements between POA and Ford Motor Credit (list attached).

        10. Equipment Lease Agreements between Berthel Fisher & Company Leasing, Inc. and POA.

        11. Asset Purchase Agreement between POA and LP1 to be entered into prior to closing and the consideration for which shall be paid at the Closing.

        12. Equipment Lease Agreements, dated September 24, 1993 and March 29, 1993, POA and Intellicall, Inc.

                                 SCHEDULE 3.14
                                   LITIGATION
                                   ----------

        1. Julie Bitzer v. Pay Phone of America, Inc., Case No. 95C3783, District Court of Wyandotte County, Kansas (dismissed by judge without prejudice with option of plaintiff to refile).

        2. Suit to be filed by POA against Eastern and John Crawford, individually with respect to the Asset Purchase Agreement, dated September 23, 1994, between POA and Eastern and the Consulting Agreement, dated September 16, 1994 between POA and John Crawford.

        3.      Commonwealth of Virginia, ex rel. State Corporation Commission
v. Payphones of America, Inc. d/b/a Eastern Telecom Pay Telephone Co. Case No. PUC940049 (SETTLED AND ORDER OF DISMISSAL ENTERED).

        4. Potential Arbitration Proceeding between St. Charles Riverfront Station, Inc. and POA regarding whether the contract expires 12/1/95 or 12/1/96 (SETTLED).

        5. Petition of Payphones of America, Inc. for the Approval of the Acquisition of certain Assets of Continental Payphone Services, Inc., Docket No. P5071,5219/PA-95-879 (APPROVED).

        6. Advance Pay Systems, Inc. V. Pay Phone Company of America T/A Eastern Telecom Pay Telephone Company, Circuit Court of Portsmouth VA Case No. CH96000456-00 (dispute over Family Market phone location--2 phones).

        7. LDDS/WORLDCOM v. Payphones of America, Inc. POA has received correspondence from LDDS' counsel in Kansas City alleging that POA owes LDDS/WorldCom @$81,000. POA has responded in writing that it does not owe LDDS any money and that it has paid LDDS in accordance with the agreement (NOTE: LDDS has already sued PhoneTel over this same issue). All documentation evidencing payment and account reconcilations have been provided to LDDS' counsel, but he chooses to ignore it (he's just a collection attorney trying to collect a contingent fee). No suit has been filed at this time. The Sellers intend to vigorously defend this action if it is filed.

                                SCHEDULE 3.17(f)
                            TAX AUDITS AND INQUIRIES
                            ------------------------

                                      NONE

                                SCHEDULE 3.18(a)
                             ROYALTIES/LICENSE FEES
                             ----------------------

License Fees due to Intellicall, Inc. for use of Intelli*Star call processing boards in Intellicall pay telephones.

                                SCHEDULE 3.18(b)
                        RESTRICTIONS ON USE OF NAME POA
                        -------------------------------


In the jurisdictions in which POA has attempted to obtain qualification to do business as a foreign corporation, only the District of Columbia has refused to allow POA to conduct its business under the name "Payphones of America" or "Payphones of America, Inc."

                                SCHEDULE 3.20(a)
                                   INSURANCE
                                   ---------

Copies of all of PQA's insurance policies have been provided by POA to Buyers. For convenience, the policies are summarized below. All such policies have been issued by American States.

        1. Policy No. 01CE059478, General Commercial Liability Policy, $1 Million Aggregate Limit, Other Limitations and Deductibles as set forth in the Policy.

        2. Policy No. 01CE059478, Business Auto Coverage for Form Declarations, $500,000 Aggregate Liability Coverage (Missouri Vehicles), Other Limitations and Deductibles as set forth in the Policy.

        3. Policy No. 02BA390540, Common Policy Declarations (Auto Virginia), $500,000 Aggregate Liability Coverage, Other Limitations and Deductibles as set forth in the Policy.

        4. Policy No. 01CE059478, Common Policy Declarations (Auto Virginia), $500,000 Aggregate Liability Coverage, Other Limitations and Deductibles as set forth in the Policy.

        5. Policy No. 01CE059478, Commercial Policy Declaration, $1 Million Aggregate Limit, Other Limitations and Deductibles as set forth in the Policy.

        6. Policy No. 01WC781236-10, Workers' Compensation and Employer Liability Policy, Limits and Deductibles as set forth in the Policy.

                                SCHEDULE 3.20(b)
                       CLAIMS AGAINST INSURANCE POLICIES
                       ---------------------------------


Claim against General Liability Policy in Julie Bitzer v. Pay Phone of America, Inc., Case No. 95C3783, District Court of Wyandotte County, Kansas.

                                SCHEDULE 3.21(a)
                                LARGE SUPPLIERS
                                ---------------


                                    ATTACHED

                                SCHEDULE 3.21(b)
                   ADVERSE CHANGES IN CUSTOMER RELATIONSHIPS
                   -----------------------------------------

                               SEE SCHEDULE 3.14

                                SCHEDULE 3.22(a)
                               EXPRESS WARRANTIES
                               ------------------


                                      NONE

                                SCHEDULE 3.22(b)
                             WARRANTIES OBLIGATIONS
                             ----------------------



                                      NONE

                                 SCHEDULE 3.23
                             AFFILIATE TRANSACTIONS
                             ----------------------

1. From time to time Mr. Rojeski and Mr. Brinkmeier have made short term loans to POA.

2. Mr. Rojeski and Mr. Brinkmeier own 50% of LP1. Certain accounting and administrative functions have been handled in the past by POA for LP1 at no charge

3. LP2 was previously owned by Mr. Rojeski and Mr. Brinkmeier and was sold to POA in 1995.

4. POA has performed and will continue to perform certain accounting and administrative services for VisionComm, Inc. and pay certain operating expenses on behalf of VisionComm, Inc. In addition, POA provides and will continue to provide until the Closing installation and service of payphones installed pursuant to the Columbia/HCA contract at no cost to VisionComm. Inc.

                                  SCHEDULE 3.28
                          CONSENTS TO DEBT ASSUMPTIONS
                          ----------------------------

Equipment Leases between POA and Berthel Fisher & Company Leasing, Inc. which shall be provided at Closing.

All obligations set forth on EXHIBIT I must be paid at closing unless otherwise indicated thereon. Certain on these obligations have automatic acceleration provisions as a result of a change in control of POA.